   As Filed with the Securities and Exchange Commission on November 12, 1999

                                             Registration Statement No. 33-37802
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 10

                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                                CERES FUND, L.P.
             (Exact name of registrant as specified in its charter)

                                    TENNESSEE
                            (State of Incorporation)

                                      6799
            (Primary Standard Industrial Classification Code Number)

                                   62-1444129
                      (IRS Employer Identification Number)

                 889 Ridge Lake Blvd., Memphis, Tennessee 38120
                                 (901) 766-4590
          (Address, including zip code, and telephone number, including area code, of registrant's principal offices)

                              Frank L. Watson, Jr.
                          Randell Commodity Corporation
                              889 Ridge Lake Blvd.
                            Memphis, Tennessee 38120
                                 (901) 766-4590
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------

                                   Copies to:

                              FRANK L. WATSON, JR.

                                  MARTY MORGAN


                       Baker, Donelson, Bearman & Caldwell
                         2000 First Tennessee Bank Bldg.
                            Memphis, Tennessee 38103
                                 (901) 526-2000

                               ------------------


                               September 30, 1999

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

                                       [X]



         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                CERES FUND, L.P.

                                     100,000
                      UNITS OF LIMITED PARTNERSHIP INTEREST

This prospectus of Ceres Fund, L.P. amends and restates our previous prospectus dated May 30, 1998.

THE OFFERING

The Partnership engages in speculative trading of commodity futures contracts, forward contracts, commodity options and other interests in commodities, including futures contracts and options on financial instruments, physical commodities and stock indices on organized exchanges in the U.S. and abroad.

You may purchase units of interest in the Partnership at their net asset value, plus a selling commission equal to four percent of the amount purchased. As of September 30, 1999, the Partnership's net asset value per unit was $154.3598. The minimum investment is $2,000.00, plus a four percent selling commission. The selling agents will use their best efforts to sell the units offered.

THE RISKS

BEFORE YOU DECIDE WHETHER TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER "THE RISKS YOU FACE" BEGINNING ON PAGE 4.

- You could lose all or substantially all of your investment in the Partnership.

- The Partnership is speculative and leveraged. Performance can be volatile.

- The use of a single trading advisor applying a limited number of generally similar trading programs could mean lack of diversification and, consequently, higher risk.

- Trading profits and interest income must be high enough to offset substantial expenses.

- There is no secondary market for the units. Redemptions are limited and may result in redemption charges.

- The Partnership trades to a substantial degree on non-U.S. markets that are not subject to the same degree of regulation as U.S. markets.

- We encourage you to discuss a possible investment with your individual financial, legal and tax advisors.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL, NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.


                          RANDELL COMMODITY CORPORATION
                            MANAGING GENERAL PARTNER


                               September 30, 1999

                                    PART ONE
                               DISCLOSURE DOCUMENT


                            RISK DISCLOSURE STATEMENT

         YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

         FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL ON PAGE 13 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, ON PAGE 18.

         THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING THE DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING ON PAGE 4.

         YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS THAT OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                                TABLE OF CONTENTS
                                    PART ONE
                               DISCLOSURE DOCUMENT

                                                                                                                    Page
                                                                                                                    ----
RISK DISCLOSURE STATEMENT.............................................................................................ii
SUMMARY OF THE PROSPECTUS..............................................................................................1
THE RISKS YOU FACE.....................................................................................................4
FACTORS THAT MAY AFFECT YOUR DECISION TO INVEST........................................................................9
CONFLICTS OF INTEREST..................................................................................................9
DESCRIPTION OF CHARGES TO THE PARTNERSHIP AND PARTNERS................................................................12
BUSINESS OF THE PARTNERSHIP...........................................................................................17
USE OF PROCEEDS.......................................................................................................17
CAPITALIZATION........................................................................................................18
DISTRIBUTIONS TO PARTNERS.............................................................................................18
GENERAL PARTNERS......................................................................................................18
PAST PERFORMANCE OF THE PARTNERSHIP...................................................................................20
CAPSULE PERFORMANCE OF CERES FUND, L.P................................................................................21
FUTURES COMMISSION MERCHANT...........................................................................................22
TRADING APPROACH......................................................................................................23
TRADING POLICIES......................................................................................................25
ADJUSTED ASSET VALUE AND NET ASSET VALUE..............................................................................26
REDEMPTIONS...........................................................................................................28
ALLOCATION OF PROFITS AND LOSSES......................................................................................29
CERTAIN FEDERAL INCOME TAX ASPECTS....................................................................................31
PLAN OF DISTRIBUTION..................................................................................................36
LEGAL MATTERS.........................................................................................................36
EXPERTS  .............................................................................................................37
ADDITIONAL INFORMATION................................................................................................37

Financial Statements of the Partnership as of December 31, 1998 and 1997, and results of its operations and its cash flows for each of the years in the three year period ended December 31, 1998..........F-1

Unaudited Financial Statements of the Partnership as of September 30, 1999..........................................F-20

Balance Sheets of Randell Commodity Corporation as of December 31, 1998 and 1997....................................F-24

Balance Sheet of RanDelta Capital Partners, L.P. as of December 31, 1998 and 1997...................................F-32


                                                        PART TWO
                                           STATEMENT OF ADDITIONAL INFORMATION
COMMODITY FUTURES MARKETS..............................................................................................1
THE PARTNERSHIP AGREEMENT..............................................................................................5
PURCHASES BY EMPLOYEE BENEFIT PLANS....................................................................................9
GLOSSARY OF CERTAIN TERMS AND DEFINITIONS.............................................................................11


      Exhibit A - Agreement of Limited Partnership
      Exhibit B - Form of Request for Redemption
      Exhibit C - Subscription Documents (included under separate cover)

                           SUMMARY OF THE PROSPECTUS

         This summary highlights certain important information contained in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in the Partnership. To understand this offering fully, you should read the entire prospectus carefully, including "The Risks You Face" and the financial statements and related notes.

GENERAL

         Ceres Fund, L.P. is a Tennessee limited partnership that engages in speculative trading in a wide range of U.S. and international futures and forward markets. Our portfolio consists of both agricultural and financial futures, with an emphasis on agricultural commodities. Randell Commodity Corporation, our managing general partner and trading advisor, seeks to achieve substantial capital appreciation by using a combination of fundamental and technical approaches to identify major movements in a particular commodity or group of commodities. Registered commodity representatives who specialize in a single commodity or commodity complex will aid Randell in making these identifications. Randell will also use its proprietary money management and trading systems in managing risk and selecting trades.

         Through an investment in the Partnership, you will have the opportunity to participate in markets not typically represented in an individual investor's portfolio and the potential to profit from rising as well as falling prices. The success of our trading is not dependent upon favorable economic conditions, national or international. Indeed, periods of economic uncertainty can augment the profit potential of the Partnership by increasing the likelihood of significant movements in commodity prices, the exchange rates among various countries, world stock prices and interest rates.

IS THE PARTNERSHIP A SUITABLE INVESTMENT FOR YOU?

         An investment in the Partnership is speculative and involves a high degree of risk. Ceres Fund is not a complete investment program. Rather, it offers a diversification opportunity for an investor's entire investment portfolio. An investment in the Partnership should make up only a limited portion of an investor's portfolio. You should invest in the Partnership only if you have no need for liquidity with respect to this investment and if you have sufficient net worth to sustain a loss of your entire investment.

         You must, at a minimum, have:

         1. a net worth (exclusive of home, furnishings and automobiles) of at least $150,000, OR

         2. (a) a net worth of at least $45,000 (exclusive of home, furnishings and automobiles) AND

                  (b) actual gross income for 1998 and projected gross income for each of 1999 and 2000 of at least $45,000.

         A number of jurisdictions in which the Partnership will offer units impose higher minimum suitability standards on prospective investors. These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards does not mean that an investment in the Partnership is suitable for you.

THE UNITS

         We have registered a maximum of 100,000 units of limited partnership interest, which will be continuously offered for sale to the public. As of September 30, 1999, we had 32,121.1300 units outstanding. Under certain conditions, Randell Commodity Corporation may increase the number of units to 500,000 and make additional public or private offerings of units.

         We are offering and selling the units on a best efforts basis through selling agents who are members of the National Association of Securities Dealers. We will continue to sell units valued as of the beginning of each month at the then current average net asset value per unit, plus a selling commission of 4% of the subscription amount, until the maximum number of units offered have been sold. Fractional units will be issued.

USE OF PROCEEDS

         The Partnership will deposit the net proceeds of this offering in the partnership's commodity trading account with Refco, to be used for trading in futures contracts and other futures interests.

THE PARTNERSHIP

         The Partnership was organized as a limited partnership under the laws of the State of Tennessee on September 19, 1990. The Partnership is located at 889 Ridge Lake Blvd., Memphis, Tennessee 38120, telephone 901/766-4590. The Partnership continuously offers units of partnership interest. Upon investing in the Partnership, you will become one of the Partnership's limited partners.

KEY PARTICIPANTS IN THE PARTNERSHIP

                  Participant                                                   Role(s) Played
                  -----------                                                   --------------
         Randell Commodity Corporation,                                   Managing General Partner
                  a Tennessee corporation                                 Commodity Pool Operator
                                                                          Trading Advisor

         RanDelta Capital Partners, L.P.,                                 Financial General Partner
                  a Tennessee limited partnership

         Refco, Inc.                                                      Futures Commission Merchant


         Randell Commodity Corporation has been a commodity pool operator since 1983 and a commodity trading advisor since 1984. Frank L. Watson, Jr., Randell's chairman, will make all trading decisions for the Partnership.

         Refco, Inc. will provide various clearing and execution services to the Partnership at the direction of Randell Commodity Corporation. Refco is a registered futures commission merchant and one of the largest commodity brokers in the world.

BREAK EVEN POINT

         In order for an investor to "break even" on an initial investment of $2,000 in the first year of trading, the Partnership must earn $704 per unit, or 35.2%, provided that no redemption charge applies.

DISTRIBUTIONS

         Randell Commodity Corporation will have sole discretion to decide whether the Partnership will distribute its profits, if any. Randell intends to make distributions only if the Partnership realizes substantial profits and only if the average net asset value per unit is at least $100 after the distribution. Randell does intend, however, to make annual cash distributions to each of its investors in amounts that will approximate that investor's tax liability for Partnership income for the fiscal year immediately preceding the distribution. Each investor must include his share of profits in income for tax purposes regardless of whether any distributions are made.


REDEMPTION OF UNITS

         You may not redeem your units during the first six months after you purchase them. After the end of the sixth month, you may redeem your units at their net asset value per unit as of the end of any calendar quarter upon 10 days' prior written notice to Randell Commodity Corporation. You must pay a redemption fee if you choose to redeem your units before the end of the twelfth month after you purchase them.

STOP LOSS PROVISION

         If the average net asset value per unit falls to 50% or less of the highest average net asset value at which any investor has purchased units (adjusted for all distributions), Randell Commodity Corporation will liquidate all open positions as expeditiously as possible, suspend trading and set a special redemption date. Investors will then have the opportunity to withdraw or remain in the Partnership. The Partnership Agreement contains further conditions applicable to special redemptions.

RISKS

         Futures, forwards and options trading is speculative, volatile and highly leveraged. An investment in the Partnership involves substantial risks, including the risk of loss of your entire investment (including any profits, whether or not distributed). Please read carefully "The Risks You Face" beginning on page 4.

                               THE RISKS YOU FACE

         The Partnership will engage in the high risk business of commodity futures trading. You should consider the risk factors described in the Risk Disclosure Statement on page iii and the following risks before deciding to invest in the Partnership:

INDUSTRY RISKS

         COMMODITY FUTURES TRADING IS VOLATILE. A principal risk in commodity futures trading is the traditional rapid fluctuation in the market prices of commodities. Price movements of commodity futures may occur because of:

         -        changing supply and demand relationships;
         -        weather;
         - agricultural, trade, fiscal, monetary and exchange control programs and policies of governments;
         - national and international political and economic events and policies; and
         -        changes in interest rates.

Any of these factors, alone or in combination with one another, may cause a high degree of price variability. Occasional rapid or substantial price changes may cause you to lose all or most of your investment in the Partnership.

         The varying rates of return earned by the Partnership over the past five years highlight the volatility associated with commodities futures trading. Further, past performance is not necessarily indicative of future performance. In May 1994, Randell Commodity Corporation became the sole trading advisor for the Partnership. Prior to May 1994, Randell Commodity Corporation and Delta International, Inc. acted as co-trading advisors to the Partnership. You should not assume that trading decisions made by Randell Commodity Corporation in the future will avoid substantial losses, be more profitable or result in performance for the Partnership comparable to its past performance.

         In a single advisor fund such as the Partnership, one trading advisor makes all of the trading decisions. You should understand that many commodity pools are structured as multi-advisor funds in order to attempt to control risk and reduce volatility by combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. Non-correlation means that there is not a statistically valid relationship, either positive or negative, among the past performances of the advisors of a particular commodity pool. As a single advisor fund, the Partnership may have a greater profit potential than a multi-advisor fund, but it may also have increased performance volatility and a higher risk of loss.

         THE PARTNERSHIP IS HIGHLY LEVERAGED. In order to enter into a futures or forward contract position, the Partnership must deposit margin funds with a futures broker equal to only a small percentage of the total value of the contract. The amount of margin funds necessary on a particular trade typically ranges from about 4% to 10% of the total value of the contract. This produces an extremely high degree of leverage. As a result, a relatively small price movement in the commodities futures may result in immediate and substantial losses to the investor, and any purchase or sale of commodity futures contracts may result in losses in excess of the amount of margin deposits required. The Partnership may lose more than its initial margin deposit on a trade, but you will not be subject to losses in excess of your investment in the Partnership plus profits, if any (including distributions and, in certain circumstances, amounts received upon redemption of units), together with interest thereon. The margin to equity ratio of the Partnership is approximately 30%, which is greater than most commodity pools. The greater the Partnership's margin to equity ratio, the greater the volatility in the Partnership's net asset value and, consequently, the greater your potential losses may be.

         ILLIQUIDITY OF COMMODITY FUTURES TRADING. Commodity exchanges limit fluctuations in commodity futures contract prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." Daily limits prevent any trades from being made at prices outside of the daily limit during a single trading day. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, the Partnership will be unable to either take or liquidate positions in the commodity unless traders are willing to effect trades at or within the daily limit. Commodity futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Partnership from promptly liquidating unfavorable positions and subject the Partnership to substantial losses.

         FORWARD CONTRACTS ARE NOT REGULATED. The Commodity Futures Trading Commission, or CFTC, does not regulate trading in forward contracts. Such contracts are not traded on or guaranteed by an exchange or its clearing house. Rather, banks and dealers act as principals in the forward contract markets. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. If we trade in forward contracts, we will be subject to the failure, inability or refusal to perform a forward contract by a counter-party to that forward contract. The default of a party with which we had entered into a forward contract would deprive us of any profit potential or force us to cover our commitments for resale, if any, at the market price then current.

         OPTIONS. Each option on a commodity futures contract or physical commodity is a right, purchased for a certain price, to either buy or sell a commodity futures contract or physical commodity during a certain period of time for a fixed price. Although successful commodity options trading requires many of the same skills as does successful commodity futures trading, the risks involved are somewhat different. For example, if we buy an option (either to sell or purchase a futures contract or commodity), we will pay a "premium" representing the market value of the option. Unless the price of the futures contract or commodity underlying the option changes and it becomes profitable to exercise or offset the option before it expires, we may lose the entire amount of such premium. Conversely, if we sell an option either to sell or purchase a futures contract or commodity, we will be credited with the premium but will have to deposit margin due to our contingent liability to take or deliver the futures contract or commodity underlying the option in the event the option is exercised. Sellers of options are subject to the entire loss which occurs in the underlying futures position or underlying commodity (less any premium received).

RISKS RELATING TO THE PARTNERSHIP AND THE OFFERING OF UNITS

         GENERAL PARTNERS' FINANCIAL CONDITION. The General Partners' net worth does not significantly affect the Partnership's ability to meet its obligations (because such obligations will typically be substantially larger than such net worth). The General Partners' net worth, however, is a significant consideration because it affects their ability to continue to act as General Partners. The General Partners and their principals will devote only so much of their time to the affairs of the Partnership as they in their sole discretion deem necessary. In addition, the General Partners intend to become the General Partners in other commodity pool limited partnerships. If the General Partners were unable to continue their operations, it would be necessary for the Partnership to find a substitute general partner and/or trading advisor in order to continue the Partnership's operations.

         SUBSTANTIAL CHARGES TO THE PARTNERSHIP. The Partnership is obligated to allocate and pay to the General Partners:

         - a monthly management allocation equal to 1/3 of 1% (4% annually) of the adjusted asset value of the Partnership attributable to units held by investors;
         - a quarterly incentive allocation equal to 15% of net new appreciation attributable to units held by investors;
         -        brokerage commissions; and
         - other charges (including, legal, accounting, auditing, postage, communication expenses and other extraordinary expenses), estimated to amount to 1.5% of the Partnership's net assets per year.

The Partnership must make these payments regardless of whether it realizes any profits. In the absence of substantial trading profits, these payments may quickly deplete Partnership assets.

         BROKERAGE COMMISSIONS. Employment of the trading systems described under "Trading Approaches" may result in active trading during periods of high volatility and erratic markets. Brokerage commissions may cause depletion of the Partnership's net asset value. Depending on the volume of trading and market conditions, brokerage commissions could be as much as average net asset value. For example, if the Partnership were averaging brokerage commissions equal to 50% of net asset value and suffered a 50% loss in a given period of time, the brokerage commissions could, accordingly, equal 100% of such net asset value.

         POSSIBLE CLAIM AGAINST INVESTORS. If the assets of the Partnership and the General Partners are insufficient to pay the obligations of the Partnership, the Partnership may have a claim against you as an investor for the repayment of any cash distributions you received (including distributions made on redemption of units), with interest, but only to the extent that such obligations arose before the distributions.

         INVESTORS WILL NOT PARTICIPATE IN MANAGEMENT. As an investor, you will not be entitled to participate in the management of the Partnership or the conduct of its business.

         LIMITED ABILITY TO LIQUIDATE INVESTMENT IN UNITS. Investors may not transfer their units except in accordance with the Partnership Agreement. No market exists for the sale of units, and none is likely to develop. In addition, a transferee of a unit can only become a substituted limited partner with the consent of Randell Commodity Corporation.

         While the units have redemption rights, there are restrictions on those rights, and an investor seeking to redeem his units may have to pay a fee in connection with the redemption. An investor must give Randall Commodity Corporation ten days' written notice of his desire to redeem his units, and redemptions can take place only as of the last day of a calendar quarter. Other restrictions may apply as well.

         POSSIBLE EFFECT OF REDEMPTIONS ON UNIT VALUES. Because a request for redemption, to be effective, must be submitted at least 10 days prior to the end of the calendar quarter for which redemption is sought, the net asset value at which the unit is redeemed could decrease significantly, as well as increase, between the date on which the request is submitted and the date redemption occurs. If the Partnership received a large number of redemption requests at one time, it might have to liquidate positions to satisfy the requests. Such a forced liquidation could adversely affect the Partnership and consequently your investment.

         CONFLICTS OF INTEREST. Conflicts of interest exist in the structure and operation of the Partnership's business. For example, Randell Commodity Corporation acts as both a general partner and as sole trading advisor of the Partnership. It is unlikely, therefore, that the Partnership would terminate Randell's advisory contract. In addition, no fully independent third party is connected with this offering or the conduct of the business of the Partnership who or which might be in a position to affect the Partnership's conduct. Furthermore, Refco, Inc. is acting as the futures commission merchant of the Partnership, while an affiliate of Refco is the sole limited partner in RanDelta Partners, L.P., the Partnership's financial general partner. This affiliate of Refco has also provided the assets necessary to enable RanDelta to act as financial general partner. Selling agents may also be reluctant to recommend redemption of an investor's units since they receive a portion of the brokerage commissions paid by the Partnership to the futures commission merchant if their clients do not redeem units in the Partnership.

         THE PARTNERSHIP IS NOT A REGULATED INVESTMENT COMPANY. Although the Partnership and Randell Commodity Corporation are subject to regulation by the CFTC, the Partnership is not an investment company subject to the Investment Company Act of 1940. Accordingly, investors do not have the protections afforded by that act which, for example, require investment companies to have a majority of disinterested directors and which regulate the relationship between the advisor and the investment company. A determination that the Partnership be required to register as an investment company under the Investment Company Act of 1940 could have serious adverse consequences for the Partnership, Randell Commodity Corporation and the investors, including termination of the Partnership.

         YEAR 2000 ISSUES. The Year 2000 issue arises from the fact that many existing computer programs use only two digits to identify a year on the computer's date field. These programs were designed without considering the impact of the upcoming change in the century. If not corrected, computer applications could fail or create inaccurate results by or at the Year 2000. Failure to correct the Year 2000 problem could disrupt the operations of the Partnership and Randell Commodity Corporation, as well a the national and international commodities futures exchanges.

         The Partnership relies on the General Partners to provide the Partnership with certain calculations and reports, so if the Year 2000 issue is material to the General Partners, then it may impact the Partnership. However, the Partnership believes that the Year 2000 problem will not materially affect the General Partners. The General Partners generally use "off-the-shelf" administration software, and the vendors of this software have advised the General Partners that it is Year 2000 compliant. In addition, the Partnership utilizes computer systems and applications maintained by its commodity broker for trading activities and record keeping. The operators of these systems have advised the General Partners that conversion and implementation activities for mission critical systems are in process of being implemented and tested. Neither the software replacement nor the compliance review is expected to be material or to yield noncompliance issues that are material.

RISKS RELATING TO THE TRADING ADVISOR AND THE TRADING APPROACH

         TRADING DECISIONS BASED ON FUNDAMENTAL AND TECHNICAL ANALYSIS. Randell Commodity Corporation will make trading decisions on behalf of the Partnership primarily on the basis of "fundamental" market analysis, with attention given to technical analysis and strategies as well. Fundamental market analysis examines external factors such as:

         -        government policies,
         -        national and international political and economic events, and
         -        changing crop prospects and similar factors.

Any of these factors may affect the supply and demand for a particular commodity. Randell studies these factors to help it anticipate future prices.

         Technical analysis is based on the theory that a study of the markets themselves will provide sufficient information for the anticipation of future prices. Technical analysis involves the study of:

         -        price levels and movements,
         -        volume level, and
         -        open-interest figures.

The study of these items using charts, computer assistance and other statistical methods helps trading advisors to distinguish market patterns and trends based primarily upon price behavior within the market itself. Technical analysis is helpful in determining the timing of position taking and the appropriate moment to enter or exit a particular market. It may, however, be unable to help trading advisors respond to fundamental changes until after their impact has ceased to influence the market. While trading advisors generally utilize computer programs in conducting technical analysis, the use of computer programs in developing, operating or assisting a trading system does not assure the success of the trading method. Randell Commodity Corporation will utilize its own and others' computer programs in its technical analysis as well as other technical services such as charts and index calculations. Randell will, however, exercise a significant degree of discretion over our trading strategies.

         The profitability of diversified technical and fundamental trading systems depends upon major price moves or trends in some commodities. In the past, there have been periods without major price moves or trends, and presumably such periods will continue to occur. The best trading systems will not be profitable if there are no major price moves or trends of the kind the systems seek to identify. We can give you no assurance that Randell will be successful in executing our trading strategy.

         POSSIBLE EFFECTS OF TREND-FOLLOWING SYSTEMS. It is estimated that over half of all managed futures trading advisors rely primarily on trend-following systems. If many traders follow very similar systems, bunching of buy and sell orders can occur. It may become more difficult for us to implement our trading strategy if these other trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate futures or forward positions or otherwise alter trading patterns.

         SPECULATIVE POSITION LIMITS MAY ALTER THE PARTNERSHIP'S TRADING DECISIONS. The CFTC and commodity exchanges have established limits on the maximum net long or net short positions which any person may hold or control in particular commodities, and some commodity exchanges have established limits on the maximum number of contracts which any person may trade on a particular trading day. In addition, the CFTC requires contract markets to set speculation position limits on all futures contracts. All accounts managed by our General Partners, including the Partnership's account, are combined for position and trading limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, such limits could cause a modification of Randell's trading decisions or force liquidation of some futures positions.

         RANDELL COMMODITY CORPORATION. Randell Commodity Corporation, acting as the trading advisor, will make the trading decisions for the Partnership. If Randell were unable to continue its operations or were removed as a general partner of the Partnership, it would be necessary for us to find a substitute trading advisor in order to continue our operations.

         TRADING ON FOREIGN EXCHANGES AND CURRENCY EXCHANGE RATE FLUCTUATIONS. Randell Commodity Corporation may trade on foreign exchanges and other markets located outside of the U.S. on our behalf. There is no limit to the percentage of our assets which may be committed to trading on foreign markets. Foreign trading involves risks, including exchange-rate exposure, possible governmental intervention and lack of regulation, which U.S. trading does not. The rights of clients in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of a U.S. market or broker.

         Furthermore, we will determine net asset value per unit in United States dollars. In making trades on foreign markets, therefore, we will be subject to the risk of fluctuation in the exchange rate between the local currency and dollars and to the possibility of exchange controls. Fluctuations in exchange rates could eliminate any profits which we might realize in such trading. We could even incur losses as a result of any such changes.

         NEW FUTURES AND OPTIONS CONTRACTS. The Partnership may trade only those futures and options on futures contracts designated or approved for trading by the CFTC. Periodically, the CFTC may approve and designate additional futures and options contracts. If Randell Commodity Corporation determines that it may be advantageous to trade in such new futures and options contracts, it may do so. The markets in new futures and options contracts historically have been both illiquid and highly volatile for some period of time after trading begins. This presents both significant profit potential and a corresponding high risk potential for any such contracts that the Partnership trades.

TAX RISKS

         POSSIBILITY OF TAXATION AS A CORPORATION. The tax consequences of an investment in the Partnership are dependent upon the Partnership being characterized as a partnership for federal income tax purposes and not as an association taxable as a corporation. The Partnership has not obtained and does not plan to seek a ruling from the Internal Revenue Service as to its classification for tax purposes, or with respect to any of the tax consequences of participating in the partnership. If the Service determines that the Partnership is an association taxable as a "corporation," there would be severe adverse tax consequences to the investors.

         INVESTORS ARE TAXED BASED ON THEIR SHARE OF PROFITS. Investors are taxed each year on their share of the Partnership's profits, if any, regardless of whether they redeem any units or receive any cash distributions from the Partnership. The Partnership is not required to distribute profits.

         DEDUCTIBILITY OF MANAGEMENT AND INCENTIVE ALLOCATIONS AND BROKERAGE FEES. The General Partners do not intend to treat the management and incentive allocations payable to the General Partners as "investment advisory fees." Upon audit, however, the Internal Revenue Service may require such treatment, which would likely increase an investor's tax liability. In addition, the Internal Revenue Service may compel the Partnership to treat a portion of the brokerage fees it pays to Refco as non-deductible syndication costs. Again, such treatment would probably increase an investor's tax liability.

         POSSIBILITY OF TAX AUDIT. The Internal Revenue Service may audit the Partnership's tax returns, possibly causing adjustments to the returns. If an audit results in an adjustment, investors may have to file amended returns (which may themselves also be audited) and to pay additional taxes plus interest and penalties.

THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN THIS OFFERING. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS BEFORE DETERMINING TO PURCHASE UNITS AND SHOULD SEEK ADVICE FROM QUALIFIED INDEPENDENT COUNSEL.

                 FACTORS THAT MAY AFFECT YOUR DECISION TO INVEST

         As an investor in the Partnership, you will enjoy advantages which would be unavailable to you if you were to engage directly in commodity transactions. Among these are the following:

         LIMITED LIABILITY. Unlike individual investors engaging in speculative commodity trading for their own account, investors in the Partnership cannot lose more than the amount of their investment (plus profits, distributions and interest) and will not personally be subject to margin calls.

         INVESTMENT DIVERSIFICATION. An investor who is not prepared to spend substantial time trading commodity futures contracts may, nevertheless, participate in these markets through the Partnership, thereby obtaining diversification in his investment portfolio. The profit potential of the Partnership does not depend upon favorable general economic conditions, and it is as likely to be profitable during periods of declining stock, bond and real estate markets as at any other time. Conversely, it may be unprofitable or profitable during periods of generally favorable economic conditions.

         TRADING MANAGEMENT. Trading decisions will be made for the Partnership by Randell Commodity Corporation. Randell is a commodity trading advisor registered with the CFTC and the National Futures Association, or NFA. Randell will manage the Partnership's investments as described in this prospectus.

         INTEREST EARNED. The Partnership's assets will earn interest from Refco on 100% of the average daily equity maintained in cash in the Partnership's trading account at a rate equal to 80% of the average yield on thirteen week U.S. Treasury Bills issued during each month. An individual trader generally would not receive any interest on the funds in his commodity account unless he committed substantially more than the minimum investment in the Partnership.

         INDEPENDENCE OF TRADING ADVISOR FROM BROKER. Randell Commodity Corporation will receive the management and incentive allocations from the Partnership and will not participate in brokerage commissions on the Partnership account. Refco, as the Partnership's futures commission merchant, charges commissions but has no authority to make trading decisions and executes trades only at the direction of Randell Commodity Corporation. Refco will not participate in management or incentive allocations.


                              CONFLICTS OF INTEREST

         Prospective investors should consider the conflicts of interest that may be inherent in the following relationships:

         ACCOUNTS OF AFFILIATES OF REFCO. The officers, directors, employees and associated persons of Refco trade in commodity futures contracts for their own accounts. You will not be able to inspect the results of any such trading. In addition, Refco is a registered futures commission merchant and executes transactions in commodity futures contracts for its customers. Thus, it is possible that Refco could execute transactions for the Partnership in which the other parties to the transactions are its officers, directors, employees or customers. Such persons might also compete with the Partnership in making purchases or sales of contracts without knowing that the Partnership is also bidding on such contracts.

         THE SELLING AGENTS. Pursuant to the Selling Agreement among the Partnership, the General Partners and each of the selling agents, the Partnership will pay commissions for the sale of units to those selling agents who are registered or exempt from registration as futures commission merchants or introducing brokers under the Commodity Exchange Act, or CEA. Independent introducing brokers may introduce investors to the Partnership. Selling agents who are appropriately registered or exempt from registration as futures commission merchants, introducing brokers or associated persons will receive continuing ("trail") commissions from Refco for continuing services related to the purchase of units so long as those units remain issued and outstanding. Selling agents may have a conflict of interest in advising investors as to whether they should redeem units because of the agents' desire to continue receiving trail commissions.

         OTHER ACTIVITIES AND ACCOUNTS OF THE GENERAL PARTNERS AND THEIR AFFILIATES. Randell Commodity Corporation trades, and its officers, directors, employees and affiliates trade, in commodity futures contracts for their own accounts and for the accounts of other customers. Investors in the Partnership will not be able to inspect the records of such trading. The performance history of Randell Commodity Corporation and its parent, Randell Corporation, however, will be available through filings made with the CFTC. All of the positions held by all accounts managed by Randell Commodity Corporation will be aggregated with positions held by the Partnership for purposes of determining compliance with position limits. As a result, the Partnership might not be able to enter into or maintain certain positions if such positions, when added to the positions held by such other accounts, would exceed applicable limits. If Randell Commodity Corporation must revise its trading orders as a result of the application of speculative position limits, it is required to modify such orders in a manner which will not substantially disproportionately affect the Partnership as compared with Randell Commodity Corporation's other accounts. In addition, Randell Commodity Corporation represents that it will not knowingly or deliberately use trading strategies for the Partnership that are inferior to those used for any other client or account nor to favor any other account over the Partnership in any way. Randell Commodity Corporation may, however, utilize different strategies or trading methods for its different accounts due to their size, type or other factors.

         MANAGEMENT OF OTHER POOLS AND ACCOUNTS. The General Partners and Refco may establish, sponsor, or be affiliated with other commodity pools that may engage in the same or similar business as the Partnership. Randell Commodity Corporation presently acts as the general partner of one other limited partnership which is a commodity pool.

         Although its fiduciary responsibility prohibits Randell Commodity Corporation from knowingly favoring any account it manages over any other, the performance of the Partnership could be materially different from other accounts of Randell Commodity Corporation because of size, diversification, or special emphasis of some accounts in certain specific commodities. Furthermore, the performance of the Partnership could be adversely affected by the manner in which Randell Commodity Corporation enters particular orders for all such trading accounts since orders for the same commodity are filled in the order they are received at the particular trading floor. To the extent permitted by applicable regulations, Randell Commodity Corporation may use "block orders" in effecting trades, with a view to diminishing the effect of any such potential conflict.

         TRADING SYSTEMS OF RANDELL COMMODITY CORPORATION AND REFCO. Neither the Partnership nor any investor will acquire any interest in any trading systems or information developed by any third party, the General Partners or Refco, or any officer, director, employee, shareholder or associated person thereof solely by virtue of his status as an investor in the Partnership. Similarly, neither the Partnership nor any investor will acquire any interest in the General Partners, Refco, or any other corporation or partnership in which any officer, director, employee, shareholder or affiliated person of any of them has a beneficial interest solely by virtue of its status as the Partnership or his status as an investor of the Partnership.

         BROKERAGE CHARGES. Randell Commodity Corporation believes that the arrangements between the Partnership and Refco are consistent with the arrangements similar commodity pools have entered into with other futures commission merchants and therefore are fair to the Partnership. Randell Commodity Corporation will review, at least annually, the brokerage commission rates charged comparable commodity pools by major futures commission merchants to determine that the commission rates paid by the Partnership are fair, consistent and competitive with such other rates. Certain customers of Refco, including accounts owned or managed by Randell Corporation, the parent of Randell Commodity Corporation, pay, and will continue to pay, commissions at rates both substantially less and substantially more than those that the Partnership paid. The Partnership Agreement (to which each investor will be a party) and the subscription agreement executed by each investor approve the execution and delivery by the Partnership of the Customer Agreement between Refco and the Partnership and authorize the payment to Refco by the Partnership of brokerage fees at the rates provided for in the Customer Agreement. An affiliate of Refco is the sole limited partner of RanDelta Capital Partners, L.P. and has provided the assets necessary to enable RanDelta to act as the Partnership's financial general partner. Randell Commodity Corporation is the general partner of RanDelta. Therefore, the General Partners of the Partnership may be reluctant to terminate Refco as the Partnership's futures commission merchant. In addition, while neither the General Partners nor the Partnership are affiliated with Refco, the affiliation of the sole limited partner of RanDelta to Refco and the other relationships described in this prospectus may create an incentive for Randell Commodity Corporation to actively trade the Partnership's account in order to generate brokerage commissions for Refco. However, as a limited partner, the sole limited partner of RanDelta does not have the authority to participate in the management and control of or to render management or investment advice to RanDelta. Furthermore, while the potential for such a conflict of interest exists, there is a disincentive for Randell Commodity Corporation to generate excessive brokerage commissions since its own compensation from the Partnership would be adversely affected.

         ARRANGEMENTS WITH FUTURES COMMISSION MERCHANT AND OTHERS. Randell Commodity Corporation has in the past sold to its principals and/or associated persons a variety of technical and other commodity market information. Some of the data utilized by Randell Commodity Corporation concerning commodity accounts managed by it is maintained on and provided from computer equipment owned by Refco. Randell Commodity Corporation currently subleases office space from Sparks Companies, Inc. and has offices adjacent to Sparks in Memphis and utilizes the commodity research services and other research capabilities provided by Sparks. Also, Randell Commodity Corporation and its principals participate in investments in other ventures with persons associated with Refco; they have had personal and business relationships with such persons over a period of 15 years. However, no officer, director, employee or associated person of Refco has any direct or indirect interest in Randell Commodity Corporation or its income or profits and no officer, director or employee of Randell Commodity Corporation has any interest, direct or indirect, in Refco. An affiliate of Refco is the sole limited partner in RanDelta Capital Partners, L.P. and has provided the assets necessary to enable that RanDelta to act as financial general partner in the Partnership; therefore, the General Partners of the Partnership may be reluctant to terminate the Partnership's relationship with Refco.

         COMPENSATION OF THE GENERAL PARTNERS. Because Randell Commodity Corporation manages the Partnership and is its trading advisor, it has a disincentive to replace itself if it performs poorly for the Partnership. Randell Commodity Corporation is also a general partner in RanDelta Capital Partners, L.P., the Partnership's other General Partner. In addition, the terms of the General Partners' compensation have not been set by arm's-length bargaining. The General Partners' compensation, however, decreases if the Partnership performs poorly. In addition, the General Partners have a legal fiduciary responsibility to the Partnership to exercise good faith and fairness in all dealings affecting the Partnership. This is a rapidly developing and changing area of the law, and you should consult your counsel about any questions concerning the responsibilities of the General Partners. In the event that an investor believes that the General Partners have violated their responsibility, such investor may seek legal relief for himself and all other similarly situated investors or on behalf of the Partnership under applicable laws, including partnership and securities laws, to recover damages from or to require an accounting by the General Partners. In addition, an investor may institute legal proceedings or initiate reparation proceedings before a CFTC administrative law judge against the General Partners or Refco for violations of the anti-fraud and other provisions of the CEA.

         INDEPENDENCE OF COUNSEL. The Partnership, its General Partners and the Memphis branch of Refco are all represented by a single law firm. To the extent that the Partnership and this offering would benefit by further independent review, such a benefit will not be available in this offering. There is also an absence of arm's-length negotiation with respect to the terms of this offering. No other party will provide fully independent review of this offering or the conduct of the Partnership's business.

         OTHER RELATIONSHIPS. The sole shareholder of the parent of Randell Commodity Corporation, Frank Watson, Jr., is a partner in the law firm which is counsel to the Partnership, the General Partners, the Memphis branch of Refco, the affiliate of Refco which is the sole limited partner in RanDelta Capital Partner, L.P., and the commodity broker. The General Partners and Refco receive compensation from the Partnership in various forms as described in this prospectus. There are no other relationships among the General Partners, Refco or any principal of them which may result in any conflict of interest.

             DESCRIPTION OF CHARGES TO THE PARTNERSHIP AND PARTNERS

         The Partnership will be subject, directly or indirectly, to the substantial charges summarized in this table and described in greater detail below.


                               Form of                                  Amount of
Recipient                      Compensation                             Compensation
---------                      ------------                             ------------
The General Partners           Monthly Management Fee                   1/3 of 1% per month of adjusted asset value
                                                                        attributable to units held by investors (4%
                                                                        annual rate).

                               Quarterly Incentive Fee                  15% of any new trading gains attributable to
                                                                        units held by investors.

                               Redemption Charges                       Investors must pay redemption fees on all units
                                                                        redeemed on or prior to the end of the sixth,
                                                                        ninth and twelfth months after the purchase of
                                                                        those units.

Refco, Inc.                    Brokerage Commissions                    $32.50 per roundturn, estimated to amount to
                                                                        30% of the Partnership's average net asset
                                                                        value, determined annually.

Selling Agents                 Sales Commission                         4% sales commission to the selling agent
                                                                        responsible for a sale of units.

                               Brokerage Commissions                    Refco will pay monthly commissions, out of its
                                                                        own brokerage commissions, to those selling
                                                                        agents who are appropriately registered or
                                                                        exempt from registration as futures commission
                                                                        merchants.  These commissions will equal
                                                                        .4167% (5% per annum) of the net asset value
                                                                        of the units sold by the selling agents and will
                                                                        compensate these selling agents for continuing
                                                                        services related to the purchase of units.

Other                          Periodic legal, accounting, auditing,    The Partnership estimates that these expenses
                               postage, and other communication         will equal 1.5% of the Partnership's average net
                               expenses, and all extraordinary          asset value per year.
                               expenses and filing fees of the
                               Partnership.

COMPENSATION OF THE GENERAL PARTNERS

         MANAGEMENT FEE. For acting as General Partners, commodity pool operator and trading advisor, the General Partners will receive a monthly management special allocation under the Partnership Agreement equal to 1/3 of 1% (4% per annum) of the adjusted asset value of the Partnership attributable to the units of limited partnership interest. Adjusted asset value generally means the market value of all of the assets of the Partnership less certain expenses and liabilities, but before deduction for the management allocation, the incentive allocation described below and accrued brokerage commissions on open trades. The management allocation will be calculated and added to the General Partners' capital accounts each month regardless of whether the Partnership has any profits. The burden of paying the management allocation will be charged entirely against the units owned by investors.

         INCENTIVE FEE. The General Partners will also receive a quarterly incentive allocation under the Partnership Agreement equal to 15% of net new appreciation achieved by units as of the end of any calendar quarter. The incentive allocation will be charged only against the units of those investors whose units have achieved net new appreciation as of the end of each calendar quarter. "Net new appreciation" means the increase, if any, in the adjusted asset value attained by such unit as of the end of any quarter (after reduction for the management allocation chargeable to such unit) over the highest net asset value of the unit as of the end of any prior quarter, adjusted for distributions and redemptions. The incentive allocation will be calculated and added to the General Partners' capital accounts each quarter; however, the incentive allocation will not be paid to the General Partners unless there is net new appreciation with respect to any individual unit as of the end of each calendar quarter. Subject to the foregoing, if any payment is made to the General Partners in respect of quarterly appreciation experienced by an investor, and the investor thereafter incurs a decline in his respective net asset value per unit for any subsequent calendar quarter, the General Partners will retain the amount previously paid with respect to the prior appreciation. However, no subsequent quarterly incentive allocation would be paid with respect to any units which have increased in value until all of the declines for such units are recovered, and the net asset value of such units reaches a quarterly value in excess of any prior highest quarterly value.

         For example, assume that as of January 1, 1997, the net asset value per unit of investor #1 was $100, and that on March 31, 1997, the adjusted asset value of the Partnership attributable to investor #1's units, after subtraction of the management allocation, was $110. Investor #1 has experienced $10 in net new appreciation, and would be charged an incentive allocation of $1.50, resulting in a net asset value per unit for investor #1 of $108.50. Assume also that during the quarter ending June 30, 1997, the Partnership experienced losses such that the adjusted asset value of the Partnership attributable to investor units, after subtraction of the management allocation, was $105. Investor #1 would be charged no incentive allocation for the quarter and his net asset value per unit likewise would be $105. Further assume that investor #2 was admitted to the Partnership as of July 1, 1997, at the Partnership's Average net asset value per unit of $105 (again, an assumed figure). As of the end of the quarter ending September 30, 1997, assume also that the adjusted asset value of the Partnership attributable investor #1 and investor #2's units was $112, again after subtraction of the management allocation. Investor #1 has experienced $3.50 of net new appreciation ($112 less $108.50, the highest prior net asset value per unit for investor #1), and would be charged an incentive allocation of $.525, resulting in a net asset value per unit for investor #1 of $111.475. Investor #2, on the other hand, has experienced $7 of net new appreciation, and would be charged an incentive allocation of $1.05, resulting in a net asset value per unit for investor #2 of $110.95. Therefore, because the incentive allocation is computed separately for each investor's units, each investor's respective net asset value per unit will differ depending upon when he enters the Partnership.

         REDEMPTION CHARGES. Investors must pay the General Partners a 4%, 3%, or 2% redemption fee, not to exceed 5% of the gross purchase price per unit, on all redemptions made on or prior to the end of the sixth, ninth and twelfth month, respectively, after the purchase of such units.

FUTURES COMMISSION MERCHANT

         BROKERAGE COMMISSIONS. The Partnership will pay Refco, Inc. brokerage commissions at a rate (which includes pit brokerage fees) equal to $32.50 per roundturn plus any applicable NFA and exchange fees. 50% of such brokerage commissions will be paid to Refco upon the opening of a position and 50% will be paid upon the closing of a position. These commissions are estimated to equal 30% of average Partnership net assets per year. Depending upon the volume of trading and market conditions, however, they may equal or exceed the average net asset value of the Partnership in any year.

SELLING AGENTS

         SALES COMMISSIONS. The Partnership will pay selling agents who sell units a commission equal to 4% of the subscription price for such units.

         CONTINUING ("TRAIL") COMMISSIONS. Refco will pay to those selling agents who are also appropriately registered or exempt from registration as futures commission merchants, introducing brokers or associated persons a monthly commission for continuing services related to the purchases of units. Independent introducing brokers may introduce investors to the Partnership. The amount of such continuing ("trail") commissions will be equal to .4167% (5% per annum) of net asset value of those units sold by such selling agents that remain issued and outstanding.

OTHER

         The Partnership must pay periodic legal, accounting, auditing, postage and other communication expenses and all extraordinary expenses and filing fees. We estimate that these expenses will amount to 1.5% of average net asset value per year. None of the General Partners' "overhead" expenses incurred in connection with the administration of the Partnership (including but not limited to, salaries, rent, and travel expenses) will be charged to the Partnership. Any loans made by the General Partners to the Partnership will not bear interest in excess of their interest costs or in excess of the rate charged by unrelated banks on comparable loans.

         Refco has paid all offering expenses of the Partnership relating to the offering, including legal, accounting and auditing fees, printing costs, solicitation and marketing costs, and other related fees and expenses. Other than the payment of sales commissions on a continuous basis, the Partnership will not reimburse Refco for any such organizational and offering costs.

         The items described above represent all the compensation the General Partners or their affiliates will receive either directly or indirectly as charges to the Partnership or the investors.

OPERATING EXPENSES

         The following summary does not constitute a representation by the Partnership as to the actual operating expenses of the partnership. Furthermore, there can be no assurance that the expenses to be incurred by the partnership will not exceed the amounts as projected or that there will be no other expenses.

                          PROJECTED OPERATING EXPENSES
                    Attributable to Units Owned by Investors
                  for the Current 12-Month Period of Operations
                         (January 1 - December 31, 1999)


 Item                                                          Dollar Amount(1)
 ----                                                          ----------------
Management Allocations(2)                                          $ 210,000
Incentive Allocations(3)                                                  --
Brokerage Commissions(4)                                             325,000
Exchange, Clearing Fees and NFA Charges                               15,000
Administrative Expenses(5)                                            72,000
                                                                   ---------
Total                                                              $ 622,000

--------------
(1) All dollar amounts calculated based on the average net asset value attributable to units owned by investors January through September 1999, and pro-rated for the remainder of the 12-month period.
(2) Fixed at 1/3 of 1% per month (a 4% annual rate) of the Partnership's adjusted asset value attributable to units owned by investors at month-end.
(3) Since the incentive fee is based on a formula (15% of net new appreciation attributable to units owned by investors) which depends upon Partnership trading performance, and since Partnership trading performance is incapable of projection, the General Partner has determined not to estimate these amounts.
(4) Based on roundturn brokerage commissions of $32.50, estimated to be 2.5% per month (30% per year).
(5) Based on the ordinary administrative expenses to be incurred by the Partnership, estimated at 1.5% per year of the Partnership's average month-end net assets. Assumes that the Partnership's net assets attributable to units owned by investors remain unchanged throughout the 12-month period. Of the administrative expenses, 15% is estimated for postage and mailing supplies, 60% is estimated for audit and tax services (including preparation of the Partnership's tax return, required audits by CFTC regulations, accounting reviews for Form 10-K's and 10-Qs), and 25% is estimated for legal fees.

         A unit subscribed for at the net asset value of $100 must earn gross trading profits plus interest income of $42.00 from the Partnership's trading operations in order for an investor, upon redemption of such unit at the end of one year, to receive $104 (representing the beginning net asset value of such a unit at the commencement of trading operations plus the 4% sales commission) after payment by the Partnership of its expenses and a 2% redemption fee.

         If an investor purchased a unit at the net asset value of $104 per unit and immediately redeemed the unit prior to the commencement of trading operations (assuming that the Partnership Agreement would allow such an immediate redemption), the investor would receive $96 after reduction for the 4% sales commission and a 4% redemption charge.

                            ACTUAL OPERATING EXPENSES
                       Attributable to Investorship Units
                 for the Previous 12-Month Period of Operations
                         (January 1 - December 31, 1998)

 Item                                                           Dollar Amount
 ----                                                           -------------
Management Allocations(1)                                         $   259,437
Incentive Allocations(2)                                               14,116
Brokerage Commissions(3)                                              737,296
Exchange, Clearing Fees and NFA Charges                                32,785
Administrative Expenses(4)                                             72,000
                                                                  -----------
Total                                                             $ 1,115,634

---------------
(1) Fixed at 1/3 of 1% per month (a 4% annual rate) of the Partnership's adjusted asset value attributable to units owned by investors at month-end.
(2) The incentive fee is based on a formula equal to 15% of net new appreciation attributable to units owned by investors.
(3)      Based on roundturn brokerage commissions of $32.50.
(4) Based on the ordinary administrative expenses to be incurred by the Partnership.

         The General Partners will furnish to each investor a monthly account statement describing the performance of the Partnership and setting forth the aggregate management allocation, incentive allocation, brokerage commissions, administrative expenses, and other fees and expenses incurred or accrued by the Partnership during the month and certain other information.

BREAK EVEN ANALYSIS

         The following analysis takes into account all fees and expenses enumerated above and is expressed in a dollar amount and as a percentage of a $2,000 investment.

                                                                          Percentage of
        Description of Charges            $2,000 Investment              $2,000 investment
        ----------------------            -----------------              -----------------
Syndication and Selling Expense                 $  80                             4%
Management Fee                                     80                             4
Incentive Fee (15% of Net                          32                           1.6
New Appreciation)
Fund Operating Expense                             30                           1.5
Brokerage Commission                              600                            30
and Trading Fee
Less Interest Income                             (100)                           (5)
Redemption Charges                                100                             5
                                                -----                          ----
Estimated Break Even Level
(Including Redemption Charges)                  $ 822                          41.1%
                                                =====                          ====
Estimated Break Even Level
  (Without Redemption Charges)                  $ 704                          35.2%
                                                =====                          ====



                           BUSINESS OF THE PARTNERSHIP

         Ceres Fund, L.P. was organized as a limited partnership under the laws of the State of Tennessee on September 19, 1990. We engage in speculative trading of commodity futures contracts, forward contracts, commodity options and other interests in commodities, including futures contracts and options on financial instruments, physical commodities and stock indices on organized exchanges in the United States and abroad. As of September 30, 1999, 100% of our assets were held in Treasury Bills to support margin requirements for the Fund's positions in commodities traded on U.S. exchanges. Approximately 90% of the investments were in agricultural commodities.


                                 USE OF PROCEEDS

         We will deposit the net proceeds from the offering in our trading account at Refco, to be used for trading in futures contracts and other commodity interests in accordance with the trading techniques and policies of Randell Commodity Corporation. Randell Commodity Corporation may invest funds not required to be held by Refco in our trading account for the benefit of the Partnership in short term interest bearing obligations, primarily in governmental obligations and obligations of commercial banks. We will commit approximately 50% of our assets as original margin for futures contracts, but from time to time the percentage of assets committed as margin may be more or less than such amount. The balance of our assets will be retained in our commodity account with Refco to apply as additional margin, if needed, or for operating purposes. We will make no loans. Pursuant to Section 4d(2) of the CEA, our commodity account with Refco will be segregated and neither commingled with the assets of any other entity, nor used as margin for any other account. Our assets may be invested, from time to time, in other entities engaged in commodity investments, but only if the commission burden on such assets does not exceed that which such assets would have borne had we invested them directly. Applicable laws and regulations may prevent us from making any such investment. Deposit of assets with a futures commission merchant as margin does not constitute prohibited commingling.

                                 CAPITALIZATION

         Our capitalization is set forth in our most recent financial statements compiled by Padawer & Associates, an independent accounting firm, and is included in this prospectus beginning at page F-20.


                            DISTRIBUTIONS TO PARTNERS

         Randell Commodity Corporation will determine, in its sole discretion, whether the Partnership makes any profit distributions. Randell intends to make distributions only if the Partnership realizes substantial profits and only if the average net asset value per unit is at least $100 after the distribution. Subject to the foregoing, Randell intends to make annual cash distributions in such amounts as will approximate a partner's tax liability with respect to Partnership income for the fiscal year immediately preceding such distribution. However, there can be no assurances that the Partnership will be able to make such distributions as intended, and it is possible that the Partnership will make no distributions in some years in which profits are realized. In addition, each investor must include his share of profits into income for tax purposes regardless of whether any distributions are made.


                                GENERAL PARTNERS

DESCRIPTION OF THE FINANCIAL GENERAL PARTNER

         RanDelta Capital Partners, L.P., the financial general partner, is a Tennessee limited partnership organized on September 19, 1990. Randell Commodity Corporation, the Partnership's managing general partner, is the general partner of RanDelta. The sole investor of RanDelta is an affiliate of Refco, the futures commission merchant for the Partnership.

DESCRIPTION OF THE MANAGING GENERAL PARTNER

         Randell Commodity Corporation, the managing general partner, is a Tennessee corporation organized on January 10, 1983, and is the commodity pool operator and the trading advisor for the Partnership. Randell has been registered with the CFTC as a commodity pool operator since May 5, 1983, and as a commodity trading advisor since July 1, 1984, and has been a member of the NFA since March 24, 1984. Randell Commodity Corporation is a wholly owned subsidiary of Randell Corporation, a Delaware corporation, which is wholly owned by Frank
L. Watson, Jr. Mr. Watson is Chairman of Randell Commodity Corporation and a shareholder in the law firm of Baker, Donelson, Bearman & Caldwell, Memphis, Tennessee, which is counsel to the Partnership, the General Partners and the Memphis branch of Refco in connection with this offering. Mr. Watson will make the Partnership's commodities trading decisions. Randell Corporation was registered with the CFTC as a commodity pool operator from July 1, 1982, to June 29, 1992, and as a commodity trading advisor from July 1, 1982, to July 23, 1994.

         The officers and directors of the managing general partner and their business experience for the past 5 years are set forth below.

         Frank L. Watson, Jr., Chairman. Mr. Watson, 59, received a Bachelor of Arts degree from the University of Arkansas and a Juris Doctor degree from Tulane University. He is the sole shareholder of Randell Corporation, the parent of Randell Commodity Corporation, which is the Partnership's managing general partner. Mr. Watson has been a director of Randell Commodity Corporation since its inception. From 1973 to March 1998, Mr. Watson was an active partner in the law firm of Waring Cox, PLC. In March 1998, Mr. Watson became a shareholder in Baker, Donelson, Bearman & Caldwell, Memphis, Tennessee, where he is engaged in the active practice of law.

         Carol V. Watson, Vice President. Mrs. Watson, 51, is the wife of Mr. Watson. Mrs. Watson was elected Vice President of Randell Corporation and Randell Commodity Corporation in March 1989.

         Marty Morgan, Secretary/Compliance Officer. Ms. Morgan, 55, received a Bachelor of Arts degree in Professional Studies from the University of Memphis. She was elected Secretary of Randell Corporation and

Randell Commodity Corporation in July 1989, and elected Compliance Officer in May 1998. Since 1989, she has been employed as legal secretary to Mr. Watson but has continued to retain her duties for both companies.

         Billy F. Dutton Jr., Treasurer. Mr. Dutton, 40, received a Bachelor of Science degree in Business Administration and a Masters of Business Administration with a major in Accounting from Memphis State University. On February 1, 1984, he was elected treasurer of Randell Commodity Corporation and Randell Corporation. Mr. Dutton graduated from the Southern College of Optometry in May of 1990. Since June 1990, he has maintained a full time practice but has continued to retain his duties as treasurer.

ADMINISTRATIVE, CIVIL OR CRIMINAL ACTIONS

         During the past 5 years, there have been no administrative, civil or criminal actions against the General Partners or any principal or affiliate of the General Partners.

DUTIES OF RANDELL COMMODITY CORPORATION AS THE MANAGING GENERAL PARTNER

         Randell Commodity Corporation is responsible for:

         - the preparation of monthly and annual reports to the investors;
         - filing reports required by the CFTC, the SEC and any other federal or state agencies;
         - calculation of adjusted asset value, net asset value and all management and incentive allocations; and
         -        preparation of all accounting information.

         Randell Commodity Corporation will provide suitable facilities and procedures for handling redemptions, transfers, distributions of profits (if any) and orderly liquidation of the Partnership. Although Refco will act as the Partnership's initial futures commission merchant, Randell is responsible for selecting other futures commission merchants in the event Refco is unable or unwilling to continue in this capacity, and Randell will review, not less often than annually, the brokerage commission rates charged to comparable commodity pools by major futures commission merchants who acted as their sponsors to determine that the commission rates paid by the Partnership are fair and consistent and competitive with such other rates. Although Randell will act as the Partnership's initial commodity trading advisor, if it becomes unable or unwilling to act as such with respect to all or any portion of the Partnership's assets, it may in its discretion select another qualified advisor or advisors. Randell will seek to avoid any excessive trading in the Partnership's trading accounts.

         In the event of a decline as of the close of business on any day in the average net asset value per unit to 50% (or less) of the highest average net asset value at which units were purchased (after adjusting for all distributions), Randell Commodity Corporation will cause the Partnership to cease trading and within seven business days thereof will so notify the investors and set a special redemption date. Included in such notification will be a description of the investor's voting and redemption rights.


MINIMUM NET WORTH AND PURCHASE REQUIREMENTS

         Randell Commodity Corporation is registered as a commodity pool operator with the CFTC. At present, the CFTC itself imposes no minimum net worth or "net capital" requirements on commodity pool operators. However, certain state securities administrators, as a condition to approving the sale of units in a commodity pool within their jurisdictions, require that the General Partners and other commodity pool operators maintain a minimum net worth.

         The Partnership Agreement requires the General Partners to contribute to the Partnership the lesser of $100,000 or 3% of the total capitalization of the Partnership. As of September 30, 1999, Randell Commodity Corporation beneficially owned approximately $3,000, or .05%, and RanDelta Capital Partners, L.P. and beneficially owned approximately $308,000 or 5.85% of the Partnership. In no event will the General Partners' interest be less than an amount which will entitle them to an interest of at least 1% in each material item of Partnership income, gain, loss, deduction or credit represented by units of General Partnership interest. The General Partners will share Partnership losses and profits with the investors pro rata to the extent of their investment. The General Partners may not transfer their interests so long as they are acting as the General Partners. There are no arrangements or commitments for any of the General Partners or their affiliates to purchase units of limited partnership interest in the Partnership. At the end of any month, the General Partners may withdraw funds from their Partnership capital accounts, so long as the aggregate investment of the General Partners in the Partnership meets the minimum investment requirements for the General Partners discussed above and so long as the withdrawal does not impair the ability of the Partnership to fulfill its obligations to the investors under the Partnership Agreement or to the creditors of the Partnership. The General Partners, Refco and/or their affiliates may purchase up to five percent (5%) of the 100,000 units offered for investment purposes.

DEPARTURE OF DELTA INTERNATIONAL, INC.

         On May 9, 1994, Delta International, Inc. legally terminated its services as a trading advisor to the Partnership and withdrew as a co-general partner of RanDelta Capital Partners, L.P. (the financial general partner) effective March 31, 1994. These changes were effected without any cost or expense to the Partnership.


                       PAST PERFORMANCE OF THE PARTNERSHIP

         The following table presents our performance history.

YOU SHOULD NOT ASSUME THAT INVESTORS IN THE PARTNERSHIP WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PAST. THE RESULTS SET FORTH BELOW ARE NOT INDICATIVE OF ANY RESULTS THAT THE PARTNERSHIP MAY OBTAIN IN THE FUTURE. THE PAST RESULTS OF THE OFFERED POOL DO NOT GUARANTEE THE FUTURE PERFORMANCE OF THE PARTNERSHIP. THE RESULTS CONTAINED IN THESE TABLES DERIVE TO AN EXTENT FROM THE UNCERTAIN NATURE AND FUNCTION OF THE COMMODITIES MARKETS AS WELL AS THE DIVERGENT TRADING STRATEGIES, POLICIES AND METHODS OF THE ADVISORS DIRECTING THE VARIOUS FUNDS.

         Randell Commodity Corporation and its officers, directors, employees and affiliates have in the past traded commodity interests for their own accounts, and they plan to continue to do so. No investor will have access to the records of any such trading of proprietary accounts.

                     CAPSULE PERFORMANCE OF CERES FUND, L.P.

Type of Pool:  Publicly Offered (Continuous)

Date of Inception of Trading:  December 1991

Aggregate Gross Capital Subscriptions to the Pool:  $8,486,971

Net Asset Value as of September 30, 1999:  $5,266,300

Largest Monthly Drawdown: Last Five Years-16%-6/97; Year-to-Date-5.48%-6/99

Worst Peak to Valley Drawdown: Last Five Years-42.27%-1/94-8/94;
Year-to-date-6.65%-6/99-7/99

                       PAST PERFORMANCE IS NOT NECESSARILY
                          INDICATIVE OF FUTURE RESULTS.

   Ceres - Percentage Rate of Return [computed on a compounded monthly basis]

Month            1999             1998            1997              1996              1995            1994
-----           ------           ------          ------            ------            ------          ------
Jan              2.68%           -1.74%            1.50%             1.30%           -1.70%           -8.80%
Feb              8.42             1.07            -2.60              1.40             1.60            -0.60
Mar             -2.60             8.84            -1.00              4.80            -8.30            -5.20
April            0.97             5.00            -1.00             50.60             6.80            -4.00
May              4.90            -4.68             3.80              8.70             3.00           -18.00
June            -5.48            -4.76           -15.60             -3.50            19.50           -12.40
July            -1.17            -4.16             4.80              6.30            -0.50            -0.40
Aug             -0.16            -2.39            -1.50              2.20             5.60            -2.20
Sept            -1.30            -1.06             2.20              2.40            25.00             5.80
Oct                             -10.36             0.20              2.30            18.10            -3.40
Nov                              -7.01             1.30              2.90            -5.70            -1.30
Dec                              -8.81             1.00             -0.90            11.40             9.80
                -----           ------           ------            ------           ------            -----
Annual%          5.72%          -23.96%           -8.19%            97.35%           96.17%           36.06%

                        ________________________________


"Drawdown" means losses experienced by the pool over a specified period.

"Largest Monthly Drawdown" means greatest decline in net asset value due to losses sustained by the pool from the beginning to the end of a calendar month.

"Largest Peak to Valley Drawdown" means greatest cumulative decline in month-end net asset value of the pool due to losses sustained during a period in which the initial month-end net asset value of the pool is not equaled or exceeded by a subsequent month-end net asset value.

"Rate of Return" is calculated each month by dividing net performance by beginning net asset value. The monthly returns are then compounded to arrive at the annual rate of return.

                           FUTURES COMMISSION MERCHANT

DESCRIPTION OF THE FUTURES COMMISSION MERCHANT

         GENERAL. Refco will act as the Partnership's futures commission merchant pursuant to the Customer Agreement described below. Refco, organized in 1969, is primarily engaged in the commodity brokerage business. Its principal office is located at 111 W. Jackson Blvd., Suite 1800, Chicago, Illinois 60604, and it has over 100 offices and agents located in the United States, Canada, Europe, Australia and Singapore. It is a clearing member of the Chicago Board of Trade, the Chicago Mercantile Exchange, and all other major United States commodity exchanges.

         CUSTOMER AGREEMENT. The Partnership and Refco have entered into a non-exclusive Customer Agreement, which provides that Refco executes trades on behalf of the Partnership pursuant to the instructions of Randell Commodity Corporation. Under the Customer Agreement, the Partnership pays Refco brokerage commissions on trades executed by it on behalf of the Partnership at a rate (including pit brokerage fees) equal to $32.50 per round turn, plus applicable exchange fees and NFA fees. Randell Commodity Corporation reviews the brokerage commission rates charged to the Partnership by Refco at least annually to assure itself that such rates are reasonable in relation to rates charged by other futures commission merchants for similar services to commodity pools comparable to the Partnership. In no event will the Partnership pay brokerage commissions in excess of 80% of Refco's (or its successor's) published retail rate, plus pit brokerage fees. The Customer Agreement may be cancelled by either the Partnership or Refco at any time on 5 days' notice. While the Customer Agreement is non-exclusive and the Partnership has the right to seek lower commission rates from other brokers at any time, the General Partners do not intend to negotiate with any other brokerage firms for brokerage services for the Partnership so long as the rates and services charged and provided by Refco are reasonable in relation to the rates charged by other futures commission merchants for comparable services. Although the General Partners believe that Refco's rates are generally competitive with those charged by other major futures commission merchants, certain non-member customers of Refco pay and will continue to pay commissions at rates which are both substantially below and substantially higher than those to be charged to the Partnership. The commission rates charged to the Partnership may not be as low as rates which might be charged by other futures commission merchants for similar trades.

         Refco assumes no responsibility under the Customer Agreement except for rendering in good faith the services required of it under the agreement. The Customer Agreement provides that Refco, its stockholders, directors, officers, employees and associated persons shall not be liable to the Partnership, its partners or any of their successors or assigns, except by reason of acts or omissions due to misconduct, negligence or not having acted in good faith in the reasonable belief that their actions were taken in, or not opposed to, the best interests of the Partnership.

         SELLING AGREEMENT. Pursuant to the Selling Agreements between the Partnership and its various selling agents, Refco has agreed to pay to qualified selling agents commissions on a continuing basis for services to be rendered by the selling agents to investors in an amount equal to .4167% per month (5% per annum) so long as the units for which they are responsible remain outstanding.

ADMINISTRATIVE, CIVIL OR CRIMINAL ACTIONS

         Neither Refco nor any of its principals have been the subject of any administrative, civil, or criminal action, whether pending, on appeal, or concluded, within the preceding five years that Refco would deem material for purposes of Part 4 of the CFTC Regulations, except as follows:

         On December 20, 1994, Refco settled a CFTC administrative proceeding (In the Matter of Refco, Inc., CFTC Docket No. 95-2) alleging that Refco violated certain financial reporting, record keeping and segregation provisions of the Commodity Exchange Act and CFTC regulations as a result of some of its reporting and investment practices during 1990 and 1991. Without any hearing on the merits of the CFTC allegations and without admitting any of the allegations, Refco settled the matter and agreed to payment of a $1.25 million civil penalty, entry of a cease and desist order, and appointment of an independent consultant to review Refco's financial manual.

         On January 23, 1996, Refco settled a CFTC administrative proceeding (In the Matter of Refco, Inc., CFTC Docket No. 96-2) alleging that Refco violated certain segregation and supervision requirements and prior cease and desist orders. The CFTC allegations concerned Refco's consolidated margining of certain German accounts which were maintained at Refco from 1989 through April 1992. Refco simply executed and cleared transactions for these accounts in accordance with client instructions; Refco had no role in raising funds from investors or in the trading decisions for these account. Refco had received what it considered appropriate authorization from the controlling shareholder of the account's promoters to margin the accounts and transfer funds between and among the accounts on a consolidated basis. The CFTC maintained that Refco should not have relied upon such authorizations for the final consolidation of the accounts. Without admitting any of the CFTC allegations or findings, Refco settled the proceeding and agreed to payment of a $925,000 civil penalty, entry of a cease and desist order, and implementation of certain internal controls and procedures.

         On May 24, 1999, Refco settled a CFTC administrative proceeding (In the Matter of Refco, Inc., CFTC Docket NO. 99-12) alleging that Refco violated certain order taking, record keeping, and supervisory rules. The CFTC allegations pertained to the period from January 1995 through December 1995 in which Refco took trading instructions from an independent introducing broker/broker-dealer that had discretionary trading authority over approximately 70 accounts. Without any hearing on the merits and without admitting any of the allegations, Refco settled the proceeding and agreed to payment of a $6 million civil penalty, entry of a cease and desist order, funding of a study on order entry and transmission procedures, and a review of its compliance policies and procedures related to its handling of trades by floor and back office personnel.

         Refco does not believe that any of the foregoing matters are material to the clearing and execution services that it will render.

OTHER

         Refco acts only as the clearing broker for the Partnership and as such will receive compensation from the Partnership for execution of orders on behalf of the Partnership. Refco is not involved in the offering of the Partnership or solicitation of investors, but has advanced funds for the organization of the Partnership and the offering of units. Refco is not affiliated with the Partnership in any way, is not a promoter or underwriter, and has not reviewed this document or any other statements by the General Partners or any of their employees or agents to determine their accuracy. Refco does not accept any responsibility for any trading decisions made on behalf of the Partnership, any statement in this document, any claim made by a representative of the General Partners or the Partnership, or any monies or property of the Partnership not maintained with Refco.


                                TRADING APPROACH

TRADING APPROACH AND THEORY

         Randell Commodity Corporation will make the Partnership's trading decisions. Randell believes that the greatest profits are realized by futures traders who identify and concentrate on major moves in a particular commodity or commodity complex. Randell Commodity Corporation intends to attempt to identify these opportunities through the utilization of registered commodity representatives who specialize in a single commodity or commodity complex. These specialists will not have discretion to open or liquidate commodity positions on behalf of the Partnership, but Randell believes that they, by virtue of their specialization or concentration on a particular commodity or commodity complex, have special insights into the trading opportunities presented from time to time. Randell intends to trade accounts through these market specialists, who will receive commissions thereon. A conflict of interest between the market specialists and the Partnership may therefore exist. However, Randell Commodity Corporation believes that its Base Capital Asset Management System and Campaign Strategies Trading System, which are designed to limit losses and drawdowns, will provide incentives to the market specialists to recommend only the most promising trading opportunities. The timing of market entry and exit and the amount of risk to be taken with respect to a particular opportunity are to be determined using the technical approaches described below and "stop loss" trading policies developed by Randell Commodity Corporation.

THE BASE CAPITAL ASSET MANAGEMENT SYSTEM (B-CAM)

         The Base Capital Asset Management System is a money management system which acts as a filter with respect to

         - the allocation of capital to a particular futures trading opportunity,
         -        the amount of margin utilized in a futures position,
         -        the amount of loss realized in a futures position,
         - the preservation of profits achieved in a particular futures position, and
         -        the termination of a particular futures position.

THE CAMPAIGN STRATEGIES TRADING SYSTEM

         The Campaign Strategies Trading System has two basic aspects:

         - the "overview", which attempts to determine which commodities produce the most promising opportunities, and
         - the technical trading model, which attempts to anticipate the direction of futures prices and to establish positions which will capitalize on price trends.

          For the "overview," Randell Commodity Corporation segregates futures into two major groups: agriculture commodities, such as grains, livestock & meats, and other foods, and financial futures such as currencies, financial instruments, and metals. Generally speaking, Randell Commodity Corporation has a bias towards holding contracts in agricultural commodities.

         The Campaign Strategies Trading System will monitor over 50 distinct commodity futures contracts traded on recognized commodity exchanges. These contracts may, however, be summarized into separate futures groupings within two major categories, "Agricultural" and "Financial," as follows:

                           Agricultural:     (1) Grains
                                             (2) Soybean Complex
                                             (3) Fiber & Forest Products
                                             (4) Livestock & Meats
                                             (5) Foods & Imports

For example, Grains include Corn, Oats and Wheat. Soybean Complex includes Soybeans, Soybean Meal and Soybean Oil. Fibers & Forest Products represent Cotton and Lumber. Livestock & Meats include Live Cattle, Live Feeder Cattle, Hogs and Pork Bellies. Foods and Imports (sometimes referred to as "exotics") include Cocoa, Coffee, Orange Juice and Sugar.

                           Financial:        (1)  Currencies
                                             (2)  Financial Instruments
                                             (3)  Stock Index
                                             (4)  Metals
                                             (5)  Energy

         Examples of Currencies are British Pound, Deutsche Mark, Japanese Yen, Swiss Franc and U.S. Dollar Index. Financial Instruments include T-Bills, T-Bonds and Eurodollars. Stock Index Futures include NYSE Composite, S&P 500 Index and Dow Jones Industrials. Metals Futures contain Copper, Gold, Platinum and Silver. Energy futures include Heating Oil, Light Crude Oil, Natural Gas and Unleaded Gas.

         After analyzing these two major futures groups from a fundamental standpoint to determine which commodities or commodity complexes produce the most promising opportunities, Randell Commodity Corporation then applies technical analysis to confirm which opportunities it should undertake and the size of the positions to be taken. The technical factors used by Randell are statistically generated, sometimes computer generated, and involve, among other things:

         -         weighted moving averages
         -         stochastics
         -         directional movement indicators
         -         Fibonacci analysis
         -         trend analysis

          The use of these factors may be qualitative and not quantitative; therefore, Randell Commodity Corporation will exercise a significant degree of discretion in connection with the application of the Campaign Strategies Trading System. The intended result of this process is to take only those positions that appear to provide the most promising opportunities.

         The B-CAM and Campaign Strategies Trading Systems are the result of a joint development effort between Randell Commodity Corporation and Delta International, Inc., a Tennessee corporation (until March 31, 1994, a trading advisor to the Partnership), and are property owned by each of them. They will not be made available to investors. We can give no assurance that these systems will result in profits for the Partnership. These systems are dynamic and will undergo significant changes and adjustments from time to time.


                                TRADING POLICIES

         OBJECTIVE. Our objective is to achieve capital appreciation of its assets through speculative trading in commodity futures contracts, forward contracts, commodity options and other interests in commodities including futures contracts and options on financial instruments, physical commodities and stock indices on organized exchanges in the United States and abroad.

         PARTNERSHIP RESTRICTIONS.  The Partnership will not

         -        borrow (except as stated below) or loan money;
         - permit commission rebates or give-ups to be received by Randell Commodity Corporation;
         - invest in securities (other than those in which customers' funds are permitted to be invested under the Commodity Exchange Act and regulations thereunder);
         -        commingle Partnership assets except as permitted by law; or
                  (5) permit churning of Partnership commodity trading accounts.

         TRADING POLICIES. In general, we will attempt to operate within the following trading policies, but no representation is made that such policies will be adhered to at all times.

         1. We will take positions in futures contracts which are traded in sufficient volume to permit, in the opinion of Randell Commodity Corporation, ease of taking and liquidating positions.

         2. In an effort to limit risk, Randell Commodity Corporation will seek to diversify our portfolio among several commodities. This is expected to substantially reduce the effect of any single commodity on the portfolio's overall risk and to contribute to consistency of performance.

         3. We may occasionally make or accept delivery of a commodity in order to take advantage of market anomalies. Normally, we will dispose of such deliveries promptly by retendering to the appropriate clearing house the warehouse receipt representing the delivery. If such retendering does not promptly occur, our position in the physical commodity will be fully hedged. For example, one such anomaly, known as a "cash and carry" situation, enables a trader to establish a long futures position in a nearby delivery month offset by a short position in a more distant delivery month at a price differential virtually guaranteeing a profit. The profit, however, might only be realizable by a trader having sufficient capital to accept delivery of (and pay for) the commodities and redeliver them against the open short futures position. We expect that we may engage in such transactions, utilizing portions of our reserves to carry the cash commodities. Although not often available, we consider such "cash and carry" situations to be comparatively low risk transactions.

         4. We will not acquire additional positions in any futures or forward contract for any contract month or option if such additional positions would result in a net long or short position for that futures or forward contract or option for that month requiring as margin or premium more than 15% of our adjusted asset value. For purposes of implementing this policy, soybean oil and soybean meal will be treated as one commodity.

         5. We will not acquire additional positions in any futures or forward contract or option if such additional positions would result in the aggregate net long or short positions for all futures or forward contracts and options requiring as margin or premium for all outstanding positions more than 80% of our adjusted asset value.

         6. We generally will avoid entering into an open position in a futures contract in any commodity after delivery has commenced in the commodity for the contract month of the contract.

         7. In connection with ownership of cash commodities, we may borrow from banks or other sources using the cash commodities as collateral. We could use these borrowings to finance the acquisition of cash commodities or to supply variation margin as required for any offsetting short futures positions.

         8.       We will not:

                  (a) Loan money to, or guarantee the obligations of, any General partner, except open account indebtedness incurred for goods or services rendered in the ordinary course of our commodity trading business;

                  (b) Commingle our assets with those of any other person, except to the extent permitted under applicable law;

                  (c) Trade in cash commodities unless the commodity is, in general, hedged;

                  (d) Engage in the pyramiding of our positions (i.ei., the use of unrealized profits on existing positions to provide margins for additional commodity futures contracts of the same or a related underlying commodity). However, our open trade equity on existing positions will be taken into account in determining whether to acquire additional commodity contracts;

                  (e) Permit trading of our commodity trading account for the purpose of generating excessive brokerage commissions; or

                  (f) Trade in coin futures.


                    ADJUSTED ASSET VALUE AND NET ASSET VALUE

         ADJUSTED ASSET VALUE. The adjusted asset value of the Partnership is its assets less certain of its liabilities determined in accordance with generally accepted accounting principles, including any unrealized profits and any unrealized losses on open commodity positions. More specifically, adjusted asset value of the Partnership means the sum of all cash, United States Treasury bills and other securities (valued at cost plus accrued interest and discount), the liquidating value (or cost of liquidation, as the case may be) of all futures positions and the fair market value of all other assets of the Partnership less all liabilities of the Partnership. However, that adjusted asset value does not include:

         - a reduction for the monthly management allocation or the quarterly incentive allocation, or
         - any unamortized organizational and offering expenses or related liabilities of the Partnership.

         The value of a contract or option will be based upon the settlement price on the commodity exchange on which the contract or option is traded by the Partnership. However, if a contract could not be liquidated on the day for which adjusted asset value is being determined, the settlement price on the next day on which the contract could be liquidated will be the basis for determining the liquidating value of the contract, or such other value the General Partner deems fair and reasonable. In calculating unrealized profit or loss on an open futures position, the commission, if any, which would be incurred in liquidating the open position will not be taken into account, nor will any accrued brokerage fees.

         NET ASSET VALUE OF THE PARTNERSHIP. We determine the net asset value of the Partnership by subtracting the management allocation for the month of determination, and, if such month is the last month of a calendar quarter, the incentive allocation for the quarter of determination, from the adjusted asset value of the Partnership.

         NET ASSET VALUE PER UNIT. Net asset value per unit for each unit owned by a investor is calculated as of the end of each month in the following manner:

                  STEP 1 - The aggregate adjusted asset value allocable to units held by investors is determined by multiplying (A) the aggregate adjusted asset value of the Partnership (including units held by investors and the interest of the General Partners) as of the end of the month in question by (B) the ratio of (1) the aggregate net asset value of the units held by investors at the beginning of the month in question, to (2) the aggregate net asset value of the Partnership (including units held by investors and the interest of the General Partners) at the beginning of the month in question.

                  STEP 2 - The adjusted asset value allocable to the units owned by each investor is determined by multiplying the result determined in Step 1 above by the ratio of (A) the aggregate net asset value of the investor's respective units at the beginning of the month in question, to (B) the aggregate net asset value of all units in the Partnership held by investors at the beginning of the month in question.

                  STEP 3 - The adjusted asset value allocable to each unit owned by a investor is determined by dividing the result in Step 2 by the number of units owned by the investor.

                  STEP 4 - The net asset value per unit for each unit owned by an investor is determined by subtracting (A) the management allocation allocable to each unit for the month, and (B) if the month is the ending month of a calendar quarter, the quarterly incentive allocation (if any) allocable to each unit, from the result determined under Step 3 above.

         In the event an investor acquires units on different dates, for purposes of the above determinations, the investor will be treated as a separate investor for the units acquired on each date. Since the amount of the management allocation and incentive allocation charged to an investor's units will depend upon the timing of the investor's purchase of units and the Partnership's income, the net asset value per unit of each investor's units may differ.

         For units purchased during the offering, the average net asset value per unit is determined on the last day of the month preceding the entry of the investor to the Partnership by dividing (A) the difference between (1) the result from Step 1 above, and (2) the sum of (a) the aggregate of the management allocation chargeable to all units during the preceding month, and (b) if such month is the ending month of a calendar quarter the incentive allocation (if any) chargeable to all units as of the end of such quarter, by (B) the number of units outstanding at the end of the month.

         The net asset value of the General Partners' interest in the Partnership is calculated by subtracting the aggregate net asset value allocable to the units owned by investors from the aggregate net asset value of the Partnership.

         Upon request, the General Partners will advise you of the current adjusted asset value per unit, the net asset value per unit and the number of units credited to your account, as well as the current average net asset value per unit.

                            TRANSFERS AND REDEMPTIONS

RESTRICTIONS ON TRANSFER

         The Partnership Agreement specifies how an investor may make a valid transfer of all or part of his interest. The transfer may not terminate the Partnership for federal income tax purposes, and it must satisfy applicable securities laws. A transferor may be required to furnish a satisfactory opinion of counsel to the effect that neither the contemplated transfer nor any offering in connection with that transfer violates any provision of any federal or state securities or comparable law. Except for transfers by gift, inheritance, intra-family transfers, family dissolutions, and transfers to affiliates, no transfer may be made of less than all of the units owned by the investor where, after the transfer, either the transferee or the transferor would hold less than the minimum number of units equal an initial minimum purchase. Investors must obtain Randell Commodity Corporation's consent for all transfers. Consent may be withheld for any reason.

REDEMPTIONS

         POWER TO REDEEM UNITS. An investor, on 10 days' written notice to Randell Commodity Corporation, may cause the Partnership to redeem any or all of his units as of the last day of any calendar quarter. The amount an investor will receive on redemption will be the redemption net asset value per unit less any amount owed by the investor to the Partnership. An investor may not, however, redeem any unit until after 6 full months from the time he purchased that unit. The "redemption net asset value per unit" is calculated the same as the net asset value per unit described in the previous section, except that the commissions which would be incurred to liquidate an open futures position, as well as any accrued brokerage fees, are subtracted from Partnership adjusted asset value. Redemptions made on or prior to the end of the sixth, ninth and twelfth month after the purchase of such units will be charged a 4%, 3%, and 2% redemption fee, respectively. However, the redemption fee will not exceed 5% of the gross purchase price of the units. Investors redeeming their units shall pay these charges to the General Partners.

         REQUESTS TO REDEEM. Except as otherwise noted, the Partnership will honor all requests for redemption in proper form. The Partnership will liquidate its commodity positions to the extent necessary to make redemptions. The right to redeem is contingent upon the Partnership having enough property to discharge its liabilities on the date of redemption. It is also contingent on receipt by Randell Commodity Corporation of a request for redemption in the form attached to the Partnership Agreement (or any other form approved by Randell Commodity Corporation) at least 10 days prior to the date on which redemption is requested. Payment will be made within 15 days after the date of redemption. However, under special circumstances (such as the inability on the part of the Partnership to liquidate commodity positions or default or delay in payments due the Partnership from futures commission merchants, banks or other persons) the Partnership may delay payments to partners requesting redemption of units. The amount of the delayed payment will be equal to the proportionate part of the net asset value of the units represented by the sums that are the subject of such default or delay.

         SPECIAL REDEMPTION DATE. The Partnership Agreement also provides for a mandatory special redemption date if the average net asset value per unit declines to 50% or less than the highest average net asset value per unit at which units have been purchased (after adjusting downward for all distributions), as of the close of business on any day. In the event of such a decrease, the Partnership will suspend all trading and liquidate all open positions as promptly as practicable. Randell Commodity Corporation must then either withdraw from the Partnership (which would likely cause its termination) or declare a special redemption date pursuant to which investors will have an opportunity to redeem their units before trading recommences. There are no assurances that the Partnership's open positions could be liquidated in a timely manner or without substantial additional losses. However, the special redemption is intended to help investors limit the percentage of their initial investment that they risk losing by assuring them of a suspension of trading and an opportunity to redeem after a certain level of losses is incurred.

         If trading resumes after a special redemption date, subsequent special redemption dates will occur if the average net asset value per unit has decreased to 50% or less of the highest average net asset value per unit at which units any investor has purchased since the previous special redemption date (or the average net asset value per unit at the previous special redemption date, if higher), after adjusting downward for all distributions.

         Randell Commodity Corporation may, in its discretion, declare a special redemption date at any time, if it determines that doing so would be in the best interests of the Partnership. A special redemption date, unlike routine quarterly redemptions, involves a suspension of trading and liquidation of open positions.

         Randell Commodity Corporation may redeem any units held by any investor, without the investor's consent, if it believes that doing so is desirable for the protection of the Partnership or its partners. The units will be redeemed at the redemption net asset value. Ten days' notice of the redemption will be given. If it is not done at the end of a calendar month or quarter, the redemption will not include a reduction for any accrued management or incentive allocation.

         The liability of investors, including the liability of a person who had units redeemed, for liabilities of the Partnership which arose before such redemption, is described under "The Partnership Agreement-Nature of the Partnership" in Part Two of this prospectus.

         See "Certain Federal Income Tax Aspects of Investing in the Partnership" for information concerning federal income tax aspects of redemptions.


                        ALLOCATION OF PROFITS AND LOSSES

FINANCIAL ALLOCATIONS

         Each investor and each General Partner (the General Partners and the investors, collectively, are considered to be "partners" for purposes of the following explanation of the Partnership's accounting and tax allocations, redemptions, and federal income tax issues) will have a capital account, the initial balance of which will consist of the partner's cash contribution to the Partnership.

FEDERAL TAX ALLOCATIONS

         At the end of each fiscal year, the Partnership's taxable income, expense, capital gain and loss will be allocated among the partners. Each partner must include his share of these items in his personal income tax return.

         MANAGEMENT AND INCENTIVE ALLOCATIONS. The Partnership will allocate the management allocation each month to each unit in proportion to the investor's adjusted asset value as determined in Step 3 in "Adjusted Asset Value and Net Asset Value" above. The incentive allocation (if any) for each unit will be calculated and allocated each quarter to those units that have net new appreciation for the quarter.

         ORDINARY INCOME AND EXPENSE. The Partnership will allocate items of ordinary income and expense (excluding the management allocation and the incentive allocation), such as interest income, brokerage fees and expenses incidental to trading, pro rata among the partners based on their capital accounts (referred to in the Partnership Agreement as the partner's respective "Partnership Percentage Interest") as of the beginning of each month in which the items of ordinary income and expense accrue.

         CAPITAL GAIN. The Partnership will allocate capital gain first to each investor who redeemed a unit during the fiscal year up to any excess of the amount received upon redemption of the unit over the tax basis account maintained for the redeemed unit. If the capital gain to be allocated is less than the excess of all amounts received for redeemed units over all corresponding tax basis accounts, the entire amount of such capital gain will be allocated among the investors who redeemed units at a value in excess of those units' respective tax basis accounts in the ratio that each investor's excess bears to the aggregate excesses of all such investors.

         Any capital gain remaining after the allocation described in the previous paragraph will be allocated among all investors whose capital accounts are in excess of their tax basis accounts (after increasing such accounts in the amount of the allocations described in the previous paragraph) in the ratio that each such investor's amount of additional excess bears to all such investors' excess. If the gain to be allocated is greater than the excess of all such investors' capital accounts over all such tax basis accounts, the amount of the additional gain will be allocated among all investors in the ratio that each investor's capital account bears to all investors' capital accounts.

         CAPITAL LOSS. The Partnership will allocate capital loss first to each investor who redeemed a unit during the fiscal year up to any excess of the tax basis account maintained for the redeemed unit over the amount received upon redemption of the unit. If the aggregate capital loss to be so allocated is less than the excess of all tax basis accounts for redeemed units over the amount received upon redemption of such units, the entire amount of such loss will be allocated among the investors that redeemed units at a value less than such units' tax basis accounts in proportion to the amounts by which the redemption value for each unit was less than the tax basis.

         Any capital loss remaining after the allocation described in the previous paragraph will be allocated among the investors whose tax basis accounts are in excess of their capital accounts (after decreasing such tax basis accounts in the amount of the allocations described in the previous paragraph) in ratio that each such investor's excess bears to all such investors' excesses. If the loss to be so allocated is greater than the excess of all such investors' tax basis accounts over all such capital accounts, the amount of such additional loss will be allocated among all investors in the ratio that each investor's capital account bears to all investors' capital accounts.

         "MARKED-TO-MARKET" GAIN OR LOSS. Any gain or loss required to be taken into account in accordance with the "marked-to-market" provisions of Section 1256 of the Internal Revenue Code will be considered capital gain or loss for purposes of the foregoing allocations. The General Partners' interest in the Partnership will be treated on a unit-equivalent basis for purposes of such allocation.

         SHORT VS. LONG-TERM CAPITAL GAIN. In the event that future tax legislation restores the distinction, generally eliminated in the Tax Reform Act of 1986, between short and long-term capital gain, the allocations of capital gain described above shall be pro rata between short and long-term capital gain.

         The allocation of profit and loss is intended to eliminate, to the extent possible, any disparity between a partner's capital account and his tax basis account in a manner consistent with principles set forth in Section 704(c) of the Internal Revenue Code.

       CERTAIN FEDERAL INCOME TAX ASPECTS OF INVESTING IN THE PARTNERSHIP

THE FOLLOWING IS A SUMMARY OF SOME OF THE FEDERAL INCOME TAX CONSEQUENCES TO INVESTORS RESULTING FROM AN INVESTMENT IN THE PARTNERSHIP BASED UPON THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). THE SUMMARY ALSO INCLUDES RULES, REGULATIONS AND EXISTING INTERPRETATIONS RELATING TO THE CODE, ANY OF WHICH COULD BE CHANGED AT ANY TIME. A COMPLETE DISCUSSION OF ALL FEDERAL, STATE AND LOCAL TAX ASPECTS OF AN INVESTMENT IN THE PARTNERSHIP IS BEYOND THE SCOPE OF THIS SUMMARY. YOU MUST CONSULT YOUR OWN TAX ADVISERS ON SUCH MATTERS. PROSPECTIVE INVESTORS WHO ARE GENERALLY EXEMPT FROM TAX SHOULD CAREFULLY REVIEW THE SECTION ENTITLED "PURCHASES BY EMPLOYEE BENEFIT PLANS" IN PART TWO OF THIS PROSPECTUS.

PARTNERSHIP STATUS

         PARTNERSHIP CLASSIFICATION. The General Partners have been advised by their counsel, Baker, Donelson, Bearman & Caldwell, that in its opinion, under present laws, regulations and judicial interpretations (all of which are subject to change), and subject to 90% or more of the Partnership's gross income being "qualifying income" as discussed below in this section, the Partnership will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation. The General Partners have not obtained and do not intend to request a ruling from the Internal Revenue Service confirming this tax treatment.

         CORPORATION CLASSIFICATION. If the Partnership should at any time be classified as an association taxable as a corporation, the investors would not be treated as partners for tax purposes. Therefore, income or loss of the Partnership would not pass through to the investors and the Partnership would be subject to tax on its income at the rates applicable to corporations. In addition, all or a portion of distributions made by the Partnership to the investors could be taxable to them as dividends or capital gains, while none of those distributions would be deductible by the Partnership in computing its taxable income.

         Certain "publicly traded partnerships" are taxed as corporations. Code
Section 7704 defines publicly traded partnerships as partnerships whose interests are traded on an established securities market or are readily tradeable on a secondary market (or the substantial equivalent thereof). Although units will not be traded on an established securities market or a secondary market, the legislative history to Section 7704 states that the substantial equivalent of a secondary market exists if the partnership has a "regular plan of redemptions ... so that the holders of interests have readily available, regular and ongoing opportunities to dispose of their interests...."
Furthermore, the Internal Revenue Service will classify an open-ended partnership (e.g., one that has a continuous offering feature such as the Partnership) that has a redemption feature as a publicly-traded partnership unless the partnership agreement requires at least 60 days prior written notice of the partner's intent to redeem. Our Partnership Agreement only requires 10 days' notice. Accordingly, it is likely that the Partnership will be classified as a publicly-traded partnership.

         CONSEQUENCES OF CLASSIFICATION. Even if the Partnership is classified as a publicly-traded partnership, there is an exception from tax treatment as a corporation if 90% or more of the Partnership's gross income for the taxable year is "qualifying income." Qualifying income includes certain kinds of passive income, such as interest, dividends, and in the case of a partnership whose principal activity is the buying and selling of commodity interests, income and gains from commodities or futures, options or forward contracts from such commodities.

         The General Partners intend that all of the income of the Partnership will constitute "qualifying income" within one or more of the foregoing categories. In addition, the Partnership Agreement prohibits the General Partners from causing the Partnership to fail the 90% qualifying income safe harbor. Accordingly, while the offering and redemption features of the Partnership may cause the Internal Revenue Service to classify the Partnership as a publicly-traded partnership, it is unlikely that the Service would treat the Partnership as a corporation for federal income tax purposes.

         The remainder of this section assumes that the Partnership will be classified as a partnership for federal income tax purposes.

TAXATION OF PARTNERS ON PROFITS OR LOSSES OF THE PARTNERSHIP

         GENERAL. The Partnership, as an entity, will not be subject to federal income tax. In general, each partner, including each investor, is required to take into account, in his taxable year within which a taxable year of the Partnership ends, his distributive share of all items of Partnership income, gain, loss or deduction for the taxable year of the Partnership. A partner must take such items into account even if the Partnership does not make any distributions to the partner during his taxable year.

         EFFECT OF ALLOCATIONS. The allocations made pursuant to the Partnership Agreement generally determine a partner's distributive share of all items of Partnership income gain, loss or deduction for federal income tax purposes, unless such items as so allocated do not have "substantial economic effect" or are not in accordance with the partners' interests in the Partnership. Under the Partnership Agreement, allocations are generally made in proportion to partners' capital accounts and therefore have "substantial economic effect." However, the allocations required by the Partnership Agreement in connection with the management and incentive allocations, redemptions or purchases of units generally will not be in proportion to capital accounts. Nonetheless, the General Partners believe such allocations are permitted for tax purposes, and the income tax regulations seem to support that belief. If such allocations are not permitted, each Partner's distributive share of the items that are the subject of the allocations would be redetermined based upon his interest in the Partnership. Any redetermination might result in a larger share of Partnership income being allocated (solely for tax purposes) to partners who did not redeem or purchase units during a given taxable year than was allocated to them pursuant to the Partnership Agreement.

         SHARE OF LOSSES. The amount of any Partnership loss (including capital loss) that a partner is entitled to include in his personal income tax return is limited to his tax basis for his interest in the Partnership as of the end of the Partnership's taxable year in which such loss occurred. Generally, a partner's adjusted tax basis for his interest in the Partnership is (A) the amount paid for such interest, (B) reduced (but not below zero) by his share of any Partnership distributions, losses and expenses, and (C) increased by his share of the Partnership's income, including gain.

         "60/40 RULE" FOR CAPITAL GAIN OR LOSS. Assuming that the Partnership meets the requirements to be treated as a "qualified fund" and elects to be so treated (as discussed below), the General Partners anticipate that gain or loss recognized with respect to all futures contracts, forward contracts and options traded on domestic exchanges by the Partnership will be characterized as capital gain or loss. Of this gain or loss, 60 percent will be treated as long-term and 40 percent will be treated as short-term, regardless of the holding period of the contracts (the "60/40 rule"). Income derived by the Partnership from investing funds not required for trading in interest-bearing obligations will generally be ordinary income.

         In general, long-term capital gain is subject to tax at the same rate as ordinary income, but is subject to a maximum rate of 28 percent (legislation is currently pending which could reduce the maximum long-term capital gains tax rate). For corporations, gain is subject to a maximum rate of 35 percent. Net capital losses are deductible by individuals only to the extent of capital gains (whether long-term or short-term) for the taxable year plus $3,000. As an example, under these rules if a partner's distributive share of Partnership interest income (which constitutes ordinary income for tax purposes) was $5,000, the partner's distributive share of Partnership trading losses (which constitute capital losses for tax purposes) was $5,000 and the partner had no other capital gains, the partner would have $2,000 of income subject to tax despite having derived no economic gain from his investment in the Partnership. Corporations may deduct capital losses only to the extent of capital gains.

         The Partnership will meet the requirements to elect "qualified fund" status if:

                  (1) the Partnership has at all time at least 20 partners, and no single partner owns more than 20% of the interests in the capital or profits of the Partnership;

                  (2) the principal activity of the Partnership at all times consists of buying and selling futures contracts, forward contracts and options with respect to commodities;

                  (3) at least 90% of the gross income of the Partnership consists of interest, dividends, income and gains from futures contracts, forward contracts or options with respect to commodities and certain other capital gains; and

                  (4) no more than a de minimis amount of the gross income of the Partnership consists of income from trading in "spot" commodities.

The Partnership met these requirements for all prior years and has elected "qualified fund" status. The General Partners anticipate that the Partnership will continue to meet these requirements in future years. If the Partnership fails to meet any of the above requirements in a taxable year:

         - a net loss recognized by the Partnership in such taxable year from all futures contracts, forward contracts and options with respect to foreign currencies traded by the Partnership will be characterized as a capital loss, and
         - a net gain recognized by the Partnership in such taxable year from such contracts will be characterized as ordinary income.

If the Partnership did not elect such status, the Partnership's trading of certain bank forward contracts, with respect to foreign currencies, foreign currency futures contracts traded on foreign exchanges and certain similar instruments would result in ordinary income (or loss) against which the capital losses from the Partnership's other trading activities might not be fully deductible.

         THE "MARKED-TO-MARKET" SYSTEM. The "marked-to-market" system of taxation and the 60/40 rule will apply to most, if not all, futures contracts, forward contracts and options which the Partnership will trade. Under the marked-to-market system, any unrealized profit or loss on positions in contracts which are open at the end of the Partnership's taxable year will be treated as if such profit or loss had been realized for tax purposes. If an open position on which profit or loss has been recognized by the end of a taxable year declines in value after year-end and before the position is in fact offset, a loss is recognized for tax purposes. The converse is the case with an open position on which a marked-to-market loss was recognized for tax purposes as of the end of a taxable year but which subsequently increases in value prior to being offset.

TREATMENT OF INCOME AND LOSS UNDER THE PASSIVE LOSS RULES

         The Internal Revenue Code contains rules, known as "passive loss rules," designed to prevent the deduction of losses from "passive activities" against income not derived from such activities, including income from investment activities not constituting a trade or business, such as interest, dividends and salary. In accordance with Temporary Treasury Regulations promulgated under the Code relating to the passive loss rules, the ownership of units will not constitute a "passive activity," with the result that income derived from the Partnership's trading activities will constitute income not from a passive activity. This means that losses resulting from a partner's "passive activities" (including most "tax shelter" limited partnerships) cannot be offset against such income and net losses from Partnership operations will be deductible in computing the taxable income of an investor (subject to other limitations on the deductibility of such losses).

LIMITED DEDUCTION FOR CERTAIN EXPENSES

         Prior law permitted individual taxpayers who itemized deductions to deduct expenses of producing income, including investment advisory fees, when computing taxable income. The Internal Revenue Code now provides that such expenses are to be aggregated with unreimbursed employee business expenses and other expenses of producing income. These are called "miscellaneous itemized deductions." The aggregate amount of the miscellaneous itemized deductions will be deductible only to the extent the deductions exceed 2% of a taxpayer's adjusted gross income. The General Partners intend not to treat any part of the management or incentive allocations payable to the General Partner as a miscellaneous itemized deduction subject to the 2% floor. If the Internal Revenue Service successfully asserted that the Partnership should have treated all or any portion of the Partnership's expenses as miscellaneous itemized deductions, investors could be required to file amended tax returns and to pay additional taxes plus interest and penalties. The General Partners reserve the right to determine in their sole discretion how to treat the Partnership's expenses for federal income tax purposes.

CASH DISTRIBUTIONS AND REDEMPTIONS OF UNITS

         CASH FROM DISTRIBUTIONS OR PARTIAL REDEMPTIONS. A partner's receipt of cash from the Partnership as a distribution or in redemption of less than all of his interest generally does not result in taxable income to that partner. Rather, such distribution reduces (but not below zero) the total tax basis of all of the units held by the partner after the distribution or redemption. Any cash distribution in excess of a partner's adjusted tax basis for his interest in the Partnership is treated as gain from the sale or exchange of his interest. Because a partner's tax basis in his units is not increased on account of his distributive share of the Partnership's income until the end of the Partnership's taxable year, distributions during the taxable year could result in taxable gain to a partner. This is true even if no gain would result if the same distributions were made at the end of the taxable year. Furthermore, the share of the Partnership's income allocable to a partner at the end of the Partnership's taxable year would also be includable in the partner's taxable income and would increase his tax basis in his remaining interest in the Partnership as of the end of such taxable year.

         CASH FROM TOTAL REDEMPTION. Redemption for cash of a partner's entire interest in the Partnership will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference between the amount of the cash distribution and the partner's adjusted tax basis for his interest. A partner's adjusted tax basis for his interest in the Partnership includes for this purpose his distributive share of the Partnership's income or loss for the year of redemption.

LIMITATION ON DEDUCTIBILITY OF INTEREST ON INVESTMENT INDEBTEDNESS

         Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Interest expense incurred by an investor that is allocable to such investor's investment in units generally will be investment interest. In addition, an investor's allocable share of interest expense incurred by the Partnership, if any, will be investment interest. Such interest is generally deductible by noncorporate taxpayers only to the extent that it does not exceed net investment income. An investor's distributive share of net Partnership income and any gain from the disposition of units will be treated as investment income. However, an investor's net capital gain from the disposition of units is not investment income unless the investor waives the benefit of the lower preferred tax rate on such gains. It is not clear whether an investor's distributive share of Partnership net capital gain constitutes investment income where such gain is taxed at the maximum lower preferred rate. Interest expense incurred by an investor to acquire his units generally will be investment interest expense. Any investment interest expense disallowed as a deduction in a taxable year solely by reason of the above limitation is treated as investment interest paid or accrued in the succeeding taxable year.

SYNDICATION EXPENSES

         The Partnership must capitalize expenditures made in connection with its syndication; it cannot amortize these expenses. Syndication expenditures include amounts incurred to promote the sale of, or to sell, units in the Partnership, such as any:

         -        offering fees,
         -        sales commissions,
         -        legal fees incident to the syndication, and
         -        printing costs.

         The Internal Revenue Service could take the position that (1) a portion of the management allocation and incentive allocation paid to the General Partners constitutes non-deductible syndication expenses, and (2) a portion of the General Partners' distributive share of Partnership income, gains or cash distributions constitutes non-deductible syndication expenses. The General Partners believe that no portion of the fees or distributive share constitute non-deductible syndication expenses. The General Partners anticipate devoting a substantial amount of time to the management of the Partnership and its trading activities, which should support a finding that such allocations are proper. However, the Internal Revenue Service may disagree with this position.

         Finally, the Internal Revenue Service may contend that a portion of the brokerage commissions paid by the Partnership to Refco constitute non-deductible syndication expenses under the theory that such commissions are to reimburse Refco for its advance of the Partnership's organizational and offering expenses, or because selling agents may receive compensation from Refco on an ongoing basis from a portion of the commodity brokerage commissions paid by the Partnership. If the Service were successful in this regard, the Partnership would have to capitalize such amounts, thereby increasing the amount of gain (or reducing the amount of loss) allocable to the partners for the Partnership's trading activities.

PARTNERSHIP AUDITS; PENALTIES

         The tax treatment of Partnership-related items is determined at the Partnership level rather than at the partner level. Randell Commodity Corporation has been appointed as "tax matters partner" with the authority to determine the Partnership's response to an audit. However, Randell does not have the authority to settle tax controversies on behalf of any investor who files a statement with the Internal Revenue Service stating otherwise. The limitations period for assessment of deficiencies and claims for refunds with respect to items related to the Partnership is three years after the Partnership's return for the taxable year in question is filed. Randell may extend such period for all investors. If an audit results in an adjustment, all partners may be required to file amended tax returns. The partners' amended tax returns may themselves also be subject to audit, additional taxes, interest and penalties.

         Section 6662 of the Internal Revenue Code imposes a 20% penalty for any substantial understatement of income tax liability or for any negligent disregard of tax rules or regulations.

         - A "substantial understatement" exists if the total understatement of tax liability for the taxable year exceeds the greater of 10% of the tax required to be shown on the return or $5,000.
         - "Negligence" includes any failure to make a reasonable attempt to comply with the tax laws.
         - "Disregard" includes any careless, reckless or intentional disregard.

         If a partner makes a substantial understatement of personal tax liability, the partner may be subject to this penalty for any disallowed item unless (1) his treatment of the item is supported by "substantial authority" or
(2) the relevant facts affecting the tax treatment of such items are disclosed in the return or in a statement attached to the return. A special rule is applicable if an item is attributable to a "tax shelter." In order to avoid the penalty for understatement of tax liability for a tax shelter item, in addition to the "substantial authority" requirement, the taxpayer must reasonably believe that the tax treatment was more likely than not the proper treatment. Based on the expected activities of the Partnership, the General Partners do not believe that the Partnership is a "tax shelter" for this purpose. The Internal Revenue Service or the courts, however, may disagree with this position.

STATE AND LOCAL TAXES

         In addition to the federal income tax consequences described above, the Partnership and the partners may be subject to various state and local taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable on an investment in the Partnership. State and local authorities may require a partner to include the partner's distributive share of the profits when determining reportable income. State and local taxation of gains and losses from certain of the Partnership's activities may be inconsistent with the treatment of such gains and losses for federal income tax purposes.

                                ----------------

         Unless otherwise indicated, the statements regarding the federal income tax consequences to the partners of an investment in the Partnership are based upon the provisions of the Internal Revenue Code currently in effect and existing administrative and judicial interpretations. Administrative, judicial or legislative changes (other than those discussed above) may occur that would make the above discussion incorrect or incomplete.

         The above tax discussion is not intended as a substitute for careful tax planning, particularly since certain of the income tax consequences of an investment in the Partnership may not be the same for all taxpayers.

         PROSPECTIVE INVESTORS IN THE PARTNERSHIP ARE URGED TO CONSULT THEIR TAX ADVISORS FOR INFORMATION ON THEIR OWN TAX SITUATION UNDER FEDERAL LAW AND APPLICABLE STATE AND LOCAL LAWS BEFORE SUBSCRIBING FOR UNITS.

                              PLAN OF DISTRIBUTION

         The units will be offered by the Partnership through its selling agents who are members of National Association of Securities Dealers ("NASD") pursuant to a selling agreement between the Partnership, the selling agents and Refco. The units will be offered on a best efforts basis without any firm underwriting commitment. The compensation to the selling agents is described in detail in "Description of Charges to the Partnership." Selling agents may pay a portion of any compensation to their respective employees.

         The Partnership will offer units for sale valued as of the first business day of each month at the then current average net asset value per unit, plus a selling commission of 4%, until the maximum number of units offered are sold. Purchasers of units during the offering will be admitted on the first business day of the month following the month in which their subscription is received. Subscriptions must be received by the General Partners not later than the fifth day prior to the end of a month in order for a subscriber to be admitted on the first business day of the next month. Proceeds from the sale of units during the offering will be added to the Partnership's trading account. Interest earned on such proceeds prior to closing applicable to such units will be retained by the Partnership. The number of units subscribed for will be determined for each subscriber by dividing the average net asset value per unit on the first day of such month, plus 4% selling commission, into the amount tendered by such subscriber. Fractional units will be issued.

         The Partnership is registering 100,000 units for sale under this prospectus. However, after all 100,000 units have been sold, Randell Commodity Corporation may, in its discretion, subsequently register an additional 400,000 units and increase the number of units to 500,000 and make additional public or private offerings of units. However, the net proceeds to the Partnership of any such sales shall in no event be less than the average net asset value per unit at the time of sale. Randell Commodity Corporation, and not the Partnership, will bear, or cause others to bear, all expenses related to the offering or any additional offering. No investor will have any preemptive, preferential or other rights with respect to the issuance or sale of any additional units.

         Randell Commodity Corporation may reject any subscription in whole or in part for any reason. All subscriptions are irrevocable.

HOW YOU CAN INVEST

         You must invest a minimum of $2,000, plus a selling commission of 4% of the average net asset value per unit purchased. Some states' securities laws impose higher minimums.

         In order to purchase units, you must:

         - complete and execute the subscription agreement found in the separate subscription documents, and the attached power of attorney; and
         - deliver or mail the subscription agreement, the power of attorney forms and a check made payable to Ceres Fund, L.P. for the full purchase price of the units subscribed for to the selling agent, which will forward the check and the other subscription documents to Randell Commodity Corporation, 889 Ridge Lake Boulevard, Memphis, Tennessee 38120. You must have the power of attorney notarized. We will determine the number of units purchased by calculating the then current average net asset value per unit, plus the 4% sales commission.

We must receive your subscription at least 5 days prior to the last day of the month in order to admit you on the first business day of the next month.


                                  LEGAL MATTERS

         Baker, Donelson, Bearman & Caldwell of Memphis, Tennessee will pass upon the legality of the units offered by means of this prospectus.

                                     EXPERTS

         The financial statements of Ceres Fund, L.P. as of December 31, 1998 and 1997, and for the three years ended December 31, 1998, are included here in reliance upon the reports of KPMG LLP, independent certified public accountants, and upon the authority of KPMG LLP as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         The Partnership filed with the Securities and Exchange Commission in Washington, D.C. a registration statement under the Securities Act of 1933, as amended, for the securities offered. This prospectus does not contain all of the information set forth in the registration statement. For further information regarding the Partnership and the securities offered, you should review the registration statement. You may inspect the registration statement without charge at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., or obtain a copy of it from the Commission by writing to the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. Many of these contracts, agreements or other documents are filed as exhibits to the registration statement. You should review these exhibits for a more complete description of the matter involved. Each statement in this prospectus relating to other contracts, agreements or documents shall be deemed qualified in its entirety by reference to these exhibits.

         The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934 and will file reports and other information with the Securities and Exchange Commission. You may inspect and copy these reports at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 75 Park Place, 14th Floor, New York, New York 10007 and Everett McKinley Dirkson Building, 219 South Dearborn Street, Room 1204, Chicago, Illinois 60604.

                                CERES FUND, L.P.
                       (A Tennessee Limited Partnership)

                       Financial Statements and Schedule

                           December 31, 1998 and 1997

                  (With Independent Auditors' Report Thereon)



To the best of my knowledge and belief, the information contained herein is accurate and complete.




Frank L. Watson Jr., Chairman
Randell Commodity Corporation
General Partner and Commodity Pool Operator
Ceres Fund, L.P.

                          INDEPENDENT AUDITORS' REPORT


The Partners
Ceres Fund, L.P.:


We have audited the accompanying statements of financial condition of Ceres Fund, L.P. (a Tennessee Limited Partnership) as of December 31, 1998 and 1997 and summary of net asset values as of December 31, 1998, 1997 and 1996, and the related statements of operations, changes in partners' capital and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ceres Fund, L.P. (a Tennessee Limited Partnership) as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in Schedule 1 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                     KPMG LLP


Memphis, Tennessee
February 12, 1999

                                CERES FUND, L.P.
                       (A Tennessee Limited Partnership)

                       Statements of Financial Condition

                           December 31, 1998 and 1997

                                                                      1998              1997
                                                                  -----------       -----------
                      ASSETS
Cash                                                              $   140,972           155,155
Equity in commodity futures trading account:
    U.S. government obligations at fair value (cost of
      $5,293,365 and $6,269,786 at December 31, 1998
      and 1997, respectively)                                       5,322,469         6,308,524
    Cash                                                              452,502           141,589
    Unrealized gains (losses) on open futures contracts              (466,699)           27,202
    Open option contracts, at market                                   51,875            10,780
Interest receivable                                                     2,973             4,395
                                                                  -----------       -----------
      Total assets                                                $ 5,504,092         6,647,645
                                                                  ===========       ===========

               LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
    Accrued management fees                                       $    17,191            20,855
    Accrued incentive fees                                                  0             1,662
    Other accrued expenses                                             63,429            60,387
    Redemptions payable                                               137,884            80,700
                                                                  -----------       -----------
      Total liabilities                                               218,504           163,604
                                                                  -----------       -----------
Partners' capital:
    General partners                                                  283,263           357,891
    Limited partners                                                5,002,325         6,126,150
                                                                  -----------       -----------
      Total partners' capital                                       5,285,588         6,484,041
                                                                  -----------       -----------
                                                                  $ 5,504,092         6,647,645
                                                                  =============================


See accompanying notes to financial statements.

                                CERES FUND, L.P.
                       (A Tennessee Limited Partnership)

                            Statements of Operations

                  Years ended December 31, 1998, 1997 and 1996

                                                                         1998                1997               1996
                                                                      ------------       ------------       ------------
Net (losses) gains on trading of commodity futures
   and options contracts:
     Realized gains (losses) on closed positions                      $   (488,722)           472,553          3,457,913
     Change in unrealized losses on open
       futures contracts                                                  (493,901)          (158,830)           (45,994)
     Change in unrealized gains (losses)
       on open options contracts                                            41,095             10,780             (1,840)
                                                                      ------------       ------------       ------------
                Net (losses) gains on investments                         (941,528)           324,503          3,410,079
Investment income - interest (note 3)                                      332,240            294,507            187,206
                                                                      ------------       ------------       ------------
                (Loss) income from operations                             (609,288)           619,010          3,597,285
                                                                      ------------       ------------       ------------
Brokerage commissions (note 3)                                             737,296            797,000            541,907
Exchange, clearing fees and NFA charges                                     32,785             41,772             23,322
Management fee allocations (note 2)                                        259,437            223,279            151,969
Incentive fee allocations (note 2)                                          14,116              3,091            384,117
Professional and administrative expenses                                    72,000             58,403             82,026
                                                                      ------------       ------------       ------------
                                                                         1,115,634          1,123,545          1,183,341
                                                                      ------------       ------------       ------------
                Net (loss) earnings                                   $ (1,724,922)          (504,535)         2,413,944
                                                                      ============       ============       ============
                Net (loss) earnings allocated to
                  general partner                                     $    (74,628)           (16,850)           208,349
                                                                      ============       ============       ============
                Net (loss) earnings allocated to
                  limited partners                                    $ (1,650,294)          (487,685)         2,205,595
                                                                      ============       ============       ============
                Average net (loss) earnings per unit                  $     (50.01)            (19.61)            115.23
                                                                      ============       ============       ============


See accompanying notes to financial statements.

                                CERES FUND, L.P.
                       (A Tennessee Limited Partnership)

                   Statements of Changes in Partners' Capital

                  Years ended December 31, 1998, 1997 and 1996

                                                                        GENERAL            LIMITED
                                                                        PARTNERS           PARTNERS             TOTAL
                                                                      ------------       ------------       ------------
Partners' capital at December 31, 1995                                $    166,392          2,831,228          2,997,620
Capital contributions (395 units)                                                0             96,154             96,154
Redemption of units (2,798 units)                                                0           (442,122)          (442,122)
Distributions                                                                    0           (288,507)          (288,507)
Net income                                                                 208,349          2,205,595          2,413,944
                                                                      ------------       ------------       ------------
Partners' capital at December 31, 1996                                     374,741          4,402,348          4,777,089
Capital contributions (13,552 units)                                             0          2,755,044          2,755,044
Redemption of units (1,555 units)                                                0           (299,329)          (299,329)
Distributions (1,862 units)                                                      0           (244,228)          (244,228)
Net loss                                                                   (16,850)          (487,685)          (504,535)
                                                                      ------------       ------------       ------------
Partners' capital at December 31, 1997                                     357,891          6,126,150          6,484,041
Capital contributions (4,353 units)                                              0            866,406            866,406
Redemption of units (1,944 units)                                                0           (339,937)          (339,937)
Net loss                                                                   (74,628)        (1,650,294)        (1,724,922)
                                                                      ------------       ------------       ------------
Partners' capital at December 31, 1998                                $    283,263          5,002,325          5,285,588
                                                                      ============       ============       ============



Average net asset value per limited partnership unit at:

   December 31, 1998; 34,206.8518 units outstanding                                                         $     146.24
                                                                                                            ============
   December 31, 1997; 31,797.3173 units outstanding                                                         $     192.66
                                                                                                            ============
   December 31, 1996; 17,938.6369 units outstanding                                                         $     245.41
                                                                                                            ============


See accompanying notes to financial statements.

                                CERES FUND, L.P.
                       (A Tennessee Limited Partnership)

                            Statements of Cash Flows

                  Years ended December 31, 1998, 1997 and 1996

                                                                          1998              1997               1996
                                                                      ------------       ------------       ------------
Cash flows from operating activities:
    Net (loss) earnings                                               $ (1,724,922)          (504,535)         2,413,944
      Adjustments to reconcile net (loss) earnings to
        net cash provided (used) by operating activities:
          Net unrealized losses on open contracts                          452,806            148,050             47,834
          (Increase) decrease in operating assets:
            Investments in commodities futures
              trading account                                              675,142         (1,858,269)        (1,641,232)
            Interest receivable                                              1,422              4,262             (3,601)
          Increase (decrease) in operating liabilities:
            Accrued management fees                                         (3,664)            10,822                (44)
            Accrued incentive fees                                          (1,662)           (31,187)           (65,111)
            Other accrued expenses                                           3,042             17,843             27,055
                                                                      ------------       ------------       ------------
              Net cash (used in) provided by
                operating activities                                      (597,836)        (2,213,014)           778,845

Cash flows from financing activities:
    Net proceeds from sale of limited partnership units                    866,406          2,755,044             96,154
    Redemptions of limited partnership units                              (282,753)          (251,201)          (493,476)
    Distributions to limited partners                                            0           (244,228)          (288,507)
                                                                      ------------       ------------       ------------
              Net cash provided by (used in)
                financing activities                                       583,653          2,259,615           (685,829)
                                                                      ------------       ------------       ------------
Net (decrease) increase in cash                                            (14,183)            46,601             93,016
Cash at beginning of year                                                  155,155            108,554             15,538
                                                                      ------------       ------------       ------------
Cash at end of year                                                   $    140,972            155,155            108,554
                                                                      ==================================================


See accompanying notes to financial statements.

                                CERES FUND, L.P.
                       (A Tennessee Limited Partnership)

                          Summary of Net Asset Values

                               December 31, 1998

                                                                                                             TOTAL
                           NUMBER          NUMBER           NUMBER           NUMBER        NET ASSET        LIMITED
    SUBSCRIBER            OF UNITS        OF UNITS         OF UNITS         OF UNITS         VALUE        PARTNER NET
  ADMISSION DATE         SUBSCRIBED       WITHDRAWN       DISTRIBUTED     OUTSTANDING       PER UNIT      ASSET VALUE
-------------------     ------------     ------------     ------------    ------------    ------------    ------------

January 1, 1996          43,256.2273     (22,527.1643)      1,793.0394     17,522.1024      $ 146.6195       2,569,081
November 1, 1996            239.4689         (65.0721)         41.3760        215.7728        146.6195          31,636
December 1, 1996            155.2598         (73.6830)         27.5246        109.1014        146.6195          15,996
January 1, 997              708.7734        (251.8320)          0.0000        456.9414        146.6195          66,997
February 1, 1997          1,555.9517        (225.5000)          0.0000      1,330.4517        146.6194         195,070
March 1, 1997             2,630.9876        (463.1330)          0.0000      2,167.8546        146.5239         317,642
April 1, 1997             3,704.4494        (163.7290)          0.0000      3,540.7204        146.3058         518,028
May 1, 1997               1,381.6388        (259.8730)          0.0000      1,121.7658        146.0901         163,879
June 1, 1997                988.1934        (113.8470)          0.0000        874.3464        146.6194         128,196
July 1, 1997                826.3808          (6.8940)          0.0000        819.4868        143.2701         117,408
August 1, 1997              493.4459           0.0000           0.0000        493.4459        144.2740          71,191
September 1, 1997           209.0262           0.0000           0.0000        209.0262        143.9424          30,088
October 1, 1997             496.1560           0.0000           0.0000        496.1560        144.3731          71,631
November 1, 1997            229.6653           0.0000           0.0000        229.6653        144.4227          33,169
December 1, 1997            327.4226           0.0000           0.0000        327.4226        144.7055          47,380
January 1, 1998             103.8085           0.0000           0.0000        103.8085        144.8718          15,039
February 1, 1998            509.8596         (50.8030)          0.0000        459.0566        144.5137          66,340
March 1, 1998             1,177.3329           0.0000           0.0000      1,177.3329        144.7433         170,411
April 1, 1998               717.5374           0.0000           0.0000        717.5374        146.2485         104,939
May 1, 1998                 422.0476           0.0000           0.0000        422.0476        146.2485          61,724
June 1, 1998                669.0029           0.0000           0.0000        669.0029        146.2485          97,840
August 1, 1998              506.3963          (9.7090)          0.0000        496.6873        145.9705          72,501
September 1, 1998            29.1615           0.0000           0.0000         29.1615        146.2467           4,265
October 1, 1998             217.9573           0.0000           0.0000        217.9573        146.2418          31,874
                         -----------     ------------       ----------     -----------      ----------       ---------
                         61,556.1511     (24,211.2394)      1,861.9400     34,206.8518      $ 146.2376       5,002,325
                         ===========     ============       ==========     ===========      ==========       =========


See accompanying notes to financial statements.

                                CERES FUND, L.P.
                        (A Tennessee Limited Partnership)

                           Summary of Net Asset Values

                                December 31, 1997

                                NUMBER           NUMBER             NUMBER          NUMBER           NET ASSET    TOTAL LIMITED
   SUBSCRIBER                  OF UNITS         OF UNITS           OF UNITS        OF UNITS            VALUE       PARTNER NET
  ADMISSION DATE              SUBSCRIBED        WITHDRAWN        DISTRIBUTED      OUTSTANDING         PER UNIT     ASSET VALUE
-------------------          ------------      ------------      ------------     ------------      ------------   ------------

January 1, 1996               43,256.2273      (27,202.5977)       1,793.0394      17,846.6690      $   192.7624   $  3,440,167
November 1, 1996                 239.4689          (65.0721)          41.3760         215.7728          192.7624         41,593
December 1, 1996                 155.2598            0.0000           27.5246         182.7844          192.7624         35,234
January 1, 1997                  708.7734            0.0000            0.0000         708.7734          192.7624        136,625
February 1, 1997               1,555.9517            0.0000            0.0000       1,555.9517          192.7623        299,929
March 1, 1997                  2,630.9876            0.0000            0.0000       2,630.9876          192.7625        507,155
April 1, 1997                  3,704.4494            0.0000            0.0000       3,704.4494          192.7624        714,078
May 1, 1997                    1,381.6388            0.0000            0.0000       1,381.6388          192.7624        266,328
June 1, 1997                     988.1934            0.0000            0.0000         988.1934          192.7624        190,486
July 1, 1997                     826.3808            0.0000            0.0000         826.3808          190.5557        157,472
August 1, 1997                   493.4459            0.0000            0.0000         493.4459          191.8761         94,680
September 1, 1997                209.0262            0.0000            0.0000         209.0262          191.4386         40,016
October 1, 1997                  496.1560            0.0000            0.0000         496.1560          192.0056         95,265
November 1, 1997                 229.6653            0.0000            0.0000         229.6653          192.0699         44,112
December 1, 1997                 327.4226            0.0000            0.0000         327.4226          192.4436         63,010
                              -----------      ------------        ----------      -----------      ------------   ------------
                              57,203.0471      (27,267.6698)       1,861.9400      31,797.3173      $   192.6625   $  6,126,150
                              ===========      ============        ==========      ===========      ============   ============

See accompanying notes to financial statements.

                                CERES FUND, L.P.
                        (A Tennessee Limited Partnership)

                           Summary of Net Asset Values

                                December 31, 1996

                                  NUMBER            NUMBER           NUMBER          NET ASSET     TOTAL LIMITED
    SUBSCRIBER                   OF UNITS          OF UNITS         OF UNITS           VALUE        PARTNER NET
 ADMISSION DATE                SUBSCRIBED         WITHDRAWN        OUTSTANDING        PER UNIT       ASSET VALUE
-------------------            -----------      ------------       -----------      -----------     ------------
January 1, 1996                43,256.2273      (25,712.3191)      17,543.9082           245.38     $  4,304,987
November 1, 1996                  239.4689            0.0000          239.4689           246.28           58,977
December 1, 1996                  155.2598            0.0000          155.2598           247.23           38,384
                               -----------      ------------       -----------      -----------     ------------
                               43,650.9560      (25,712.3191)      17,938.6369           245.41     $  4,402,348
                               ===========      ============       ===========      ===========     ============


See accompanying notes to financial statements.

                                CERES FUND, L.P.
                        (A Tennessee Limited Partnership)

                          Notes to Financial Statements

                           December 31, 1998 and 1997



(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A)    ORGANIZATION

              Ceres Fund, L.P. (the Partnership) is a Tennessee limited partnership organized on September 19, 1990 to engage in the speculative trading of commodities futures contracts and other commodity interests. Randell Commodity Corporation (Randell) and RanDelta Capital Partners, L.P. (RanDelta) are the general partners. Randell serves as the managing general partner and RanDelta serves as the financial general partner. Randell acts as commodity trading advisor with respect to the Partnership.

              The Partnership solicited subscriptions for a maximum of 100,000 units of limited partnership interest at $105 per unit ($100 net of commission). During the initial offering period 13,471.6805 units were sold and the Partnership commenced trading commodity futures contracts on December 1, 1991. The Partnership continues to sell units as of the end of each month at the then average net asset value per unit plus a selling commission of 4% in accordance with the terms of the Limited Partnership Agreement, and can continue selling units until the maximum number of units offered have been sold.

              Income and expenses of the Partnership (excluding the Management Allocation and Incentive Allocation) are allocated pro rata among the partners based on their respective capital accounts as of the beginning of the month in which the items of income and expense accrue, except that limited partners have no liability for partnership obligations in excess of his or her capital account, including earnings. The Management Allocation and Incentive Allocation are allocated to the Limited Partners only in accordance with the terms of the Limited Partnership Agreement.

              Units may not be redeemed during the first six months after they are purchased. Thereafter, limited partners may redeem their units at the redemption net asset value per unit as of the end of any calendar quarter upon ten days written notice to the managing general partner. The redemption charge will be based on the redemption net asset value on all units redeemed as more fully described in the offering prospectus.

              Under the terms of the partnership agreement, the Partnership will terminate on the earlier of December 31, 2020, or the occurrence of certain events as more fully described in the Limited Partnership Agreement.

         (B)    EQUITY IN COMMODITY FUTURES TRADING ACCOUNT

              U.S. government obligations represent investments in U.S. Treasury Bills with a maturity of 90 days or less and are carried at fair value and any unrealized gains and losses are reflected in income. Cash represents deposits at brokers and funds temporarily held in interest bearing accounts.

                                CERES FUND, L.P.
                       (A Tennessee Limited Partnership)

                         Notes to Financial Statements

                           December 31, 1998 and 1997


         (C)    FUTURES CONTRACTS AND OPTIONS CONTRACTS

              Futures contracts are required to be made on a commodity exchange and call for the future delivery of various agricultural and nonagricultural commodities, currencies or financial instruments at a specified time and place. These contractual obligations, depending on whether one is a buyer or a seller, may be satisfied either by taking or making physical delivery of an approved grade of the particular commodity (or, in the case of some contracts, by cash settlement) or by making an offsetting sale or purchase of an equivalent commodity futures contract on the same (or a linked) exchange prior to the designated date of delivery. In market terminology, a trader who purchases a futures contract is "long" in the futures market, and a trader who sells a futures contract is "short" in the futures market. Outstanding futures contracts (those that have not been closed out by an offsetting purchase or sale or by delivery) are known as "open trades" or "open positions."

              Among the agricultural commodities for which there are futures contracts are corn, oats, wheat, soybeans, soybean oil, soybean meal, live cattle, live hogs, pork bellies, coffee, sugar, cocoa and cotton. Nonagricultural commodities for which there are futures contracts include copper, silver, gold, platinum, lumber, currency, Treasury bonds and bills, mortgage-backed securities, Eurodollar deposits, certain petroleum products and stock, inflation and interest rate related indices.

              An option on a futures contract gives the purchaser of the option the right (but not the obligation) to take a position at a specified price (the "striking", "strike" or "exercise" price) in the underlying futures contract. Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. Some options, however, expire significantly in advance of such date. The value of an option at any given point in time is a function of market volatility and the price level of the underlying futures contract.

              Open futures contracts are valued at the settlement price on the date of valuation as determined by the exchange on which the contract was traded. Changes in the market value of open futures contracts, entered into for speculative investing, are recorded as unrealized gains or losses in the accompanying statement of operations. Realized gains and losses (excluding commissions and other exchange related fees) are recognized when such contracts are closed.

         (D)    INCOME TAXES

              No provision for income taxes has been made in the accompanying financial statements since, as a partnership, income and losses for tax purposes are allocated to the partners for inclusion in their respective tax returns.

                                CERES FUND, L.P.
                       (A Tennessee Limited Partnership)

                         Notes to Financial Statements

                           December 31, 1998 and 1997

         (E)    MANAGEMENT ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (F)      RECLASSIFICATIONS

              Certain 1997 and 1996 amounts have been reclassified to conform to their 1998 presentation.

         (G)      AVERAGE NET (LOSS) EARNINGS PER UNIT

              The average net (loss) earnings per unit as reported on the statement of operations was calculated as (loss) earnings allocated to the limited partners divided by average outstanding units during the year.

         (G)      RECENT ACCOUNTING PRONOUNCEMENT

              In June 1998, SFAS No. 133, " Accounting for Derivative Instruments and Hedging Activity," was issued. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This statement is effective for fiscal years, and quarters of fiscal years beginning after June 15, 1999. The Partnership intends to comply with this statement in 2000.

         (H)      YEAR 2000

              The Partnership is addressing the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The year 2000 problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

              The Partnership utilizes computer systems and applications maintained by Refco, Inc. ("Refco"), its commodity broker, for trading activities and recordkeeping. Management has assessed the impact of Year 2000 issues on the computer systems and applications, on which the Partnership relies. The operators of the systems have developed a remediation plan. Conversion and implementation activities for mission critical systems are in process and management expects implementation and testing, by the operators, to be completed by the middle of 1999. The Partnership's costs associated with these systems changes will not be material, because of its

                                CERES FUND, L.P.
                       (A Tennessee Limited Partnership)

                         Notes to Financial Statements

                           December 31, 1998 and 1997

              relationship with Refco. Estimates of the completion date for implementation and testing of mission critical systems are based on assumptions which management and the operators believe are reasonable and appropriate.

(2)    MANAGEMENT AGREEMENT

       The Partnership has entered into a Management Agreement in consideration of and as compensation for the services to be rendered by the General Partners and trading advisors. The Partnership pays a monthly Management Allocation equal to 1/3 of 1% (4% per annum) of the Adjusted Net Asset Value of units at month end, plus a quarterly Incentive Allocation of 15% of any net new appreciation in the adjusted net asset value of units for the quarter. Such fees were as follows:

                                                       1998               1997                 1996
                                                    ----------         ---------             ---------
         Management fees                            $  259,437           223,279               151,969
         Incentive fees                                 14,116             3,091               384,117

(3)    CUSTOMER AGREEMENT WITH REFCO, INC.

       The Partnership entered into a customer agreement with Refco, pursuant to which the Partnership deposits its assets in a commodity trading account with Refco who executes trades on behalf of the Partnership. The Partnership agrees to pay such brokerage and commission charges and fees as Refco may establish and charge from time to time. Refco charges the Partnership commissions on commodity trades at the rate of $32.50 per round-turn. Total commissions charged to the Partnership by Refco in 1998, 1997 and 1996 were $737,296, $797,000 and $541,907, respectively.
       The Partnership earns interest on Treasury Bills held in its account, on interest-bearing accounts and on 80% of the average daily equity maintained as cash in the Partnership's trading account at a rate that approximated the average yield on 13-week United States Treasury Bills. Total interest earned by the Partnership in 1998, 1997 and 1996 was $332,240, $294,507 and $187,206, respectively.

(4)    RELATED PARTIES

       The sole shareholder of the parent of the managing General Partner is an active partner in the law firm which is the counsel to the Partnership, the General Partners and the Memphis branch of Refco, the Partnership's commodity broker.

(5)    DISTRIBUTION TO LIMITED PARTNERS

                                CERES FUND, L.P.
                       (A Tennessee Limited Partnership)

                         Notes to Financial Statements

                           December 31, 1998 and 1997

       On January 16, 1997, the General Partner declared a distribution to the limited partners equal to the difference between the December 31, 1996 net asset value per unit and $210 per unit. This distribution, totaling $244,228 in cash (approximately $13.61 per unit) and 1,861.94 in units, resulted in each unit holder having a net asset value of $210 per unit on January 1, 1997. No distributions were declared in 1998.

(6)    OFF-BALANCE-SHEET RISK

       In the normal course of business, the Partnership enters into transactions in financial instruments with off-balance-sheet risk. These financial instruments include financial futures contracts and option contracts. Futures contracts provide for the delayed delivery of commodities, which the seller agrees to make delivery at a specified future date, at a specified price. Futures contracts and options on such contracts are held for trading and arbitrage purposes. The notional value of these contracts reflect the extent of involvement the Partnership has in particular types of contracts. Risk arises from movements in commodities' values. At December 31, 1998, the underlying notional value of open contract commitments were long $(18,214,281) and short $(13,052,700).

       The Partnership trades in a variety of futures and options financial instruments, and all open positions are reported at fair value. Trading loss, including realized and unrealized gains and losses, from financial futures contracts and options transactions for the year ended December 31, 1998 was $(941,528). The average fair value of open commodity financial instruments, and the year-end market value of open commodities are as follows:

                                                              AVERAGE FAIR                    MARKET FAIR
                                                              VALUE OF OPEN              OF OPEN POSITIONS AT
                                                          POSITIONS DURING 1998            DECEMBER 31, 1998
                                                         ------------------------        ----------------------

               Assets (Long Positions)                         $  (254,613)                     (423,129)
               Liabilities (Short Positions)                       126,446                         8,305

       MARKET RISK

       Derivative instruments involve varying degrees of off-balance sheet market risks, and changes in the level or volatility of interest rates, foreign currency exchange rates or market values of the underlying financial instruments or commodities underlying such derivative instruments frequently result in changes in the Partnership's unrealized profit (loss) on such derivative instruments as reflected in the Statements of Financial Condition. The Partnership's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Partnership as well as the volatility and liquidity in the markets in which the financial instruments are traded.

       CREDIT RISK

                                CERES FUND, L.P.
                       (A Tennessee Limited Partnership)

                         Notes to Financial Statements

                           December 31, 1998 and 1997

       The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter transactions (non-exchange-traded), because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange.

       The fair value amounts in the above tables represent the extent of the Partnership's market exposure in the particular class of derivative instrument listed, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments from counterparty nonperformance is the net unrealized gain, if any, included on the Statement of Financial Condition.

(7)    FAIR VALUE OF FINANCIAL INSTRUMENTS

       Statement of Financial Accounting Standards No. 107, Disclosure About Fair Value of Financial Instruments, extends existing fair value disclosure practices for some instruments by requiring all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial condition, for which it is practicable to estimate fair value. If estimating fair value is not practicable, this Statement requires disclosures of descriptive information pertinent to estimating the value of a financial instrument. At December 31, 1998, substantially all of the Partnership's financial instruments, as defined in the Statement, are carried at fair value.

                                CERES FUND, L.P.
                       (A Tennessee Limited Partnership)

                         Notes to Financial Statements

                           December 31, 1998 and 1997

(8)    SEGMENT INFORMATION

       The Fund's principal activity is speculative trading of agricultural commodities futures contracts and other commodity interests. The Fund has five reportable segments: soybean, cattle, grain spread, corn and cotton. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. All other includes commodities interests traded in coffee, Deutsche Marks, S&P Petroleum, S&P Futures and Wheat.

       The results of operations and selected financial information by commodity trading segment for the three years ended December 31, 1998, 1997 and 1996 are presented below:

                                                                       GRAIN
                                               SOYBEAN     CATTLE      SPREAD      CORN       COTTON       OTHER        TOTAL
                                              ---------   ---------   ---------  ---------   ---------   ---------   -----------
1998
Results of operations:

Net gains (losses) from closed positions      $(794,729)    121,714     391,865   (328,887)   (590,829)    (57,937)   (1,258,803)


Change in unrealized losses on
 open positions                                 (83,434)   (343,915)      1,000    (70,000)       (296)      2,744      (493,901)
Change in unrealized gains (losses) on
 open position contracts                         51,720           0           0    (17,500)      6,875           0        41,095
                                              ---------    --------     -------   --------    --------     -------   -----------
   Net gains (losses) on trading activities   $(826,443)   (222,201)    392,865   (416,387)   (584,250)    (55,193)   (1,711,609)
                                              =========    ========     =======   ========    ========     =======

Investment income - interest                                                                                             332,240
Management fees                                                                                                         (259,437)
Incentive fees                                                                                                           (14,116)
Professional and administrative expenses                                                                                 (72,000)
                                                                                                                     -----------
   Net earnings (loss)                                                                                               $(1,724,922)
                                                                                                                     ===========

Selected financial information:
Unrealized gains (losses) on open
  futures contracts                           $ (49,120)   (414,360)          0          0           0      (3,219)     (466,699)
Open option contracts, at market                 45,000           0           0          0       6,875           0        51,875
                                              ---------    --------     -------   --------    --------      ------   -----------
                                              $  (4,120)   (414,360)          0          0       6,875      (3,219)     (414,824)
                                              =========    ========     =======   ========    ========      ======   ===========
  Other unallocated amounts                                                                                            5,918,916
                                                                                                                     -----------
Total assets                                                                                                         $ 5,504,092
                                                                                                                     ===========

                                CERES FUND, L.P.
                       (A Tennessee Limited Partnership)

                         Notes to Financial Statements

                        December 31, 1998, 1997 and 1996


                                                                       GRAIN
                                               SOYBEAN     CATTLE      SPREAD      CORN       COTTON       OTHER        TOTAL
                                              ---------   ---------   ---------  ---------   ---------   ---------   -----------
1997
Results of operations:
Net gains (losses) from closed positions      $  25,735    (133,558)    266,214   (434,826)   (303,930)    214,146      (366,219)

Change in unrealized losses on
 open positions                                  43,194    (144,975)     (1,000)  (160,875)     36,696      68,130      (158,830)
Change in unrealized gains (losses) on
 open position contracts                         (6,720)          0           0     17,500           0           0        10,780
                                              ---------    --------     -------   --------    --------     -------   -----------
  Net gains (losses) on trading activities    $  62,209    (278,533)    265,214   (578,201)   (267,234)    282,276      (514,269)
                                              =========    ========     =======   ========    ========     =======

Investment income - interest                                                                                             294,507
Management fees                                                                                                         (223,279)
Incentive fees                                                                                                            (3,091)
Professional and administrative expenses                                                                                 (58,403)
                                                                                                                     -----------
  Net earnings (loss)                                                                                                $  (504,535)
                                                                                                                     ===========
Selected financial information:
Unrealized gains (losses) on open
  futures contracts                           $  34,314     (70,445)     (1,000)    70,000         296      (5,963)       27,202
Open option contracts, at market                 (6,720)          0           0     17,500           0           0        10,780
                                              ---------     -------     -------    -------    --------   ---------   -----------
                                              $  27,594     (70,445)     (1,000)    87,500         296      (5,963)       37,982
                                              =========     =======     =======    =======    ========   =========
  Other unallocated amounts                                                                                            6,609,663
                                                                                                                     -----------
Total assets                                                                                                         $ 6,647,645
                                                                                                                     ===========

                                CERES FUND, L.P.
                       (A Tennessee Limited Partnership)

                         Notes to Financial Statements

                        December 31, 1998, 1997 and 1996



                                                                       GRAIN
                                               SOYBEAN     CATTLE      SPREAD      CORN       COTTON       OTHER       TOTAL
                                              ---------   ---------   ---------  ---------   ---------   ---------   ---------

1996
Results of operations:
Net gains (losses) from closed positions      $(158,391)    298,926     (10,178) 2,268,338     260,747     233,242   2,892,684

Change in unrealized losses on
  open positions                                (37,066)     97,610           0     62,125     (36,395)   (132,268)    (45,994)
Change in unrealized gains (losses) on
  open position contracts                             0           0           0          0      (1,840)          0      (1,840)
                                              ---------   ---------   ---------  ---------   ---------   ---------  ----------
    Net gains (losses) on trading activities  $(195,457)    396,536     (10,178) 2,330,463     222,512     100,974   2,844,850
                                              =========   =========   =========  =========   =========   =========

Investment income - interest                                                                                           187,206
Management fees                                                                                                       (151,969)
Incentive fees                                                                                                        (384,117)
Professional and administrative expenses                                                                               (82,026)
                                                                                                                    ----------
    Net earnings (loss)                                                                                              2,413,944
                                                                                                                    ==========
Selected financial information:
Unrealized gains (losses) on open
  futures contracts                           $  (8,880)     74,530           0    230,875     (36,400)    (74,093)    186,032
Open option contracts, at market                      0           0           0          0           0           0           0
                                              ---------   ---------   ---------  ---------   ---------   ---------  ----------
                                              $  (8,880)     74,530           0    230,875     (36,400)    (74,093)    186,032
                                              =========   =========   =========  =========   =========   =========  ==========
    Other unallocated amounts                                                                                        4,709,055
                                                                                                                    ----------
Total assets                                                                                                        $4,895,087
                                                                                                                    ==========

                                                                     SCHEDULE 1


                                CERES FUND, L.P.
                       (A Tennessee Limited Partnership)

                            Schedule of Investments

                               December 31, 1998

                                                                     PAR OR
                                                                    NUMBER OF          FAIR
                     DESCRIPTION                                    CONTRACTS          VALUE
                     -----------                                   ----------      ------------
United States Treasury Bill due January 28, 1999                    3,350,000      $  3,339,215
United States Treasury Bill due February 11, 1999                     400,000           397,970
United States Treasury Bill due March 18, 1999                      1,600,000         1,585,284
                                                                                   ------------
                                                                                      5,322,469
                                                                                   ------------
Net cash balances from futures trading                                                  452,502
                                                                                   ------------
Open options contracts in futures trading accounts:
    February 9 Live Cattle                                                                 (880)
    April 9 Live Cattle                                                                (233,010)
    June 9 Live Cattle                                                                  (95,580)
    August 9 Live Cattle                                                                (72,290)
    April 9 Lean Hogs                                                                   (11,000)
    June 9 Lean Hogs                                                                     (1,600)
    March 9 Soybean Meal                                                                 28,000
    July 9 Soybean Meal                                                                 (93,800)
    March 9 Soybean Oil                                                                (133,620)
    May 9 Soybean Oil                                                                    99,000
    July 9 Soybean Oil                                                                   51,300
    March 9 U S T Bond Future                                                            (7,344)
    IOM S&P Index                                                                         4,125
    March 9 Cotton Options                                                                6,000
    March 9 Cotton Options                                                                3,000
    March 9 Cotton Options                                                               (1,500)
    March 9 Cotton Options                                                                 (625)
    March 9 Soybean - CBT Option                                                         22,500
    March 9 Soybean - CBT Option                                                         22,500
                                                                                   ------------
                                                                                       (414,824)
                                                                                   ------------
    Total equity in futures trading accounts                                             37,678
                                                                                   ------------
    Total investments                                                              $  5,360,147
                                                                                   ============

See accompanying independent accountant's report.

                                CERES FUND, L.P.
                       (A Tennessee Limited Partnership)

                              Financial Statements

                 For the Three Months Ended September 30, 1999




                                  Prepared by
                              Padawer & Associates
                          Certified Public Accountants
                     752 East Brookhaven Circle, Suite 100
                            Memphis, Tennessee 38117

                              PADAWER & ASSOCIATES
                          CERTIFIED PUBLIC ACCOUNTANTS
                     752 EAST BROOKHAVEN CIRCLE, SUITE 100
                            MEMPHIS, TENNESSEE 38117
                                 (901) 683-9121


CERES FUND, L.P.
MEMPHIS, TENNESSEE


       We have compiled the accompanying balance sheet of CERES FUND, L.P., a Tennessee Limited partnership, as of September 30, 1999, and the related statements of operations and partners' capital for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

       A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

       Management has elected to omit substantially all of the disclosures and the statement of cash flows required by generally accepted accounting principles. if the omitted disclosures and statement of cash flows were included in the financial statements, they might influence the user's conclusions about the Partnership's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.

       The accompanying financial statements do not include a provision or liability for federal income taxes because the partners are taxed individually on their share of partnership earnings.




                                       PADAWER & ASSOCIATES
                                       CERTIFIED PUBLIC ACCOUNTANTS

MEMPHIS, TN
OCTOBER 26, 1999

                                CERES FUND, L.P.
                       (A Tennessee Limited Partnership)
                                 Balance Sheet
                               September 30, 1999


                                            ASSETS
Cash                                                                     $    23,174.99
U.S. Obligations at cost plus accrued interest                             5,318,552.22
Equity in commodity futures trading account:
    Cash                                                                      29,895.05
    Unrealized gain (loss) on open futures contracts                          27,222.50
    Market value of open option contracts                                     26,656.25
Interest Receivable                                                            1,038.45
                                                                         $ 5,426,539.46
                                                                         ==============

                              LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
    Accrued management fees                                              $    16,994.00
    Other accrued expenses                                                    20,348.46
    Amounts received for future subscriptions                                122,897.00
                                                                         --------------
    Due to Limited Partners                                                  160,239.46


Partners' capital:

General Partners                                       $   283,263.00
Limited Partners                                         4,675,972.00
                                                       --------------
    Partner capital before current year income (loss)                      4,959,235.00

Profit (loss) for period:
    General Partners                                        24,825.00
    Limited Partners                                       282,240.00
                                                       --------------

    Profit (loss) for period                                                 307,065.00
                                                                         --------------
                                                                           5,266,300.00
                                                                         --------------
Total Partners' Capital                                                  $ 5,426,539.46
                                                                         ==============

                      SEE ACCOUNTANT'S COMPILATION REPORT

                                CERES FUND, L.P.
                       (A Tennessee Limited Partnership)
                 Statement of Operations and Partners' Capital
                   The Three Months Ended September 30, 1999


                                                                         CURRENT
                                                                          MONTH            YEAR TO DATE
Income:
Net gains (losses) on trading of commodity futures contracts:
    Realized gain (loss) on closed positions                         $  (71,951.00)           110,488.00
    Change in unrealized gain (loss) on open positions                   42,315.00            497,778.00
    Interest                                                             20,564.00            186,845.00
                                                                     -------------         -------------
                                                                         (9,072.00)           795,111.00
                                                                     -------------         -------------
Expenses:
    Broker's commission                                                  37,375.00            261,643.00
    Exchange, clearing fees and NFA chg                                   1,542.00             11,963.00
    Management fee allocations                                           16,994.00            160,440.00
    Professional and administrative                                       6,000.00             54,000.00
                                                                     -------------         -------------
                                                                         61,911.00            488,046.00
                                                                     -------------         -------------
                                                                     $  (70,983.00)           307,065.00
                                                                     =============


Partners' Capital at Beginning of Year                                                      5,285,588.00
    Capital Contributions                                                                      36,742.00
    Capital Withdrawals                                                                      (363,095.00)
                                                                                           -------------

Partners' Capital at End of Period                                                         $5,266,300.00
                                                                                           =============

                      SEE ACCOUNTANT'S COMPILATION REPORT

                         RANDELL COMMODITY CORPORATION
               (A wholly-owned subsidiary of Randell Corporation)

                                 Balance Sheets

                           December 31, 1998 and 1997

                  (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Randell Commodity Corporation:


We have audited the accompanying balance sheets of Randell Commodity Corporation (a wholly-owned subsidiary of Randell Corporation) as of December 31, 1998 and 1997. These balance sheets are the responsibility of the Company's management. Our responsibility is to express an opinion on these balance sheets based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits of the balance sheets provide a reasonable basis for our opinion.

In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of Randell Commodity Corporation as of December 31, 1998 and 1997, in conformity with generally accepted accounting principles.


                                                              KPMG LLP


February 12, 1999

                         RANDELL COMMODITY CORPORATION
               (A wholly-owned subsidiary of Randell Corporation)

                                 Balance Sheets

                           December 31, 1998 and 1997

                                                                                  1998                   1997
                                                                              -------------         -------------
                                  ASSETS
Current assets:
    Cash                                                                      $         534                    --
    Accounts receivable - affiliate                                                  18,895                21,595
    Due from related party                                                          197,136               244,610
    Commodity futures trading account                                               153,431               154,004
                                                                              -------------         -------------
                     Total current assets                                           369,996               420,209
Investment in partnerships (note 2)                                                  65,079                21,584
Property and equipment, net (notes 3 and 4)                                         406,200               412,864
                                                                              -------------         -------------
                     Total assets                                             $     841,275               854,657
                                                                              =============         =============

                   Liabilities and Stockholder's Equity
Current liabilities:
    Cash overdraft                                                                       --                   230
    Accounts payable and accrued expenses                                            37,636                32,811
    Current installments of long-term debt (note 4)                                  47,145                49,632
    Due to affiliate                                                                  4,475                 4,475
                                                                              -------------         -------------
                     Total current liabilities                                       89,256                87,148
Long-term debt, excluding current
    installments (note 4)                                                           147,334               194,305
                                                                              -------------         -------------
                     Total liabilities                                              236,590               281,453
                                                                              -------------         -------------
Stockholder's equity:
    Common stock, $1 par value, 100,000 shares
       authorized, 1,033 shares issued and outstanding                                1,033                 1,033
    Additional paid-in capital                                                    1,227,041             1,227,041
    Accumulated deficit                                                            (623,389)             (654,870)
                                                                              -------------         -------------
                     Total stockholder's equity                                     604,685               573,204
                                                                              -------------         -------------
                     Total liabilities and stockholder's equity               $     841,275               854,657
                                                                              =============         =============


See accompanying notes to balance sheets.

(1)    SUMMARY OF SIGNIFICANT POLICIES

       Randell Commodity Corporation (the Company) is a wholly-owned subsidiary of Randell Corporation. The Company is a registered commodity trading adviser and commodity pool operator. The Company also owns and operates a ranch located in Mississippi.

       The following sets forth the Company's significant accounting policies.

         (A)      COMMODITY FUTURES TRADING ACCOUNT

              The Company's commodities futures trading account is reported at fair value. These funds are invested in a customer's segregated account under the Commodities Exchange Act.

         (B)      INVESTMENT IN PARTNERSHIPS

              The Company is the general partner in three commodity partnerships. (RanDelta Capital Partners, L.P., The Pyramid Fund, L.P., and Memphis Futures Fund I, L.P.) RanDelta Capital Partners, L.P. is the financial general partner of two commodity pools at December 31, 1998. (CERES Fund, L.P. and Delta Capital Income and Futures Fund, L.P.) The Company accounts for its interest in these partnerships using the equity method of accounting. In addition to serving as general partner, the Company receives management fees from these partnerships.

         (C)      PROPERTY AND EQUIPMENT

              Property and equipment are recorded at cost and depreciated over their estimated lives using straight-line and accelerated methods.

         (D)      INCOME TAXES

              Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         (E)      MANAGEMENT ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (F)      RECENT ACCOUNTING PRONOUNCEMENT

              In June 1998, SFAS No. 133, " Accounting for Derivative Instruments and Hedging Activity," was issued effective for years beginning after June 15, 1999. This new accounting statement is not expected to have a material impact on the Partnership's consolidated financial statements. The Company will adopt this accounting standard in 2000.

         (G)      YEAR 2000

              The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The year 2000 problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

              Management has assessed the impact of Year 2000 issues on the Company's computer systems and applications, developed a remediation plan, and determined that its impact will be immaterial. Conversion and implementation activities for mission critical systems are in process and management expects implementation and testing to be completed by the middle of 1999. The Company is recording costs associated with these systems changes as the costs are incurred. Estimates of the completion date for implementation and testing of mission critical systems are based on assumptions which management believes are reasonable and appropriate.

(2)    INVESTMENT IN COMMODITY PARTNERSHIPS

       The following is a summary of the Company's investment in partnerships at December 31, 1998 and 1997:

                                       1998        1997
                                     -------      ------
The Pyramid Fund, L.P.               $ 3,570       5,451
RanDelta Capital Partners, L.P.       13,298      13,993
Ceres Fund, L.P.                       1,624       2,140
                                     -------      ------
                                     $18,492      21,584
                                     =======      ======

       The following summarizes the aggregate assets and liabilities of the partnerships for which the Company serves as a general partner at December 31, 1998 and 1997:

                     1998            1997
                 -----------      ---------
Assets           $24,599,948      8,327,220
Liabilities          439,449        173,899
                 -----------      ---------
                 $24,160,499      8,153,321
                 ===========      =========


       As a general partner, the Company is contingently liable for liabilities of the partnerships.

(3)    PROPERTY AND EQUIPMENT

       The following is a summary of property and equipment at December 31, 1998 and 1997:


                                       1998            1997
                                     ---------       --------
Farm land                            $ 351,972        351,972
Farm buildings and improvements         89,115         89,115
Farm machinery and equipment           125,071        109,672
Trucks and autos                        53,182         53,182
Computer and office equipment           55,070         55,070
                                     ---------       --------
                                       674,410        659,011
Less accumulated depreciation         (268,210)      (246,147)
                                     ---------       --------
                                     $ 406,200        412,864
                                     =========       ========

(4)    LONG-TERM DEBT

       The following is a summary of long-term debt at December 31, 1998 and 1997:


                                                            1998         1997
                                                          --------     --------
Mortgage note payable in monthly installments of
   $3,425, including interest at 9%, with a maturity
   date of October 2000, secured by real property         $163,934      197,348
9.75% note payable due in monthly installments of
   $714 through August 1999, secured by an
   automobile                                                2,109       10,050
8.25% note payable due in monthly installments of
   $573 through February 1998, secured by an
   automobile                                                    0          573
10.40% note payable due in yearly installments of
   $11,444 through March 2001, secured by farm
   equipment                                                28,436       35,966
                                                          --------      -------
                                                           194,479      243,937
Less current installments                                   47,145       49,632
                                                          ========      =======
                                                          $147,334      194,305
                                                          ========      =======

Maturities of long-term debt at December 31, 1997 are as follows:

    1999               $ 47,145
    2000                 49,347
    2001                 54,309
    2002                 43,678
                       ========
         Total         $194,479
                       ========


(5)    OFF-BALANCE-SHEET RISK

       In the normal course of business, the Company enters into transactions in financial instruments with off-balance-sheet risk. These financial instruments include financial futures contracts and option contracts. Futures contracts provide for the delayed delivery of commodities, which the seller agrees to make delivery at a specified future date, at a specified price. Futures contracts and options on such contracts are held for trading and arbitrage purposes. The notional value of these contracts reflects the extent of involvement the Company has in particular types of contracts. Risk arises from movements in commodities' values. At December 31, 1998, the underlying notional value of open contract commitments were long $0 and short ($24,380).

       The Company trades in a variety of futures and options financial instruments, and all open positions are reported at market. The average market value of open commodity financial instruments, and the year-end market value of open commodities are as follows:

                               AVERAGE MARKET VALUE       MARKET VALUE
                                OF OPEN POSITIONS     OF OPEN POSITIONS AT
                                   DURING 1998          DECEMBER 31, 1998
                               --------------------   --------------------
Assets(Long positions)               $(820)                     --
Liabilities (Short positions)          177                    (500)

(6)    RELATED PARTY TRANSACTIONS

       At December 31, 1998 and 1997, the Company was due approximately $247,000 and $245,000, respectively, from Randell Corporation. At December 31, 1998 and 1997 the Company, as general partner of CERES Fund L.P. (the Fund), was due approximately $19,000 and $22,000, respectively, from the Fund.

                        RANDELTA CAPITAL PARTNERS, L.P.

                                 Balance Sheets

                           December 31, 1998 and 1997

                  (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT


The Partners
RanDelta Capital Partners, L.P.:


We have audited the accompanying balance sheets of RanDelta Capital Partners, L.P. as of December 31, 1998 and 1997. These balance sheets are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these balance sheets based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits of the balance sheets provide a reasonable basis for our opinion.

In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of RanDelta Capital Partners, L.P. as of December 31, 1998 and 1997, in conformity with generally accepted accounting principles.


                                               KPMG LLP


February 12, 1999

                        RANDELTA CAPITAL PARTNERS, L.P.

                                 Balance Sheets

                           December 31, 1998 and 1997

                                                                     1998              1997
                                                                 ----------          ---------
                          ASSETS
Current assets:
    Cash                                                         $    25,135              7,861
    Fees receivable                                                       --                831
    Due from affiliates                                               32,187             33,975
                                                                 -----------         ----------
       Total current assets                                           57,322             42,667
Investment in partnerships (note 3)                                  484,988            397,328
                                                                 -----------         ----------
                                                                 $   542,310            439,995
                                                                 ===========         ==========

              LIABILITIES AND PARTNERS' EQUITY
Liabilities - distribution payable                               $       823                823
                                                                 -----------         ----------
Partners' equity:
    General partner                                                   13,298             13,993
    Limited partners (note 2)                                      1,278,189          1,175,179
                                                                 -----------         ----------
                                                                   1,291,487          1,189,172
    Less:  note receivable (note 2)                                 (750,000)          (750,000)
                                                                 -----------         ----------
       Total partners' equity                                        541,487            439,172
                                                                 -----------         ----------
       Total liabilities and partners' equity                    $   542,310            439,995
                                                                 ===========         ==========


See accompanying notes to balance sheets.

                        RANDELTA CAPITAL PARTNERS, L.P.

                            Notes to Balance Sheets

                           December 31, 1998 and 1997

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A)      ORGANIZATION

              RanDelta Capital Partners, L.P. (RanDelta) is a Tennessee limited partnership organized on September 19, 1990. Randell Commodity Corporation is the general partner of RanDelta. The partnership agreement requires that the net income of the partnership be allocated on a pro rata basis to the limited and general partners based on their capital contributions.

              RanDelta was formed to serve as the financial general partner of CERES Fund, L.P. (CERES), a limited partnership involved in speculative commodities and futures trading, which commenced operations on December 1, 1991. RanDelta also serves as the financial general partner of Delta Capital Income and Futures Fund, L.P. (Delta Capital), a limited partnership involved in speculative futures trading, which commenced operations on December 15, 1998.

         (B)      INCOME TAXES

              No provision for income taxes has been made in the accompanying balance sheets since, as a partnership, income and losses for tax purposes are allocated to the partners for inclusion in their respective tax returns.

         (C)      MANAGEMENT ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (D)      RECLASSIFICATION

              Certain 1997 amounts have been reclassified to conform to 1998 presentation.

                        RANDELTA CAPITAL PARTNERS, L.P.

                            Notes to Balance Sheets

                           December 31, 1998 and 1997


         (E)      YEAR 2000

              The Partnership is addressing the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The year 2000 problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. Management has assessed the impact of Year 2000 issues on the Partnership's computer systems and applications, developed a remediation plan, and determined the impact will be immaterial. Conversion and implementation activities for mission critical systems are in process and management expects implementation and testing to be completed by the middle of 1999. The Partnership is recording costs associated with these systems changes as the costs are incurred. Estimates of the completion date for implementation and testing of mission critical systems are based on assumptions which management believes are reasonable and appropriate.

(2)      NOTE RECEIVABLE

         On November 13, 1990, RanDelta entered into an agreement with a limited partner whereby the limited partner exchanged, at par, an undivided 68.1818% interest in a third party note receivable for a limited partnership interest in RanDelta. RanDelta and the limited partner are to share in principal payments on the loan on the basis of their respective interests. The note is payable on demand, bears interest at the prime rate, and is unsecured. RanDelta is not entitled to receive any portion of the interest due under the note. The borrower is a related party to the limited partner. RanDelta's interest in the note receivable is presented in the accompanying balance sheet as a contra to partners' equity.

(3)      INVESTMENT IN PARTNERSHIP

         RanDelta accounts for its interest in CERES and Delta Capital using the equity method of accounting. In addition to serving as general partner, RanDelta receives incentive fees from

                        RANDELTA CAPITAL PARTNERS, L.P.

                            Notes to Balance Sheets

                           December 31, 1998 and 1997

         CERES. Fees receivable from CERES at December 31, 1997 totaled $831. At December 31, 1998 no amounts were due from CERES or Delta Capital.

         Aggregate assets and liabilities for CERES were $5,504,092 and $218,504, respectively, at December 31, 1998 and $6,647,645 and $163,604, respectively, at December 31, 1997. Aggregate assets and liabilities for Delta Capital were $17,172,678 and $3,500, respectively, at December 31, 1998.

                                    PART TWO
                      STATEMENT OF ADDITIONAL INFORMATION




                                CERES FUND, L.P.

                                    100,000
                     UNITS OF LIMITED PARTNERSHIP INTEREST






  THIS IS A SPECULATIVE, LEVERAGED INVESTMENT THAT INVOLVES THE RISK OF LOSS.
       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.





           SEE "THE RISKS YOU FACE" BEGINNING AT PAGE 4 IN PART ONE.





   THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF
                            ADDITIONAL INFORMATION.
    THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.









                         RANDELL COMMODITY CORPORATION
                            MANAGING GENERAL PARTNER


                               September 30, 1999

                               TABLE OF CONTENTS
                                    PART TWO
                      STATEMENT OF ADDITIONAL INFORMATION


COMMODITY FUTURES MARKETS.....................................................................................    1
THE PARTNERSHIP AGREEMENT.....................................................................................    5
PURCHASES BY EMPLOYEE BENEFIT PLANS...........................................................................    9
GLOSSARY OF CERTAIN TERMS AND DEFINITIONS.....................................................................   11


       Exhibit A - Agreement of Limited Partnership
       Exhibit B - Form of Request for Redemption
       Exhibit C - Subscription Documents (included under separate cover)

                           COMMODITY FUTURES MARKETS

COMMODITY FUTURES CONTRACTS

         GENERAL. Commodity futures contracts are standardized contracts made on commodity exchanges. They provide for the future delivery of specified quantities of various agricultural commodities, industrial commodities, currencies, financial instruments or metals at a specified date, time and place. The contractual obligations may be satisfied either by taking or making physical delivery of an approved grade of the commodity or by making an offsetting sale or purchase of an equivalent, but opposite, commodity futures contract on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction in which the physical commodity is not delivered, the contractual obligations arising from the sale of one contract of March 1997 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of March 1997 wheat on the same exchange. In such instance the difference between the price at which the futures contract was sold and the price paid for the offsetting purchase, after allowance for the brokerage commission, represents the profit or loss to the trader. Certain futures contracts such as those for stock or other financial or economic indices approved by the CFTC settle in cash rather than on delivery of any physical commodity.

         COMMODITY FUTURES PRICES. Commodity futures prices are highly volatile and are influenced by:

         -        changing supply and demand relationships,
         - governmental, agricultural, commercial and trade programs and policies,
         -        national and international political and economic events,
         -        weather and climate conditions,
         -        insects and plant disease, and
         -        purchases by foreign countries.

Stock index futures prices are highly volatile and are influenced by factors such as:

         -        interest rates,
         -        currency exchange rates,
         -        the relationship of stock prices to dividends,
         -        price earnings ratios,
         -        the supply of purchasable stock relative to available cash,
         -        program trading,
         -        governmental activities and regulations,
         -        political and economic events,
         - prevailing psychological characteristics of the market place, and
         - the trading policies and decisions of institutions, individual investors and other mutual fund and pool operators and trading advisors.

         HEDGING AND SPECULATING. Two broad classifications of persons who trade in commodity futures are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities, use the futures markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations. Commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit that he expects to earn from his farming, merchandising or processing operations, rather than to profit from his futures trading.

         The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity. Instead, the speculator risks his capital with the hope of profiting from price fluctuations in commodity futures contracts. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely take delivery of the cash commodity but usually close out their futures positions by entering into offsetting purchases or sales of futures contracts. Because the speculator may take either long or short positions in the commodity futures market, it is possible for him to make profits or incur losses regardless of the direction of price trends. All trades made by the Partnership will be speculative because the Partnership will not own any underlying stocks upon which the stock price index, futures and options are based.

FORWARD TRADING

         SPOT VS. FORWARD CONTRACTS. Two additional categories of commodity transactions other than futures contracts are "spot" contracts and "forward" contracts. Both of these are varieties of cash commodity transactions because they relate to the purchase and sale of specific physical commodities and may differ from each other with respect to quantity, payment, grade, mode of shipment, penalties, risk of loss and the like. The terms of certain forward contracts have become more standardized and may, in lieu of requiring actual delivery and acceptance, provide a right of offset or cash settlement. For example, traders may purchase or sell foreign currencies for future delivery in the international foreign exchange market among banks, money market dealers and brokers. The bank or other institution generally acts as a principal in such forward contract transactions and includes its anticipated profit and cost in the price it quotes for the contract. Such forward contracts generally are not regulated by the CFTC. Although United States banks, which are major participants in the forward market, are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency and other federal and state banking officials, such banking authorities do not regulate forward trading in foreign currencies. In addition, no foreign governmental agency regulates forward trading in foreign currencies, although exchange control restrictions on the movement of foreign currencies are in effect in many nations. While the United States currently does not impose restrictions on the movement of currencies, it could choose to do so, and the imposition or relaxation of exchange controls in a particular country could affect the market for that country's and other countries' currencies.

CASH TRANSACTIONS

         Cash commodity transactions may arise in conjunction with futures transactions. For example, if the holder of a long contract satisfies his obligations under the contract by taking delivery of the commodity, such holder is said to have a cash commodity position. This cash position, if it is not to be used or processed by the holder, may be sold through spot or forward contracts or delivered in satisfaction of a futures contract.

OPTIONS

         Pursuant to its options program, the CFTC has designated contract markets for trading options on commodity futures, including options on U.S. Treasury Bond futures and gold futures as well as stock index futures. The Partnership trades only in stock index futures options established on domestic exchanges. Our trading policies do not place a limit on the percentage of net assets invested in options, and the Partnership may write options.

         The risks involved in trading commodity options are similar to those involved in trading futures contracts, in that options are speculative and highly leveraged. No one can predict specific market movements of the commodity or futures contract underlying an option. Traders buy and sell options on the trading floor of a commodity exchange. The purchaser of an option pays a premium and may pay commissions and other fees as well. The writer of an option must make margin deposits and may pay commissions and other fees. Exchanges provide the trading mechanisms by which an option once purchased can later be sold and an option once written can later be liquidated by an offsetting purchase. However, a liquid offset market may not exist for a particular option at a particular time. In that case, it might not be possible to make offsetting transactions in a particular option. Thus, in the case of an option on a future, to realize any profit, a holder would have to exercise his option and comply with margin requirements for the underlying futures contract. A writer could not terminate his obligation until the option expired or he was assigned an exercise notice.

REGULATION

         CFTC. Commodity exchanges in the United States are subject to regulation by the CFTC under the CEA. The function of the CFTC is to implement the objectives of the CEA, preventing price manipulation and excessive speculation and promoting orderly and efficient commodity futures markets. Such regulation, among other things, provides that futures trading in commodities must take place upon exchanges designated as "contract markets," and that only exchange members may conduct trading on such exchanges. The CFTC regulates futures trading in all commodities traded on domestic exchanges and in stock index futures.

         JURISDICTION AND AUTHORITY OF THE CFTC. The CFTC also has exclusive jurisdiction to regulate the activities of "commodity trading advisors," "commodity pool operators," "futures commission merchants" and "introducing brokers." Registration as a commodity pool operator requires annual filings with the CFTC and NFA, setting forth the organization, capital structure and identity of the management and controlling persons of the commodity pool operator. In addition, the CFTC has authority under the CEA to require and review books and records of, and review documents prepared by, the commodity pool operator. The CFTC has adopted regulations that impose reporting and record keeping requirements on commodity pool operators and commodity trading advisors. The CFTC is authorized to suspend registration of a commodity pool operator if the CFTC finds that the pool's trading practices tend to disrupt orderly market conditions, or that any controlling person is subject to an order of the CFTC denying such person trading privileges on any exchange, and in certain other specified circumstances. The CFTC imposes similar requirements on commodity trading advisors.

         In recent years, significant regulatory responsibilities under the CEA have been transferred from the CFTC to the NFA, which was approved in 1982 as a "registered futures association" under the CEA. The NFA, a not-for-profit membership corporation, now acts as a general self-regulatory body for the commodities industry, performing a role similar to that played by the National Association of Securities Dealers with respect to the securities industry. Membership in the NFA is mandatory for certain commodity trading professionals, and therefore, Randell Commodity Corporation and Refco are members of the NFA. However, neither membership in the NFA nor registration with the CFTC of Randell Commodity Corporation and Refco implies that the NFA or the CFTC has passed upon or approved their qualifications to perform in accordance with the terms and objectives of this offering.

         The CEA requires all futures commission merchants to meet and maintain specified fitness and financial requirements, account separately for all customers' funds and positions, and maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. The CEA authorizes the CFTC to regulate trading by futures commission merchants and their officers and directors, permits the CFTC to require exchange action in the event of market emergencies, and establishes an administrative procedure under which commodity (and stock index futures) traders may institute complaints for damages arising from alleged violations of the CEA.

         DAILY LIMITS. All exchanges (but generally not foreign markets or banks, in the case of forward contracts) normally have regulations that limit the amount of fluctuation in commodity and stock index futures contract prices during a single trading day. These regulations specify what are referred to as "daily price fluctuation limits" or, more commonly, "daily limits." The daily limits establish the maximum amount the price of a futures contract may vary from the previous day's settlement price at the end of the trading session. Once the daily limit has been reached in a particular commodity, no trades are allowed at a price beyond the limit. Traders may then take or liquidate positions in the commodity only if they are willing to trade at or within the limit. The "daily limit" rule does not limit losses that a trader might suffer because it may prevent the liquidation of unfavorable positions. Also, commodity futures prices have occasionally moved to the daily limit for several consecutive trading days, thus preventing quick liquidation of futures positions and subjecting the commodity futures trader to substantial losses.

         POSITION LIMITS. The CFTC and certain exchanges have established limits, referred to as "position limits," on the maximum net long or net short position that any person may hold or control in particular commodities (and stock index futures). The CFTC has jurisdiction to establish position limits with respect to all commodities (and stock index futures).

         REGULATORY MODIFICATION AND APPROVAL. The above described regulatory structure may be modified at any time by rules and regulations promulgated by the CFTC, the various commodity exchanges, or by legislative changes enacted by Congress. Furthermore, the registration with the CFTC of Randell Commodity Corporation, Refco or any selling agent does not imply that the CFTC has approved this offering or passed upon the qualifications of any of them to act as described in this prospectus.

FUTURES CONTRACTS FOR COMMODITIES V. FUTURES CONTRACTS FOR STOCK PRICE INDICES

          Stock index futures contracts and options thereon differ from other commodity futures contracts in that:

          - settlement is in cash, and not by delivery of an underlying physical commodity or monetary instrument;

         - there is no transfer of the full value of the contract but only charging of gains and losses to the margin accounts of holders; and
         - ultimate settlement of an option on a stock index futures contract on the settlement day of the underlying futures contract will result in such a credit of gain or loss, and not the delivery of an underlying commodity or financial instrument.

         Stock index futures contracts and options thereon are similar to other commodity futures contracts and options thereon in that they:

         - are traded primarily on commodity exchanges which are regulated by the CFTC;
         -        have a duration of a quarter or one month;
         -        have a set settlement procedure;
         - are subject to limits on the number of contracts or options which may be owned by one entity and its affiliates;
         -        are subject to limits on daily price movements; and
         -        may be sold only by regulated persons and entities.

FORWARD MARKETS

         No regulatory scheme currently exists for the interbank currency forward market, except for regulation of general banking activities and exchange controls in the various jurisdictions where trading occurs or in which the currency originates. While the U.S. Government does not currently impose any restrictions on the movements of currencies, it could choose to do so, and the imposition or relaxation of exchange controls in a particular country could significantly affect the market for that country's and other countries' currencies. Trading on the interbank market also exposes the Partnership to a risk of default because the failure of a bank with which the Partnership forward contracted would likely result in a default.

FOREIGN MARKETS

         FOREIGN VS. DOMESTIC. Foreign markets, on which the Partnership may trade, differ in certain respects from their U.S. counterparts and are not subject to regulation by any U.S. governmental agency. Therefore, the protections afforded by such regulations will not be available to the Partnership when it trades on such exchanges. For example, some foreign markets, in contrast to domestic exchanges, are "principals' markets" in which performance is the responsibility only of the individual member with whom the trader has entered into a commodity transaction and not of the exchange or clearing corporation. On such exchanges, the Partnership will be subject to the risks of non-performance by such member or the counter-party. For example, in the past, certain members of the tin market on the London Metal Exchange, or LME, failed to perform their obligations under outstanding tin contracts, resulting in a prolonged suspension of trading, and ultimately, a closing of that market and settlement of outstanding positions at an artificial price level dictated by the LME. As a result, some commodity traders suffered substantial losses and other substantial reductions of the profits which they would have otherwise realized. Due to the absence of a clearinghouse system on many foreign markets, such markets are significantly more susceptible to disruptions (such as that which occurred on the LME's tin market) than on the United States exchanges. On the other hand, futures contracts for the Partnership traded on certain foreign exchanges (including LME for certain commodities) will be registered with the International Commodity Clearing House, Ltd., or ICCH, which performs a clearing function similar to a clearing corporation on a domestic commodity exchange.

         LONDON EXCHANGES. London exchanges do not generally have "daily limits" on commodity price movements or speculative position limits. Minimum margin requirements on the London exchanges (other than the LME, the Grain and Feed Trade Association and the London Meat Futures Exchange) are established by the ICCH for exchange members, which then may determine the margin amounts required to their customers and the manner in which the margin requirements may be met. On the LME, the Grain and Feed Trade Association and the London Meat Futures Exchange, each dealer establishes the margin he will require; the exchange itself requires no margins. Trading on the London exchanges is in pounds sterling and U.S. Dollars. The London exchanges are not regulated by the CFTC or any governmental agency of the U.S. or Great Britain. Trading on other foreign markets may differ from trading on U.S. markets in a variety of ways and may subject the Partnership to a variety of additional risks, including special risks relating to bankruptcy, insolvency, jurisdiction and lack of proximity of the foreign markets.

MARGINS

         Commodity futures contracts are customarily bought and sold on margins which range upward from as little as one percent of the purchase price of the contract being traded. Because of these low margins, price fluctuations occurring in commodity (and stock index) futures markets may create profits and losses which are greater than those normally present in other forms of investment or speculation. Margin is the minimum amount of funds which must be deposited by the commodity (and stock index) futures trader with his futures commission merchant in order to initiate futures trading or to maintain his open positions in futures contracts. A margin deposit is not a partial payment, as it is in connection with the trading of securities. Rather, it helps assure the trader's performance of the futures contract. Since the margin deposit is not a partial payment of the purchase price, the trader does not pay interest to his broker on a remaining balance. The minimum amount of margin required for a futures contract is set by the exchange upon which such futures contract is traded and may be modified by the exchange during the term of the contract. Under the regulations of the Chicago Board of Trade, the Partnership may be required to maintain margin deposits equal to 125% of the minimum margin levels applicable to commodity futures contracts traded on that exchange. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to afford further protection for themselves. We do not anticipate that banks will require margin from the Partnership with respect to bank forward contracts.

         Margins with respect to transactions on certain foreign exchanges are generally established by member firms rather than by the exchanges themselves. However, in the case of ICCH cleared transactions, ICCH (as the independent clearing house) requires margins and deposits from its members, and such members generally require their clients to pay amounts at least equal to the ICCH charges.

         When the market value of a particular open futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, a margin call will be made by the trader's broker. If the margin call is not met within a reasonable time, the broker must close out the trader's position. The trader's broker computes margin requirements each day. With respect to the Partnership's trading, the Partnership, and not the investors personally, will be subject to the margin calls, if any.

         As a result of the stock market declines during October 1987 and October 1989, there is substantial debate concerning whether the authority to set margins should continue to rest with exchanges and whether, in any such event, such margins should be increased significantly. If changes are made to margins requirements, it is likely that they will relate to stock index futures, but it is possible that they could relate to other commodity interests as well. Any such changes could have a significant impact upon the Partnership.


                           THE PARTNERSHIP AGREEMENT

         The Partnership was formed in September, 1990. If the Partnership accepts your subscription, you will become a limited partner in the Partnership upon further amendment of the Partnership Agreement. The Agreement of Limited Partnership set forth in Exhibit A will govern all aspects of the Partnership's operations.

         You should carefully review the Partnership Agreement. The following statements summarize certain provisions of the Partnership Agreement, but do not purport to be a complete description and are qualified in their entirety by express reference to the Partnership Agreement.

NATURE OF THE PARTNERSHIP

         The Partnership has been formed under the Tennessee Revised Uniform Limited Partnership Act. The General Partners were advised by counsel that units purchased and paid in this offering will be fully paid and nonassessable. The General Partners will be liable for all obligations of the Partnership to the extent that assets of the Partnership are insufficient to discharge the obligations. If the assets of the Partnership and the General Partners are insufficient to discharge the obligations of the Partnership, you will be liable for Partnership liabilities only to the extent of your investment, plus any profits or distributions (including any undistributed profits and redemptions), together with interest on that sum.

MANAGEMENT OF PARTNERSHIP AFFAIRS

         You will not participate in the management or operations of the Partnership. Any participation by an investor in the management of the Partnership may jeopardize the limited liability of the investor. Responsibility for managing the Partnership is vested solely in Randell Commodity Corporation. Responsibilities of Randell Commodity Corporation include the following:

         - determining whether the Partnership will make distributions of profits to partners;
         -        administering redemptions of investors' units;
         - preparing monthly, quarterly and annual reports to the investors;
         -        executing various documents on behalf of the Partnership and the investors pursuant to powers of attorney; and
         -        supervising the liquidation of the Partnership if an event causing termination of the Partnership occurs.

The Partnership Agreement prohibits the General Partners from engaging in any action which would have a material adverse effect on the Partnership except in its reasonable business judgment.

REPORTS AND ACCOUNTING

         The Partnership will keep its books on an accrual basis with a calendar year end. The Partnership will retain for at least six years all records necessary to determine the investors' suitability. The investors have the right at all times during reasonable business hours to have access to, and copies mailed of (at the expense of the investor), the Partnership's books and records (including a list of the names and addresses of all partners and the number of units owned). The financial statements of the Partnership will be audited at least annually at Partnership expense by independent public accountants designated by Randell Commodity Corporation, and the Partnership will furnish you with an annual report, certified by an independent certified public accountant, containing all information the CFTC requires. Presently, the CFTC requires that the Partnership provide the annual report not later than 90 days after the end of each fiscal year. In addition, Randell Commodity Corporation will report monthly to the investors the:

         -        average net asset value per unit,
         -        brokerage commissions,
         -        management and incentive allocations,
         -        value of each individual investor's units, and
         - administrative expenses incurred by the Partnership during the month.

The Partnership will provide you with tax information by March 15 each year. Randell Commodity Corporation will notify you within 7 business days from the date of any:

         - material change related to the brokerage commissions paid by the Partnership;
         - material change in any contract with a trading advisor, including any change in trading advisors; or
         - modification in connection with the method of calculating any incentive fee.

Any such notice will include a description of any material effect the changes may have on the interests of the investors, the investors' voting rights and their redemption rights under the Partnership Agreement.

ADDITIONAL INVESTORS

         Since the completion of the initial offering in which investors purchased 13,471.6805 units, the Partnership has continued to offer and sell units in this offering. Investors may purchase units at the Partnership's current average net asset value per unit plus 4%. After 100,000 units are sold, Randell Commodity Corporation may increase the number of units to 500,000 and make additional public or private offerings of units. The net proceeds to the Partnership of any additional sales, however, will in no event be less than the average net asset value per unit at the time of sale. Randell Commodity Corporation may, in addition, issue units in series. Randell, and not the Partnership, will bear, or cause others to bear, all expenses related to the offering or any additional offering. No investor will have any preemptive, preferential or other rights with respect to the issuance or sale of any additional units. Randell may admit additional investors in its sole discretion.

DISSOLUTION AND LIQUIDATION

         DISSOLUTION. The Partnership will be dissolved upon the happening of any of the following events:

         - the expiration of the term of the Partnership on December 31, 2020;
         - the affirmative vote of a simple majority in interest of the investors;
         - the failure of any person or corporation to qualify as a successor General Partner within ninety days after the last remaining General Partner ceases to be a General Partner;
         - the occurrence of an event which makes it unlawful for the business, as conducted by the Partnership or the General Partners, to be continued;
         - the disposition of all or substantially all of the property of the Partnership; or
         - the occurrence of any other event which, under the laws of the State of Tennessee, would cause the Partnership's dissolution.

         On dissolution resulting from the withdrawal, bankruptcy, dissolution, incapacity or death of the last remaining General Partner, the investors may, by a unanimous vote within 90 days of dissolution, elect a successor General Partner to continue the business of the Partnership. The investors, however, may not be able to find or agree upon a new General Partner.

         REMOVAL OF GENERAL PARTNERS. The investors may elect by a simple majority vote to remove any General Partner in accordance with the Partnership Agreement. The Partnership Agreement provides that if there is no remaining General Partner, a new General Partner must be elected by a majority in interest of the units (or such higher percentage as required under Tennessee law).

         LIQUIDATION. Upon dissolution of the Partnership, the affairs of the Partnership will be wound up and its assets distributed, as provided in the Partnership Agreement. We urge you to study the Partnership Agreement in detail for information regarding the accounting upon dissolution, and the application of the cash proceeds of the Partnership upon liquidation. The Partnership Agreement provides that in the event of dissolution or liquidation, after the payment of creditors and the establishment of reserves, the partners will receive cash proceeds equal to their respective capital accounts (or pro rata to their capital accounts if cash proceeds are less than the partners' aggregate capital accounts) and the balance, if any, will be distributed to the investors and General Partners in accordance with their respective interests.

AMENDMENTS, MEETINGS, VOTING AND REMOVAL

         AMENDMENTS. The General Partners may amend the Partnership Agreement without notice to, or consent of, the investors, if the amendment does not have a material effect upon the investors or the Partnership. Investors holding a simple majority in interest of the units may amend the Partnership Agreement. However, no amendment may be made which will change the Partnership to a general partnership, change the Partnership interest of any partner, or increase the liabilities or obligations of any partner. Notwithstanding this limitation, the General Partners, without the consent of, but with notice to, the investors may amend the Partnership Agreement to the minimum extent necessary to comply with any amendment to Internal Revenue Code Sections 704 or 7704, the regulations under those sections or any judicial or administrative interpretation of those sections.

         MEETINGS. Meetings of the investors may be called by the General Partners or by investors holding more than 10% of the voting power of the investors by delivering written notice to Randell Commodity Corporation. The meetings will be at a time and place fixed by Randell but must be held not less than 30 nor more than 60 days after the call of the meeting.

         VOTING. The voting power of an investor on any matter will be equal to the number of units owned by him. Action may be taken by written consent without a meeting of the Partnership upon written consent of investors holding the same number of units as would have been required if an actual meeting occurred. For purposes of obtaining written consent, Randell Commodity Corporation may require a written response by an investor within not less than 30 days. If the investor does not respond within the stated time period, the investor will be deemed to have abstained from the matter specified in the written consent.

         REMOVAL OF GENERAL PARTNERS. Any general partner may be removed by a simple majority in interest of all the investors if:

         - a successor general partner is elected would (where removal would cause there to be no remaining general partner);
         - the removal of the general partner would not result in the Partnership's ceasing to be treated as a partnership for purposes of the applicable provisions of the internal revenue code; and
         - the successor general partner assumes the removed general partner's obligations of the Partnership for claims arising prior to removal and agrees to indemnify the removed general partner for such claims in a form satisfactory to the removed general partner.

The removed General Partner shall be entitled to redemption of its general partnership interest at its unit-equivalent basis.

INDEMNIFICATION

         The General Partners and certain of their affiliates, directors and controlling persons may not be liable to the Partnership or any investor for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of units may have more limited rights of action because of these provisions than they would have without the provisions.

         The General Partners and their affiliates are not liable to the Partnership or to any investor for any loss suffered by the Partnership which arises out of any action or inaction of the General Partners or their affiliates if the General Partners or their affiliates, in good faith, determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partners or their affiliates. The Partnership has agreed to indemnify the General Partners and certain of their affiliates, officers, directors and controlling persons against claims, losses or liabilities based on their conduct relating to the Partnership, provided that the conduct resulting in the claims, losses or liabilities for which the General Partner seeks indemnity did not constitute negligence or misconduct or breach of any fiduciary obligation of the Partnership, and was done in good faith and in a manner reasonably believed to be in the best interests of the Partnership. Affiliates of the General Partners are entitled to indemnity only for losses resulting from claims against such affiliates due solely to their relationship with the General Partners or for losses incurred by such affiliates in performing the duties of the General Partners.

         For purposes of the exculpation and indemnification provisions of the Partnership Agreement, the term "affiliates" means any person performing services on behalf of the Partnership who

         -        directly or indirectly controls, is controlled by, or is
                  under common control with the General Partners;
         -        owns or controls 10% or more of the outstanding voting
                  securities of the General Partners;
         -        is an officer or director of either General Partner; or
         - is any company for which either of the General Partners acts as an officer, director, partner or trustee.

         The Partnership will not indemnify the General Partners or any of the foregoing persons for any liability arising from securities law violations in connection with the offering of the units unless the General Partners or such persons prevail on the merits or obtain a court approved settlement which includes court approved indemnification as described in Section 8.05(b) of the Partnership Agreement.

         Under the exculpatory provisions of the Partnership Agreement, none of the General Partners or their affiliates will be liable to the Partnership or to any of the partners except by reason of acts or omissions constituting bad faith, misconduct or negligence that were not taken in good faith and in the reasonable belief that such actions were in the best interests of the Partnership. You may have a more limited right of action then you would absent such limitations.

GENERAL

         In compliance with the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration to commodity pool programs under state securities or "Blue Sky" laws, the Partnership Agreement provides that:

         -        the Partnership will not make loans;
         - the Partnership will not give rebates or give-ups, among other things, to any of the General Partners, the futures commission merchant or any affiliate of the foregoing, and will not seek to circumvent these restrictions through reciprocal business arrangements among any of the General Partners, the futures commission merchant or any of their respective affiliates and the Partnership;
         - any agreements between the Partnership and the General Partners or any of their affiliates will not exceed one year and must be terminable by the Partnership upon no more than 60 days' written notice;
         - the funds of the Partnership will not be commingled with the funds of any other person (deposit of assets with a futures commission merchant, clearing house or forward dealer does not constitute commingling for these purposes);
         - no person who shares or participates in any commodity brokerage commissions paid by the Partnership may receive, directly or indirectly, any advisory, management or incentive fees or profit-sharing allocation from the Partnership or any joint ventures, partnerships, or similar arrangements in which the Partnership participates;
         - no sponsors may pay or award any commissions or other compensation to any person engaged to sell units or give investment advice to a potential participant (provided, however, that this clause shall not prohibit the payment to a registered broker/dealer or other properly licensed person of normal sales commissions for selling units); and
         - no affiliate of any trading advisor or manager of the Partnership is permitted to participate, directly or indirectly, in any commodity brokerage commissions paid by the Partnership.


                      PURCHASES BY EMPLOYEE BENEFIT PLANS

         The purchase of units by an employee benefit plan must comply with the provisions of the Employee Retirement Income Security Act of 1974, or ERISA, as well as certain restrictions imposed by Section 4975 of the Internal Revenue Code. The term "employee benefit plan" refers to any plan or account of various types (including the related trusts) which provides for accumulation of assets or benefits in respect of an individual's compensation. The assets or benefits are free from federal income tax until such time as they are distributed from the plan. Such plans include corporate pension and profit sharing plans, "simplified employee pension plans,""KEOGH" plans for self-employed individuals (including partners), employee welfare plans and, for purposes of this discussion, individual retirement accounts as described in Section 408 of the Internal Revenue Code.

         In general, the person with investment discretion regarding an employee benefit plan should consult with his or her attorney or other advisor to determine:

         - whether the investment is prudent in accordance with the requirements of section 404(a) of ERISA;
         - whether the investment satisfies the diversification requirements of section 404(a)(1)(C) of ERISA;
         - whether the investment is in accordance with the documents and instruments covering the plan;
         - whether a prohibited transaction in violation of section 406 of ERISA or section 4975 of the Internal Revenue Code will occur;
         -        whether the investment provides sufficient liquidity;
         - whether the investment allows for the need to value the assets of the plan annually pursuant section 103(d)(5) of ERISA;

         - whether all of the assets of the Partnership will be considered as "plan assets" of the employee benefit plan, rather than just the units; and
         - whether all or any portion of the income attributable to the units will be taxable as unrelated business taxable income.

         The United States Department of Labor Regulation 2510.3-101 provides certain rules for determining whether an investment in the Partnership by employee benefit plans will be treated as an investment by such plans in the underlying assets of the Partnership. If the Partnership were deemed to hold "plan assets," the General Partners would most likely become ERISA fiduciaries with respect to the Partnership assets. Therefore, the General Partners and the person making the investment decision to purchase units would be co-fiduciaries. If that occurred, the assets of the Partnership would be subject to the prohibited transaction rules of ERISA and the Internal Revenue Code.

         Regulation 2510.3-101 states that, under ERISA, assets of an entity in which an employee benefit plan invests are not assets of such plan if the class of "equity" interests held by the plan are:

                  1. held by 100 or more investors independent of the Partnership and of each other,

                  2.  "freely transferable," and

                  3. sold to employee benefit plans as a part of an offering of units to the public pursuant to:

                            (a) an effective registration statement under the
                           Securities Act of 1933 and subsequent registration
                           of the units under the Securities Act of 1934, or
                            (b) an effective registration statement under
                           Section 12(b) or 12(g) of the Securities Exchange
                           Act of 1934.

         The General Partners believe that the units will meet the foregoing tests. The determination of whether the units will be "freely transferable," however, is a subjective test under Regulation 2510.3-101. Accordingly, there is a risk that the Partnership could be deemed to hold "plan assets" under Regulation 2510.3-101. In response to this risk, the Partnership Agreement permits the General Partners to compel the redemption of some or all units held by employee benefit plans or accounts.

         While the Partnership will likely be classified as a "publicly traded partnership," recent amendments to the Internal Revenue Code eliminated certain unfavorable tax consequences of investments made by tax-exempt entities in "publicly traded partnerships." Accordingly, income from the Partnership's expected activities will not be of a character that produces unrelated business taxable income.

         Units may not be purchased with the assets of an employee benefit plan if any of the General Partners, the trading advisor or their respective affiliates, either:

         - has investment discretion regarding the investment of the plan assets;
         - has authority or responsibility to give or regularly gives investment advice regarding the plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the plan assets and that such advice will be based on the particular investment needs of the plan; or
         -        is an employer maintaining or contributing to such plan.

         ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY THE PARTNERSHIP, THE GENERAL PARTNERS, ANY TRADING ADVISOR, OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS ATTORNEY AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

                   GLOSSARY OF CERTAIN TERMS AND DEFINITIONS

         The following glossary may assist the prospective investor in understanding the terms used in this prospectus.

         Adjusted Asset Value. See the "Adjusted Asset Value and Net Asset Value" section in Part One.

         Affiliate.  See the "Conflicts of Interest" section in Part One.

         Associated Persons. Any person who is associated with any futures commissions merchant, commodity pool operator, commodity trading advisor or introductory broker or with any agent thereof as a partner, officer or employee, in any capacity which involves solicitation or acceptance of customer orders (other than a clerical capacity) or the supervision of any person or persons so engaged.

         Average Net Asset Value per Unit. See the "Adjusted Asset Value and Net Asset Value" section in Part One.

         Capital Contributions. The total investment in a program by a participant or by all participants, as the case may be. See the "Capitalization" section in Part One.

         CFTC.  The Commodity Futures Trading Commission.

         Commission or Brokerage Commission. The fee charged by a broker for executing a trade in a commodity account of a customer. Commissions are usually charged on a "round-turn" basis, i.e., only upon the closing of an open position.

         Commodity. The term commodity refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce, including financial instruments and foreign currencies. Out of this large class, certain commodities, because of their wide distribution, universal acceptance, and marketability in commercial channels, have been selected as appropriate vehicles for trading on various national and international exchanges located in principal marketing and commercial areas. Such commodities are traded according to uniform, established grade standards, in convenient predetermined lots and quantities, are fungible (allow free substitution of one lot for another to satisfy a contract) and, with few exceptions, are storable over periods of time.

         Commodity Contract.  See "Futures Contract" in this glossary.

         Covered Option. A "covered" option is one in which the Seller of the option owns the underlying commodity or futures contract at all times when such Seller is obligated to deliver such underlying commodity or futures contract upon the exercise of the option.

         Daily Price Fluctuation Limit. The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a futures contract for a given commodity or stock index that can occur on an exchange on a given day in relation to the previous day's settlement price. Such maximum permitted fluctuation is subject to change from time to time by the exchange.

         Delivery. The process of satisfying a commodity futures contract by transferring ownership of a specified quantity and grade of a commodity to the purchaser thereof.

         Forward Contract. A contract relating to the purchase and sale of a physical commodity for delivery at a future date. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

         Futures Contract. Contracts made on or through a commodity exchange which provide for future delivery of agricultural and industrial commodities, foreign currencies and financial instruments, or for cash settlement in the case of stock index futures. Such contracts are uniform for each commodity or financial instrument and typically vary only with respect to price, delivery or settlement time. A commodity futures contract to accept delivery (buy) is referred to as a "long" contract; conversely a contract to make delivery
(sell) is referred to as a "short" contract. Until a commodity futures contract is satisfied by delivery or offset it is said to be an "open" position.

         Incentive Allocation. See the "Description of Charges to the Partnership -- General Partner - Incentive Allocation" section in Part One.

         Long or Short Position. A trader is long when he has bought a cash commodity or a futures contract, in contrast to a trader being short, which means he has sold a cash commodity or a futures contract.

         Management Allocation. See the "Description of Charges to the Partnership -- General Partner - Management Allocation" section in Part One.

         Margin. Good faith deposits with a broker to assure fulfillment of a purchase or sale of a futures contract. Margins do not involve the payment of interest.

         Margin Call. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a futures commission merchant.

         Net Asset Value and Net Asset Value per Unit. See the "Adjusted Asset Value and Net Asset Value" section in Part One.

         Net Assets. See the "Adjusted Asset Value and Net Asset Value" section in Part One.

         Net New Appreciation. See the "Description of Charges to the Partnership -- General Partner - Incentive Allocation" section in Part One.

         New Trading Profits.  See Net New Appreciation.

         NFA.  The National Futures Association.

         Option or Option Contract. A contract giving the purchaser the right, but not the obligation, to acquire or to dispose of the commodity or futures contract underlying the option, or the Seller of an option contract the obligation to deliver or take delivery of the commodity or futures contract underlying the option.

         Organizational and Offering Expenses. All expenses incurred by the Partnership in connection with and in preparing the Partnership for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters, attorneys), expenses for printing, engraving, mailing, salaries of employees engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of sale of its units under Federal and state law, including taxes and fees, accountants' and attorneys' fees.

         Pit Brokerage Fee. Pit brokerage fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

         Position Limit. The maximum number of futures contracts for a given commodity that can be held or controlled at one time by one person or a group of persons acting together. Such limitation is imposed by the CFTC or an exchange.

         Pyramiding. A method of using all or part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contract of the same or related commodities.

         Redemption Net Asset Value per Unit. See the "Transfers and Redemptions" section in Part One.

         Round-turn. The opening and closing of a futures or option position consisting of one contract.

         Settlement Price. The closing price for futures contracts in a particular commodity, financial instrument or stock index established by the clearing house or exchange after the close of each day's trading.

         Sponsor. Any person directly or indirectly instrumental in organizing a program or any person who will manage or participate in the management of a program, including a futures commission merchant who pays any portion of the organizational expenses of the program, and the general partner(s) and any other person who regularly performs or selects the persons who perform services for the program. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "sponsor" shall be deemed to include its affiliates.

         Stock Price Index. A tool for measuring, with a single numerical value, the current price level of the stocks of a composite of selected publicly-traded companies, which tend to reflect the price level of all stocks in the market from which the constituent corporations were selected. For example, the S&P 500 Stock Price Index is a capitalization-weighted index comprising 500 of the largest and most actively traded domestic industrial stocks; the market value of the 500 constituent companies is equal to approximately 80% of the value of all stocks traded on the New York Stock Exchange. Other indices include the New York Stock Exchange Composite Index, the Major Market Index, the Kansas City Value Line Index and the CRB Index.

         Stock Index Futures or Index Futures or Stock Index Futures Contracts or Index Futures Contracts. A contract made on or through a commodity exchange which provides for the future cash settlement of the contract in an amount equal to a multiple of the stock price index upon which the particular futures contract is based. For example, futures contracts based on the S&P 500 Stock Price Index, which currently represent three-quarters of all domestic stock index futures trading, are settled quarterly, in cash, with no delivery of securities and without transferring the full value of the contract, by charging final gains and losses to the margin accounts of holders based on the opening value of the S&P 500 Stock Price Index on the settlement date. The major stock index futures are based on the S&P 500 Index (traded on the Chicago Mercantile Exchange), the New York Stock Exchange Composite Index (traded on the New York Futures Exchange), the Major Market Index (traded on the Chicago Board of Trade) and the Kansas City Value Line Index (traded on the Kansas City Board of Trade).

         Stock Index Futures Options or Index Futures Options or Futures Options. A contract giving the purchaser the right, but not the obligation, to acquire ("call") or to dispose ("put") of the Stock Index Futures contract underlying the option, or the Seller of a Stock Index Futures Option contract the obligation to deliver (in the case of a "call" Seller) or take delivery (in the case of a "put" Seller) of the futures contract underlying the option. However, exercise of a Stock Futures Option on the settlement day of the underlying futures contract results in cash settlement. On all other days, exercise of a call results in a long futures position at the strike price in the underlying contract month, and exercise of a put results in a short futures position at the strike price in the underlying contract month. Any short position open at the end of a trading day is liable to the assignment of a futures position.

         Trading Advisor. Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase or sale of commodity contracts or commodity options.

         Unrealized Profit or Loss. The profit or loss which would be realized on an open position if it were closed out at the current settlement price.

                                  EXHIBIT "A"

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                                CERES FUND, L.P.

                               TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----

                                   ARTICLE I
                                 DEFINITIONS ..........................................   1

                                   ARTICLE II
                FORMATION, NAME AND PRINCIPAL PLACE OF BUSINESS

              2.01  Formation .........................................................   5
              2.02  Name ..............................................................   5
              2.03  Principal Office ..................................................   5
              2.04  Address of Limited Partners .......................................   5
              2.05  Registered Agent and Registered Office ............................   5

                                  ARTICLE III
                             PURPOSE OF PARTNERSHIP
              3.01  Purpose ...........................................................   5
              3.02  Powers ............................................................   5
              3.03  Limitations .......................................................   5

                                   ARTICLE IV
                             TERM OF PARTNERSHIP ......................................   6

                                   ARTICLE V
                             CAPITAL CONTRIBUTIONS
              5.01  Limited Partners ..................................................   6
              5.02  General Partner  ..................................................   7
              5.03  Interest On Contributions .........................................   7
              5.04  Capital Accounts ..................................................   7
              5.05  Sale of Units .....................................................   7
              5.06  Manner of Sale ....................................................   8

                                   ARTICLE VI
               ALLOCATION OF PROFITS AND LOSSES AND DISTRIBUTIONS
              6.01 Monthly Allocations-Profit or Loss .................................   8
              6.02  Distributions .....................................................  13

                                  ARTICLE VII
                           STATUS OF LIMITED PARTNERS
              7.01  Liability .........................................................  13
              7.02  Defaults ..........................................................  14
              7.03  Management ........................................................  14
              7.04  Withdrawals .......................................................  14
              7.05  Limitation on Right to Indemnification ............................  14
              7.06  Additional Information ............................................  14

                                  ARTICLE VIII
                           STATUS OF GENERAL PARTNER
              8.01  Responsibility ....................................................  14
              8.02  Rights and Powers .................................................  15
              8.03  Limitations  ......................................................  15
              8.04  Time Devoted to Business ..........................................  16

              8.05  Scope of Liability and Indemnity ..................................  16
              8.06  Compensation and Reimbursement ....................................  17
              8.07  Tax Matters Partner ...............................................  18
              8.08  Managing General Partner ..........................................  18

                                   ARTICLE IX
                          COVENANTS OF GENERAL PARTNER
              9.01  Tax Classification ................................................  19
              9.02  Records, Books of Accounts and Reports to Limited Partners ........  19
              9.03  Bank Accounts and Other Assets ....................................  19
              9.04  Tax Returns .......................................... ............  19
              9.05  Brokerage Fees ....................................................  19
              9.06  Incentive Fees and Other Compensation .............................  19

                                   ARTICLE X
                        TRANSFER AND REDEMPTION OF UNITS
              10.01  General Prohibition on Transfer ..................................  20
              10.02  Redemption .......................................................  21
              10.03  Designation of Substituted Limited Partners ......................  22
              10.04  Effect of Assignment .............................................  22
              10.05  Death, Incapacity or Bankruptcy of Limited Partner ...............  22

                                   ARTICLE XI
                               POWER OF ATTORNEY
              11.01  Designation ......................................................  23
              11.02  Special Provisions ...............................................  23

                                  ARTICLE XII
                          CESSATION OF GENERAL PARTNER
              12.01  Cessation  ....................................................     24
              12.02  Transfer   ....................................................     24
              12.03  Withdrawal ....................................................     24
              12.04  Removal    ....................................................     24
              12.05  Partnership Continues .........................................     25
              12.06  Election of New General Partners ..............................     25
              12.07  Surrender of Interest .........................................     25

                                  ARTICLE XIII
                          DISSOLUTION AND TERMINATION
              13.01  Dissolution of Partnership ....................................     25
              13.02  Termination ...................................................     26
              13.03  Distribution Upon Dissolution .................................     26
              13.04  Possibility of Economic Loss ..................................     27

                                  ARTICLE XIV
                                   AMENDMENTS
              14.01  Permitted Amendments  .........................................     27
              14.02  Prohibited Amendments .........................................     28

                                   ARTICLE XV
                       CONTRACTS WITH AFFILIATED PERSONS
              15.01  General .......................................................     28
              15.02  Limitation on Affiliated Person ...............................     29

                                  ARTICLE XVI
                   MEETINGS OF AND ACTION BY LIMITED PARTNERS
              16.01  Notice of Meetings ............................................     29
              16.02  Quorum, Adjournment ...........................................     29
              16.03  Proxy, Telephone Attendance ...................................     29
              16.04  Voting ........................................................     29
              16.05  Written Consent ...............................................     29

                                  ARTICLE XVII
                             OUTSIDE ACTIVITIES ....................................     30

                                  ARTICLE XVIII
                                 MISCELLANEOUS
              18.01  Addresses and Notices .........................................     30
              18.02  Captions ......................................................     30
              18.03  Entire Agreement ..............................................     30
              18.04  Tax Elections .................................................     30
              18.05  Governing Law .................................................     30
              18.06  Binding Effect ................................................     30
              18.07  Identification ................................................     30
              18.08  Severability ..................................................     30
              18.09  Counterparts ..................................................     31



              Schedule A - List of Limited Partners
              Schedule B - Form of Redemption Request

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                                CERES FUND, L.P.


     THIS AGREEMENT made and entered into as of the 19th day of September, 1990 by and among RANDELTA CAPITAL PARTNERS, L.P., a Tennessee limited partnership (the "Financial General Partner"), RANDELL COMMODITY CORPORATION, a Tennessee corporation (the "Managing General Partner", and collectively with the Financial General Partner, the "General Partner"), and the person(s) executing this Agreement as limited partner(s) (collectively the "Limited Partner(s)") of CERES FUND, L.P. (the "Partnership").


                             W I T N E S S E T H :

     WHEREAS, the parties hereto desire to form a limited partnership under the Act (as defined below), and

     WHEREAS, the parties hereto desire to provide for the governance of the limited partnership and to set forth in detail their respective rights and duties relating to the limited partnership;

     NOW, THEREFORE, in consideration of the mutual promises made herein, the parties, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     1.01 As used herein, the following terms shall have the meaning ascribed thereto below:

     "Act" shall mean the Tennessee Revised Uniform Limited Partnership Act (pursuant to Tennessee Code Annotated Section 61-2-101 et seq. or as amended from time to time).

     "Adjusted Asset Value" shall mean, except as set forth below, the total assets of the Partnership less its liabilities, determined in accordance with generally accepted accounting principles, including any unrealized profits and any unrealized losses on its open futures and options positions. More specifically, the Adjusted Asset Value of the Partnership shall equal the sum of all cash, United States Treasury bills and other securities (valued at cost plus accrued interest), the liquidating value (or cost of liquidation, as the case may be) of all futures and options positions and the fair market value of all other assets of the Partnership, less all liabilities of the Partnership (including accrued liabilities irrespective of whether such liabilities may, in fact, never be paid), in each case as determined by the General Partner in accordance with generally accepted accounting principles, except as described herein; provided, however, that Adjusted Asset Value shall not include (i) a reduction for the Management Allocation for the month of determination, (ii) a reduction for the Incentive Allocation for the quarter of determination, and
(iii) any unamortized organizational and offering expenses and related liabilities of the Partnership. The liquidating value of a futures contract or option traded on a United States exchange shall be based upon the settlement price on the exchange on which the particular futures contract or option is traded by the Partnership; provided that if a contract could not be liquidated on the day with respect to which Adjusted Asset Value is being determined, due to the operation of daily limits or other rules of the exchange upon which that contract is traded or otherwise, the settlement price on the first subsequent day on which the contract could be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the General Partner may deem fair and reasonable. The liquidating value of a futures or option contract not traded on a United States exchange shall mean its liquidating value as determined by the General Partner on a basis consistently applied for each different variety of contract. In calculating unrealized profit or loss on an open futures position, the commission, if any, which would be incurred in liquidating the open position shall not be taken into account, nor shall any accrued brokerage fees.

     "Adjusted Capital Account Deficit" shall mean, with respect to any Limited Partner, the deficit balance, if any, in such Limited Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                      (i) Credit to such Capital Account for any amounts which such Limited Partner is obligated to restore pursuant to the provisions of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation Sections 1.704-1T(b)(4)(iv)(f) and 1.704-1T(b)(4)(iv)(h)(5); and

                      (ii) Debit to such Capital Account for the items described in Sections 1.704-1(b)(2)(ii)(b)(4), (5) and (6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

     "Affiliated Persons" shall mean any person performing services on behalf of the Partnership who (i) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (ii) owns or controls 10% or more of the outstanding voting securities of the General Partner; or
(iii) is an officer or director of the General Partner; or (iv) if the General Partner is an officer, director, partner or trustee, is any company for which the General Partner acts in any such capacity.

     "Agreement" shall mean this Agreement of Limited Partnership, as amended, modified, supplemented or restated from time to time.

     "Average Net Asset Value per Unit" shall mean, with respect to Units purchased during the Continuous Offering, the result determined on the last day of the month preceding the entry of the Limited Partner to the Partnership by dividing (A) the difference between (i) the result determined under Section 6.01(a)(2)(A), and (ii) the sum of (a) the aggregate of the Management Allocation chargeable to all Units during such preceding month, and (b) if such month is the ending month of a calendar quarter, the aggregate Incentive Allocation, if any, chargeable to all Units as of the end of such quarter, by
(B) the number of Units outstanding at the end of such preceding month.

     "Capital Account" shall mean the accounts established pursuant to Section
5.04 hereof.

     "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, as determined under the Code, including gain or loss required to be taken into account pursuant to
Section 1256 of the Code.

     "Code" shall mean the Internal Revenue Code of 1986, as amended (or any corresponding provisions of succeeding law).

     "Commodity Broker" shall mean Refco, Inc., and its successors or the party or parties then acting in such capacity.

     "CFTC" shall mean the Commodity Futures Trading Commission.

     "Continuous Offering" shall mean the period following the Initial Closing Date during which the Partnership will offer Units for sale as of the first business day of each month at the then current Average Net Asset Value per Unit, plus the 5% Sales Commission.

     "Financial General Partner" shall mean RANDELTA CAPITAL PARTNERS, L.P., and its successors or the party or parties then acting in such capacity, as provided in Section 8.08(b) hereof.

     "General Partner" shall mean RANDELTA CAPITAL PARTNERS, L.P., a Tennessee limited partnership, and RANDELL COMMODITY CORPORATION, a Tennessee corporation, and their successors or the party or parties then acting in such capacity.

     "Initial Closing Date" shall mean the date occurring at or prior to the end of the Initial Offering Period when the General Partner has accepted subscriptions for the purchase of at least 10,000 Units and terminated the Initial Offering Period.

     "Initial Offering Period" shall mean the period extending to May 31, 1991 (or 90 days thereafter, if extended in the discretion of the General Partner) during which the General Partner must accept subscriptions for the purchase of at least 10,000 Units.

     "Incentive Allocation" shall mean the quarterly special allocation to the General Partner under Section 6.01(b)(2) hereof, equal to 15% of Net New Appreciation with respect to each Unit as of the end of the calendar quarter of determination. The Incentive Allocation shall be calculated and credited to the General Partner's Capital Account each quarter.

     "Limited Partners" shall mean the parties who acquire Units and are admitted to the Partnership as limited partners (except the "Original Limited Partner", as such), and any party admitted as a substituted limited partner as provided herein.

     "Management Allocation" shall mean the monthly special allocation to the General Partner under Section 6.01(b)(1) hereof equal to 1/3% (4% per annum) of the Adjusted Asset Value of the Partnership attributable to Units owned by the Limited Partners, as determined pursuant to Section 6.01(a)(2)(A), as of the end of the calendar month of determination, calculated without reduction for distributions and/or redemptions during such month. The Management Allocation shall be calculated and credited to the General Partner's Capital Account each month.

     "Managing General Partner" shall mean RANDELL COMMODITY CORPORATION, and its successors or the party or parties then acting in such capacity, as provided in Section 8.08(a) hereof.

     "Net Asset Value" shall mean Adjusted Asset Value reduced by the aggregate Management Allocation chargeable to all Units for the month of determination, and the aggregate Incentive Allocation chargeable to all Units for the quarter of determination.

     "Net Asset Value per Unit" shall mean, with respect to each Limited Partner's respective Units, the figure determined pursuant to the calculation set forth in Section 6.01(a)(2) hereof.

     "Net New Appreciation" shall mean the excess, if any, of (A) the Adjusted Asset Value with respect to such Unit, as determined in accordance with Section 6.01(a)(2)(C), reduced by the Management Fee allocable to such Unit under
Section 6.01(a)(2)(D) for the month of determination, over (B) the highest Net Asset Value per Unit attained by such Unit as of the end of any prior quarter, plus all distributions and/or redemptions during such quarter and all distributions made during any prior quarter with respect to such Unit.

     "Original Limited Partner" shall mean the person consenting to be the initial Limited Partner of the Partnership for purposes of the formation of the Partnership under Tennessee law.

     "Partners" shall mean both the General Partner and the Limited Partners.

     "Partnership" shall mean the limited partnership hereby formed.

     "Partnership Percentage Interest" shall mean, with respect to any Partner, the ratio of his Capital Account as of any Valuation Date to the aggregate of the Capital Accounts of all Partners as of such date.

     "Principal Office" shall mean 889 Ridge Lake Boulevard, Suite 320, Memphis, Tennessee 38120.

     "Redemption Fee" shall mean the fee charged to Limited Partners who redeem Units prior to a specified date, as provided in Section 10.02 hereof.

     "Redemption Date" shall mean any date for redemption of Units as provided in Section 10.02 hereof.

     "Redemption Net Asset Value per Unit" shall mean, with respect to each Limited Partner's respective Units, the figure determined pursuant to the calculation set forth in Section 6.01(a)(2) hereof, except that in calculating the Adjusted Asset Value of the Partnership under Section 6.01(a)(1) hereof, unrealized profit or loss on an open futures position shall be determined by also subtracting the commission, if any, which would be incurred in liquidating the open futures position, as well as any accrued brokerage fees.

     "Registered Agent" shall mean John W. McArtor.

     "Registered Office" shall mean 889 Ridge Lake Boulevard, Suite 320, Memphis, Tennessee 38120.

     "Regulations" shall mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Sales Commission" shall mean (A) during the Initial Offering, $5 per Unit payable to those Selling Agents who sell Units during the Initial Offering Period, and (B) during the Continuous Offering, 5% of the Average Net Asset Value per Unit, payable to Selling Agents until August 31, 1991, and thereafter to the Managing General Partner to compensate it for bearing (or causing others to bear) all expenses related to the Continuous Offering. The General Partner, in its discretion, may (i) remit a portion of the Sales Commission it receives during the Continuous Offering to those Selling Agents who participate in the sale of Units during the Continuous Offering, or (ii) waive or reduce all or any portion of the Sales Commission.

     "Selling Agents" shall mean those members of the National Association of Securities Dealers, Inc. as may participate in the sale of Units hereunder.

     "Special Redemption Date" shall mean the date for special redemptions of Units as provided in Section 10.02 hereof.

     "Tax Basis Account" shall mean the accounts established pursuant to
Section 6.01(b)(4) hereof.

     "Unit" shall mean a unit of limited partnership interest in the Partnership, there being a maximum of 100,000 such Units.

     "Valuation Date" shall mean the last day of each month.


                                   ARTICLE II

                FORMATION, NAME AND PRINCIPAL PLACE OF BUSINESS

     2.01 Formation. The Partners hereby form a limited partnership under the Act to carry on the business purposes provided for herein.

     2.02 Name. The name of the Partnership shall be as set forth in the initial paragraph hereof. The General Partner shall have the right and power from time to time to use a trade or fictitious name or to change the name of the Partnership, but shall give written notice of any change to all the Limited Partners.

     2.03 Principal Office. The Principal Office of the Partnership shall be the address identified in Section 1.01 hereof. The Partnership may relocate such office from time to time, or may have such additional offices, as the General Partner may determine, but the General Partner shall give written notice of any relocation to all the Limited Partners.

     2.04 Address of Limited Partners. The address of a Limited Partner shall be that stated after his name on the Subscription Agreement executed by him. A Limited Partner may change his address by written notice to the Partnership, which notice shall become effective upon receipt. The name, address, initial capital contribution and number of Units purchased by each Limited Partner shall be set forth in Schedule A hereto, as amended from time to time, which is made a part hereof as fully as if set forth herein.

     2.05 Registered Agent and Registered Office. The Registered Agent and Registered Office required pursuant to the Act shall be as identified in
Section 1.01 hereof. The Partnership may change the Registered Agent or the Registered Office from time to time, as the General Partner may determine, but the General Partner shall give written notice of any change to all Limited Partners.


                                  ARTICLE III

                            PURPOSE OF PARTNERSHIP

     3.01 Purpose. The Partnership's business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of forward contracts, futures contracts for commodities, financial instruments and currencies, any rights pertaining thereto and any options thereon or on physical commodities, and to engage in all activities necessary or incidental thereto. The Partnership may also engage in "hedge", arbitrage and cash trading of commodities, futures and options. The objective of the Partnership's business is the appreciation of its assets through speculative trading.

     3.02 Powers. Subject to the terms of this Agreement, the Partnership shall be authorized to engage in any and all activities related or incidental to any of its purposes.

     3.03 Limitations. Notwithstanding anything herein to the contrary, the Partnership shall not:

              (a)  Make any loans;

              (b) Commingle funds of the Partnership with the funds of any other person (provided, however, that deposit of funds with a commodity broker, clearinghouse or forward dealer shall not be deemed to constitute "commingling" for these purposes);

              (c) Permit any person to receive, directly or indirectly, any advisory, management or incentive fees or profit-sharing allocation from the Partnership for investment advice or management who shares or participates in any commodity brokerage commissions paid by the Partnership;

              (d) Permit any rebates or give-ups to be received, directly or indirectly, from the Partnership by any of the General Partner, any trading advisor, the Commodity Broker or any of their Affiliated Persons, including any reciprocal business arrangements which may circumvent such prohibitions;

              (e) Enter into an exclusive (as opposed to nonexclusive) customer agreement with any Commodity Broker;

              (f) Enter into any agreement covering a period in excess of one year;

              (g) Employing the trading technique commonly known as "pyramiding", in which a speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same futures contract;

              (h) Permit any sponsor to directly or indirectly pay or award any commissions or other compensation to any person engaged to sell Units or give investment advice to a potential participant; provided, however, that this clause shall not prohibit the payment to a registered broker/dealer or other properly licensed person of normal sales commissions for selling Units; and

              (i) Permit an Affiliate of any trading advisor or manager of the Partnership to share or participate, directly or indirectly, in any commodity brokerage commissions paid by the Partnership.


                                   ARTICLE IV

                              TERM OF PARTNERSHIP

     The Partnership shall commence on the filing of a Limited Partnership Certificate in the appropriate public office and shall continue until December 31, 2020 unless sooner terminated by operation of law, or as otherwise provided herein.


                                   ARTICLE V

                             CAPITAL CONTRIBUTIONS


     5.01  Limited Partners.

              (a) The Limited Partners shall contribute capital to the Partnership by purchasing up to 100,000 Units. The Partnership may issue whole or fractional Units in the discretion of the General Partner. During the Initial Offering Period, a Limited Partner shall contribute $105 (including the Sales Commission) to the Partnership for each Unit purchased. Limited Partners purchasing Units during the Continuous Offering shall contribute to the Partnership for each Unit purchased an amount equal to the Average Net Asset Value per Unit as of the close of business on the last day of the month preceding the effective date of such purchase, plus the 5% Sales Commission (provided that the General Partner shall have discretion to waive or reduce all or any portion of the Sales Commission).

              (b) Payment for Units shall be made in the form of a lump-sum cash payment upon submission of an executed subscription agreement. For Units purchased during the Continuous Offering, such payment must be received by the Partnership not later than the fifth day prior to the end of the calendar month in order for a subscriber to be admitted on the first business day of the next calendar month.

              (c) The Original Limited Partner shall contribute $100 to the capital of the Partnership upon formation hereof. Following the admission of the investor Limited Partners, the Original Limited Partner shall withdraw from the Partnership and his previous capital contribution of $100 shall be returned to him. The Original Limited Partner shall have no interest in profits or other compensation by way of income by reason of his contribution.

     5.02 General Partner. As of the close of the Initial Offering Period, the General Partner shall immediately contribute to the capital of the Partnership, as a general partner's interest, the lesser of (i) $100,000, or (ii) an amount not less than that which is necessary to cause the General Partner's Capital Account to equal three percent (3%) of the total positive Capital Account balances of all Partners (taking the interests of the Managing General Partner and the Financial General Partner on an aggregate basis). So long as it is a General Partner of the Partnership, the General Partner shall maintain a minimum investment of not less than that amount necessary to cause the General Partner's Capital Account to equal one percent (1%) of the total positive Capital Account balances of all Partners (again taking the interests of the Managing General Partner and the Financial General Partner on an aggregate basis). The General Partner shall make any additional capital contributions necessitated by the purchase of Units during the Continuous Offering as soon as practicable, but in no event later than the fifteenth day of the month following the effective date of the purchase of such Units. The General Partner may contribute any greater amount to the Partnership as it in its sole discretion shall determine. The General Partner may withdraw any interest it may have as General Partner in excess of such required minimum investment. At all times during the term of the Partnership, the General Partner shall maintain an interest of at least one percent (1%) in each material item of Partnership income, gain, loss, deduction or credit. The General Partner or any officer or affiliate thereof may acquire Units, and to the extent that a General Partner purchases or becomes a transferee of any Units, the General Partner shall, as to the other Partners, be treated in all respects as a Limited Partner with respect to such Units.

     5.03 Interest On Contributions. No Partner shall be entitled to interest on any capital contributions.

     5.04  Capital Accounts.

              (a) A Capital Account shall be established on the books of the Partnership for each Partner. Notwithstanding anything to the contrary contained in this Agreement, the Capital Account of each Partner shall be determined and maintained throughout the full term of the Partnership in accordance with the capital accounting rules of Regulation Section 1.704-1(b)(2)(iv). In general, each Partner's Capital Account shall be credited with the amount of each Partner's contributions to the Partnership as and when made and with that Partner's share, determined as provided herein, of Partnership income, gains, and profits; each Partner's Capital Account shall be debited with his share, determined as provided herein, of Partnership losses and with the amount of all distributions made by the Partnership to that Partner.

              (b) Upon the transfer by any Partner of any part or all of his interest in the Partnership, the proportionate amount of his respective Capital Account, determined as provided herein, shall be transferred to the transferee of such interest; provided, however, that no transfer of any Units of interest in the Partnership shall, in and of itself and to the extent permitted by law, relieve the transferor of any obligation to the Partnership, including, but not limited to, any such transferor's obligation to contribute to the capital of the Partnership.

              (c) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulation, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Section 14.03 hereof upon the dissolution of the Partnership.

     5.05 Sale of Units. The General Partner is hereby authorized to raise capital for the Partnership by purchasing for itself or by offering and selling up to 100,000 Units and by admitting the purchasers of same as Limited Partners. No sale of Units shall be consummated unless the Partnership has received and accepted subscriptions for the purchase of at least 10,000 Units prior to the close of the Initial Offering Period (including extensions). The proceeds of the subscriptions shall be deposited into the Partnership's interest bearing general bank account at National Bank of Commerce, Memphis, Tennessee, and held therein unless and until the Partnership has received and accepted subscriptions for at least 10,000 Units prior to the close of the Initial Offering Period (including extensions). At such time as the aforesaid conditions shall have been satisfied, the General Partner shall declare the Initial Closing Date, and the subscription proceeds shall be deposited into the Partnership's commodity trading account at the Commodity Broker and used by the General Partner for such other proper Partnership purposes as the General Partner shall determine. If for any reason whatsoever, the Partnership has not satisfied the aforesaid conditions prior to the close of the Initial Offering Period (including extensions), the General Partner shall terminate the offering and all moneys theretofore paid in for Units shall be refunded in full to the subscribers within 10 days, unless a subscriber wishing to purchase Units confirms his willingness to subscribe and agrees in writing to a further extension. Interest earned, if any, on such subscriptions during the Initial Offering Period shall be paid pro rata to each subscriber at the close of the Initial Offering Period, taking into account both the time and amount of the subscription. The General Partner may reject any subscription in whole or in part for any reason. All subscriptions are otherwise irrevocable by the subscriber, except as required by applicable state law.

     5.06 Manner of Sale. Subject to the provisions of Sections 5.01, 5.05 and this Section 5.06, the General Partner shall have sole and complete discretion in determining the terms and conditions of the offering and sale of Units, including the sale of Units during the Continuous Offering; provided, however, that the net proceeds to the Partnership of any such sales during the Continuous Offering Period shall be no less than the Average Net Asset Value per Unit then in effect, plus the 5% Sales Commission (unless the Sales Commission is waived or reduced in the discretion of the General Partner), and that the Partnership shall not pay any costs or expenses related to either its organization, the Initial Offering Period or the Continuous Offering. Subject to the provisions of this Section 5.06, if the initial 100,000 Units provided for in this Agreement are sold, the General Partner shall have sole and complete discretion to amend the Agreement to provide for a maximum of 400,000 additional Units for sale in the Continuous Offering. It is understood that the offering shall be made in a manner which is subject to the registration requirements of the Securities Act of 1933, as amended, and the General Partner is authorized and directed to do all things it deems necessary, convenient, appropriate or advisable in connection therewith, including but not limited to the preparation and filing on behalf of the Partnership of any required documents with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the General Partner shall determine, and the execution or performance of agreements with underwriters or others concerning the marketing of Units on such basis and upon such terms as the General Partner shall determine. The General Partner, and not the Partnership, shall bear, or cause others to bear, all expenses related to the Continuous Offering, and as compensation the General Partner shall receive all or a portion of the Sales Commission with respect to Units sold during the Continuous Offering. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units. A purchaser of the Units acknowledges by such purchase that the offering price of the Units during the Initial Offering Period has been determined arbitrarily by the General Partner and not by negotiations at arm's length.

                                   ARTICLE VI

               ALLOCATION OF PROFITS AND LOSSES AND DISTRIBUTIONS

     6.01 Monthly Allocations-Profit or Loss.

               (a) Monthly Allocations. As of the close of business (as determined by the General Partner) on the last day of each calendar month during each fiscal year of the Partnership, the following determinations and allocations shall be made:

               (1) The Adjusted Asset Value of the Partnership shall be determined.

               (2) Each Limited Partner's respective Net Asset Value per Unit shall be calculated in the following manner:

                    (A) Step 1 - the aggregate Adjusted Asset Value allocable to Units owned by Limited Partners is determined by multiplying (i) the aggregate Adjusted Asset Value of the Partnership as of the end of the month of determination, by (ii) the ratio of (a) the aggregate Net Asset Value of all Units owned by Limited

                         Partners at the beginning of the month of determination, to (b) the Net Asset Value of the Partnership at the beginning of the month of determination.

                    (B) Step 2 - the Adjusted Asset Value allocable to Units owned by each respective Limited Partner is determined by multiplying the result determined in Section 6.01(a)(2)(A) above by the ratio of (i) the aggregate Net Asset Value of the individual Limited Partner's respective Units at the beginning of the month of determination, to (ii) the aggregate Net Asset Value of all Units owned by Limited Partners at the beginning of the month of determination.

                    (C) Step 3 - the Adjusted Asset Value allocable to each Unit owned by a Limited Partner is determined by dividing the result in Section 6.01(a)(2)(B) above by the number of Units owned by the respective Limited Partner.

                    (D) Step 4 - the Management Allocation allocable to the General Partner shall be calculated and allocated against and among the Units owned by all Limited Partners in proportion to their respective Adjusted Asset Value as determined pursuant to Section 6.01(a)(2)(B)(C) above.

                    (E) Step 5 - if such month is the ending month of a calendar quarter, the Incentive Allocation (if any) allocable to the General Partner shall be calculated and allocated against those Units owned by Limited Partners which have achieved Net New Appreciation for the quarter of determination.

                    (F) Step 6 - the Net Asset Value per Unit for each Unit owned by a respective Limited Partner is determined by subtracting the Management Allocation and the Incentive Allocation allocable to each such Unit from the result determined under Section 6.01(a)(2)(C) above. (G) In the event a Limited Partner acquires Units on different dates, for the purposes of this
                         Article VI, such Limited Partner shall be treated as a separate Limited Partner with respect to the Units acquired on each such date.

               (3) The Net Asset Value of the General Partner's interest in the Partnership shall be determined by subtracting the aggregate Net Asset Value allocable to the Units owned by the Limited Partners from the Net Asset Value of the Partnership.

               (4)  The Average Net Asset Value per Unit shall be determined.

               (b) Federal Income Tax Allocations. Except as otherwise provided herein, as of the end of each fiscal year, the Partnership's income and expense and Capital Gain or Capital Loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Allocations of short-term Capital Gain or Loss and long-term Capital Gain or Loss (to the extent the federal income tax law distinguishes between long-and short-term Capital Gain or Loss) shall be pro rata.

                    (1) The burden of the Management Allocation allocable to the General Partner shall be allocated against each Limited Partner's respective Units in accordance with
                         Section 6.01(a)(2)(D) hereof.

                    (2) The burden of the Incentive Allocation (if any) allocable to the General Partner shall be allocated against those Units which have experienced Net New Appreciation for the quarter of determination in accordance with Section 6.01(a)(2)(E) hereof.

                    (3) Items of ordinary income and expense (excluding the Management Allocation and the Incentive Allocation), such as interest income and brokerage fees, shall be allocated pro rata among the Partners based on their respective Partnership Percentage Interests as of the beginning of each month in which the items of ordinary income and expense accrue.

                    (4) Capital Gain or Capital Loss shall be allocated as follows:

                         (A) There shall be established a Tax Basis Account with respect to each outstanding Unit. The initial balance of each Tax Basis Account shall be the amount paid to the Partnership for each Unit, respectively (and the amount of the General Partner's contribution as described in subparagraph (b)(6) below). As of the end of each fiscal year:

                                (i)     Each Tax Basis Account shall be
                                        increased by the amount of income
                                        allocated to each Partner pursuant to
                                        subparagraph (b)(3) above and
                                        subclauses (B), (C) and (D) below.

                                (ii)    Each Tax Basis Account shall be
                                        decreased by the amount of expense or
                                        loss allocated to each Partner pursuant
                                        to subparagraph (b)(1), (2) and (3)
                                        above and subclauses (B), (E) and (F)
                                        below and by the amount of any
                                        distribution received by each Partner
                                        with respect to the Unit or interest
                                        other than upon redemptions.

                                (iii) When a Unit is redeemed, the Tax Basis Account attributable to such Unit (or redeemed portion of such Unit) shall be eliminated.

                         (B) Except as otherwise provided in this Section 6.01(b) (4), Capital Gain and Capital Loss realized during any calendar month shall be allocated to those Partners who were Partners during such month (including Partners who redeem Units as of the last day of such month).

                         (C) Notwithstanding subparagraph (B) hereof, each Partner who redeems a Unit on any Redemption Date shall be allocated Capital Gain, if any, realized on or prior to such Partner's Redemption Date, in excess of the Capital Loss allocable to such Partner under subparagraph
                                (B) hereof, up to the amount of the excess if any, of the amount received upon redemption of the redeemed Unit over the Tax Basis Account maintained for such Unit (an "Excess") In the event the aggregate amount of Capital Gain available to be allocated pursuant to this subparagraph (C) is less than the aggregate amount of Capital Gain required to be so allocated, (i) the aggregate amount of available Capital Gain shall be allocated among all such Partners and (ii) each Partner who has not been allocated the full amount of such Partner's Excess, pursuant to the first sentence of this subparagraph (C) and clause
                                (i) of this sentence, shall be allocated, after any allocations required by the first sentence of this subparagraph (C) in respect of Partners who redeem on subsequent Redemption Dates, Capital Gain realized after such Partner's Redemption Date up to the amount of such Partner's Excess which has not otherwise been allocated.

                         (D) Notwithstanding subparagraph (B) hereof, Capital Gain remaining after the allocations in subparagraph (C) shall be allocated among all Partners whose Capital Accounts are in excess of their Tax Basis Accounts, after the adjustments in subparagraph (C), in the ratio that each such Partner's Excess (as defined in subparagraph (C) hereof) bears to the aggregate Excess of all such Partners.

                         (E) Notwithstanding subparagraph (B) hereof, each Partner who redeems a Unit on any Redemption Date shall be allocated Capital Loss, if any, realized on or prior to such Partner's Redemption Date, in excess of the Capital Gain allocable to such Partner under subparagraph
                                (B) hereof, up to the amount of the excess, if any, of the Tax Basis Account maintained for the redeemed Unit over the amount received upon redemption of such Unit (a "Negative Excess"). In the event the aggregate amount of Capital Loss available to be allocated pursuant to this subparagraph (E) is less than the aggregate amount of Capital Loss required to be so allocated, (i) the aggregate amount of Capital Loss shall be allocated among all such Partners in the ratio which each such Partner's Negative Excess bears to the aggregate Negative Excess of all such Partners, and (ii) each Partner who has not previously been allocated the full amount of such Partner's Negative Excess, pursuant to the first sentence of this subparagraph (E) and clause (i) of this sentence, shall be allocated, after any allocations required by the first sentence of this subparagraph (E) in respect of Partners who redeem on subsequent Redemption Dates, Capital Loss realized after such Partner's Redemption Date up to the amount of such Partner's Negative Excess which has not previously been allocated.

                         (F) Capital Loss remaining after the allocation in subparagraph (E) shall be allocated among all Partners whose Tax Basis Accounts are in excess of their Capital Accounts after the adjustments in subparagraph (E) in the ratio that each such Partner's Negative Excess (as defined in subparagraph (E) hereof) bears to the aggregate Negative Excess of all such Partners.

                 (5) The allocation of income, gain, expense and loss for federal income tax purposes set forth herein is intended to allocate taxable income, gain, expense and loss among the Partners generally in the ratio and to the extent that income, gain, expense and loss are allocated to such Partners so as to eliminate, to the extent possible, any disparity between a Partner's Capital Account and his Tax Basis Account, consistent with principles set forth in Section 704(c) of the Code.

                (6) For purposes of this Section 6.01(b), tax allocations shall be made to the General Partner's general partnership interest on a Unit-equivalent basis, and shall be split between the Managing General Partner and the Financial General Partner as they shall mutually determine.

                (7) The allocations of income, gain, expense and loss to the Partners in respect of the Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the General Partner, whose determination shall be binding.

     (c)      Notwithstanding the foregoing:

                      (1) In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4),
                               (5) or (6) of the Regulations, items of
                               Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible.

                      (2) In the event any Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (1) the amount such Partner is obligated to restore pursuant to any provision of this Agreement, and (2) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation Sections 1.704-1(b)(4)(iv)(f) and 1.704-1(b)(4)(iv)(h)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible.

                      (3) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code sections 734(b) or 743(b) is required, pursuant to Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

                      (4) The allocations set forth in Sections 6.01(c)(1) through (3) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Regulation Section 1.704-1(b). Notwithstanding any other provision of this Section 6.01 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and expense among the Partners so that, to the extent possible, the net amount of such allocations of other items of income, gain, loss and expense and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

              (d) In the event of a transfer of any interest in the Partnership, and/or in the event of any increase or decrease in the interest of any Partner in the Partnership, whether arising out of or in connection with the entry of a new Partner, the liquidation or redemption, partial or whole, of any Partner's interest or otherwise, after the admission of any Limited Partner, the share of the Profits, Losses and gains or losses from the disposition of partnership assets, and each item of income and expense pertaining thereto, of the respective Partners shall be fixed and determined by reference to the income and expenses reflected on the books and records of the Partnership according to the following convention: Partners shall be deemed admitted to the Partnership as of the first business day of the first month subsequent to the effective date of such purchase or transfer (as provided herein), and Partners who are redeemed or liquidated shall be deemed a withdrawn Partner as of the end of the calendar quarter after the General Partner has received at least 15 days prior written notice of redemption; provided, however, that if this convention is not permitted under applicable Regulations, a convention permitted under Regulations approximating the foregoing as closely as possible will be used.

              (e) The allocations hereunder are intended to have substantial economic effect and/or be in accordance with the Partners' interests in the Partnership as such terms are defined in Section 704(b) of the Code and the Regulations promulgated thereunder.

     6.02  Distributions.

              (a) The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units pursuant to Section 10.02 hereof), if any, the Partnership will make to its Partners. All distributions other than with respect to the Management Allocation and the Incentive Allocation shall be pro rata in accordance with the respective Partnership Percentage Interests of the Partners. The General Partner may withdraw funds (including funds attributable to the Management and Incentive Allocations) at the end of any month so long as such distribution does not reduce the General Partner's Capital Account below the minimum balance required by Section 5.02 hereof. All distributions to the General Partner shall be split between the Managing General Partner and the Financial General Partner as they shall mutually determine.

              (b) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to the Partner or assignee (including by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner.

              (c) It is intended that all distributions made to Partners hereunder shall properly take into account the relative balances of their Capital Accounts. Thus, the foregoing shall be modified, if, as, and to the extent necessary to assure that distributions made do properly take into account such relative Capital Accounts.


                                  ARTICLE VII

                           STATUS OF LIMITED PARTNERS

     7.01 Liability.

              (a) Each Limited Partnership Unit when purchased and paid for in full by a Limited Partner shall be fully paid and non-assessable, and no Limited Partner shall be obligated to provide any contribution to the capital other than as specified in Section 5.01 hereof. A Limited Partner shall not be bound by, nor be personally liable for, the expenses, liabilities, or obligations of the Partnership except to the extent provided for in subsection
(b) immediately following and Section 5.01 hereof, and where a Limited Partner participates in the control of the business of the Partnership (as such phrase is used under the Act).

              (b) The capital contribution of a Limited Partner and his share of distributed and undistributed profits, proceeds, or funds of the Partnership shall be subject to the risks of the Partnership and subject to the claims of its creditors.

     7.02 Defaults. All Units subscribed for upon transfer of funds from a subscriber's account (or receipt of a check) in the subscription amount are issued subject to the collection of the funds represented by such transfer (or check). In the event that a transfer (or check) of a subscriber is not honored, the Partnership shall cancel the Units issued to such subscriber in consideration of such dishonored transfer (or check); provided that the General Partner may waive such cancellation upon receipt of what it believes to be reasonable assurances that such transfer (or check) will be honored or replaced by another transfer (or check) which will be honored within 10 business days of original dishonor. Any losses or profits sustained by the Partnership in connection with the Partnership's trading allocable to canceled Units shall be deemed an increase or decrease in Adjusted Asset Value and allocated as described in Section 6.01. Each subscriber agrees to reimburse the Partnership for any expense or losses incurred in connection with any such cancellation of Units issued to him.

     7.03 Management. A Limited Partner, as such, shall not participate in the control of the business (as such phrase is used under the Act) of the Partnership, or the conduct thereof, and shall have no right or authority to act for or bind the Partnership in any manner whatsoever.

     7.04 Withdrawals. No Limited Partner shall have the right to withdraw
(but the Original Limited Partner shall withdraw as such, and shall be entitled to, a return of his capital contribution, if any, following admission of the investor Limited Partners to the Partnership) or reduce his contribution to the capital of the Partnership except with respect to redemption of Units under
Section 10.02 hereof, or as a result of the dissolution of the Partnership, or as otherwise provided by and in accordance with law. No Limited Partner shall have the right to demand or receive property other than cash in return for his contribution, and no Limited Partner, as such, shall have priority over any other Limited Partner, either as to the return of contributions of capital or as to profits, losses or distributions. Notwithstanding the foregoing, no part of the capital contribution of any Limited Partner shall be withdrawn unless all liabilities of the Partnership (except liabilities to Partners on account of their capital contributions) have been paid or unless the Partnership has assets sufficient to pay the same.

     7.05 Limitation on Right to Indemnification. A Limited Partner shall have no right of, or right to apply for, indemnification pursuant to the terms of this Agreement or otherwise, except where a right of indemnification or right to apply for indemnification is otherwise expressly and unconditionally provided under the Act without regard to the terms of the Agreement.

     7.06 Additional Information. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be deemed by the General Partner to be required or appropriate to open and maintain an account or accounts with commodity brokerage firms for the purpose of trading in futures contracts and options thereon or to comply with federal or state laws or regulations.


                                  ARTICLE VIII

                           STATUS OF GENERAL PARTNER

     8.01 Responsibility. The General Partner shall have exclusive management and control of the business of the Partnership, and make all decisions regarding the management and affairs of the Partnership. However, the General Partner may delegate its power of decision (but not responsibility) in whole or in part to any person, whether or not such person is a Partner. The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Limited Partners. The Limited Partners shall under no circumstance be deemed to have contracted away the fiduciary obligations owed to them by the General Partner under common law.

     8.02 Rights and Powers. Subject to the limitations herein, the General Partner shall have the right, power and authority to do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out the provisions of this Agreement in a manner consistent with the objectives of the Partnership or under law, including:



              (a)     to select and limit individual subscriptions for Units;

              (b)     to execute this Limited Partnership Agreement;

              (c)     to open bank accounts;

              (d) to engage in the speculative trading of the Partnership's assets;

              (e) to engage such persons, firms or entities, including (except as set forth in Article XV) the General Partner, the Commodity Broker and any Affiliated Person, as the General Partner in its sole judgement shall deem advisable for the conduct and operation of the business of the Partnership, and to determine the compensation of such persons, firms, or entities, including an agreement to share profits and losses from the Partnership's trading operations; provided, that no such compensation arrangements shall allow any Commodity Broker, trading advisor or manager to receive any brokerage fees, or incentive or management compensation from the Partnership which circumvents the provisions of this Agreement or which is in excess of the amount described in the prospectus utilized in connection with the offering of the Units;

              (f) to make or refrain from making, in its sole discretion, the election contemplated by Section 754 of the Code on behalf of the Partnership, and to determine how to classify items of income, gain, expense or profit for federal or state income tax purposes on the Partnership tax returns and the Form K-1s (or any successor form) transmitted to the Limited Partners;

              (g) to execute a customer agreement between the Partnership and the Commodity Broker;

              (h) to execute selling agreements related to the sale of Units and to take all such actions necessary or convenient with respect thereto;

              (i) to agree to indemnify trading advisors and managers, commodity and forward brokers and others providing services on behalf of the Partnership;

              (j) to pay or authorize the payment of, distributions to the Partners and expenses of the Partnership, such as brokerage commissions, legal and accounting fees, and registration and other fees of governmental agencies; and

              (k) to invest or direct the investment of funds of the Partnership not being utilized as cash margin deposits.

     8.03 Limitations. Notwithstanding any other provision herein, the General Partner shall not:

              (a) take any action which shall have a materially adverse effect upon the Partnership;

              (b) commingle assets of the Partnership with assets of any other entity; provided, however, the deposit of assets with a commodity broker, clearinghouse or forward merchant or entering into joint ventures or partnerships shall not constitute commingling for these purposes;

              (c) fail to conform to the Partnership's trading policies as set forth in the prospectus utilized in connection with the sale of Units, or as subsequently amended thereafter;

              (d) receive any rebates or give-ups or participate in any reciprocal business arrangements which would circumvent the provisions of the Guidelines for the Registration of Commodity Pool Programs promulgated by the North American Securities Administrators Association, Inc., or Article XV; and

              (e) cause the Partnership to fail the "qualifying income" tests of Sections 7704 (c) and (d) of the Code.

     8.04 Time Devoted to Business. The General Partner shall devote such time to the Partnership business as it, in its sole discretion, shall deem to be necessary to supervise the Partnership business and affairs in an efficient manner.

     8.05  Scope of Liability and Indemnity.

     (a) Standard of Liability for the General Partner. The General Partner and its Affiliated Persons shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction by the General Partner or its Affiliated Persons if the General Partner, in good faith, determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliated Persons.

     (b)      Indemnification of the General Partner by the Partnership.

              (1) The General Partner and its Affiliated Persons shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement in any claims sustained by them in connection with the Partnership; provided that such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliated Persons and has been determined in good faith by the General Partner or its Affiliated Persons to be in the best interests of the Partnership; and further provided that Affiliated Persons of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliated Persons in performing the duties of the General Partner and acting wholly within the scope of the authority of the General Partner. Notwithstanding the above, the General Partner and its Affiliated Persons and any person acting as a Selling Agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

              (2) In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division and the Pennsylvania Securities Commission and any other applicable regulatory authority with respect to the issue of indemnification for securities law violations.

              (3) The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

              (4) Advances from Partnership funds to a General Partner and its Affiliated Persons for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited. Advances from Partnership funds to a General Partner and its Affiliated Persons for legal expenses and other costs incurred as a result of legal action will be made only if the following conditions are satisfied: (i) the legal action relates to the performance of duties or services by the General Partner or its Affiliated Persons on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner; and (iii) the General Partner or its Affiliated Persons undertake to repay the advanced funds, with interest from the initial date of such advance, to the Partnership in cases in which they would not be entitled to indemnification under this Section 8.05(b).

              (5) In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliated Person than that permitted pursuant to Regulation 950 CMR 13.305 of the Commonwealth of Massachusetts or contemplated by the Guidelines for the Registration of Commodity Pool Programs promulgated by the North American Securities Administrators Association, Inc., in each case as in effect on the date of this Agreement.

              (6)    In no event shall any indemnification permitted by this
Section 8.05(b) be made by the Partnership unless all provisions herein for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Partnership receive a determination of independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Partnership hereunder shall be made only as provided in the specific case.

              (7) In no event shall indemnification obligations of the Partnership under this Section 8.05(b) subject a Limited Partner to any liability in excess of that contemplated by Section 7.01.

     (c) Indemnification of the Partnership by the Partners. In the event the Partnership is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or otherwise incurs any loss or expense as a result of or in connection with any Partner's activities, obligations or liabilities unrelated to the Partnership's business, such Partner shall indemnify and reimburse the Partnership against all losses, damages or expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Partnership in connection with such action, suit or proceeding.

     8.06  Compensation and Reimbursement.

              (a) Compensation. The General Partner shall be entitled to receive as compensation:

                      (1) The Management Allocation and the Incentive Allocation; and

                      (2) The Sales Commission with respect to Units sold during the Continuous Offering;

                      (3)      The Redemption Fees; and

                      (4) Reimbursement from the Commodity Broker for organizational and offering expenses in connection with the Initial Offering Period.

Except for the foregoing, and except for its interest in income, gains, expenses, losses and cash distributions, the General Partner shall not be entitled to any compensation for its services to the Partnership other than as permitted by subparagraph (b) following and Section 15.01.

              (b) Reimbursements. The General Partner shall be entitled to reimburse itself out of Partnership assets or cause the Partnership to pay directly for all reasonable costs, and expenses (including extraordinary expenses) incurred by it directly to third parties on behalf of the Partnership in connection with or by reason of doing those things which, in its sole judgment, are necessary, proper, or desirable to carry out the provisions of this Agreement, including postage and other expenses related to communications with Limited Partners, reimbursements to the Tax Matters Partner pursuant to
Section 8.07(e) hereof, and the fees and disbursements of counsel, auditors or other professionals employed by the General Partner and/or the Partnership incurred in connection with or related to any of the foregoing. Reimbursement for the above-mentioned expenses, except for those expenses relating to the actual cost of legal and audit services and extraordinary expenses, shall not exceed 2% of the Partnership's Average Net Asset Value, determined annually. If necessary, the General Partner shall reimburse the Partnership, no less frequently than quarterly, for the amount by which such aggregate fees and expenses (excluding the actual cost of legal and audit services and extraordinary expenses) paid by the Partnership exceed 1/6th of 1% of Partnership Net Asset Value per month (not to exceed 2% annually). If reimbursement is required or extraordinary expenses are incurred, the General Partner shall include in the Partnership's next regular report to the Partners a discussion of the circumstances or events which resulted in the reimbursement or extraordinary expenses. However, none of the General Partner's "overhead" expenses incurred in connection with the administration of the Partnership (including, but not limited to, salaries, rent and travel expenses) shall be charged to the Partnership.

     8.07  Tax Matters Partner.

              (a) The General Partner shall be the "Tax Matters Partner", hereinafter the "TMP", for all administrative and judicial proceedings for the assessment and collection of tax deficiencies and for the refund of tax overpayments arising out of a Partner's distributive share of items of income, deduction, credit and/or of any other Partnership item allocated to the Partners affecting any Partner's tax liability.

              (b) The TMP shall promptly notify all Partners of any administrative or judicial proceeding pending before the Service involving any Partnership item and the progress of any such proceeding. Such notice shall be in compliance with such regulations as are issued by the Treasury Department.

              (c) The TMP shall have all the powers provided for in Sections 6223 through 6231 of the Code, including the specific power to extend the statute of limitations with respect to any matter which is attributable to any Partnership item or affecting any item pending before the Service, and to select the forum to litigate any tax issue or liability arising from Partnership items.

              (d) The General Partner may resign his position as TMP by giving thirty (30) days' written notice to all Partners. The General Partner having the largest or next largest interest in the profits of the Partnership at the close of the taxable year immediately preceding such resignation shall become the successor TMP with all the rights and duties as provided for herein; provided, however, should the General Partner transfer its interest as a General Partner, such transferee or successor in interest shall become the TMP.

              (e) The TMP shall be entitled to reimbursement for any and all reasonable expenses incurred with respect to any administrative and/or judicial proceedings affecting the Partnership.


     8.08 Managing General Partner. RANDELL COMMODITY CORPORATION is hereby designated as the Managing General Partner, and except as otherwise specifically required under the terms of this Agreement, it is intended that in such capacity as Managing General Partner, RANDELL COMMODITY CORPORATION shall have primary responsibility for carrying out the duties and exercising the powers and discretion herein granted to the General Partner. Any determination made or act done by the Managing General Partner alone, and any agreement, document or instrument made or executed for or in the name of Partnership by the Managing General Partner, alone and without the joinder of any other Partner, shall be as binding and as effective, and shall bind the applicable entity as fully and completely, as if all General Partners had joined therein.


                                   ARTICLE IX

                          COVENANTS OF GENERAL PARTNER

     9.01 Tax Classification. The General Partner covenants and agrees that it will use its best efforts to meet all future requirements set by Congress, any agency of the federal government or the courts necessary to insure that the Partnership will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation.

     9.02  Records, Books of Accounts and Reports to Limited Partners .

              (a) True and complete records and books of account of the business of the Partnership, in which shall be entered fully and accurately all Partnership transactions, shall be kept at the Principal Office of the Partnership. Such books, together with a certified copy of the Certificate of Limited Partnership, this Agreement, and a list of the names and addresses of all Partners and the number of Units owned, shall be open to inspection, and copy and mailing (at his expense), by any then existing Partner or his representatives at any reasonable time during business hours. Upon written request, the General Partner will mail a list of the names and addresses of all the Limited Partners for the cost of postage and duplication. The Partnership books and records shall be kept using the calendar year in accordance with generally accepted accounting principles consistently applied on the accrual basis. The Partnership shall maintain and preserve for at least six years all books and records, and all records necessary to determine Limited Partner suitability.

              (b) The Partnership books will be audited annually by independent certified public accounts. The Partnership will cause each Partner to receive by March 15 of each succeeding year an annual report containing audited financial statements of the Partnership for the fiscal year then ended and such other information as the CFTC may from time to time require, and such tax information as is necessary for Partners to complete their respective federal income tax returns. The General Partner shall timely report or cause to be reported to the Limited Partners or regulatory authority any such information as required to comply with 17 C.F.R. ss.4.22, or as otherwise required by the CFTC or other regulatory authority. The General Partner shall compute Adjusted Asset Value on a daily basis, and shall furnish the respective Net Asset Value per Unit to each Limited Partner upon request.

     9.03 Bank Accounts and Other Assets. All funds of the Partnership not invested shall be deposited in its name in such bank accounts or bank certificates or instruments as the General Partner elects. Withdrawals therefrom shall be made upon such signature or signatures as the General Partner may designate. The General Partner shall have the fiduciary responsibility for the safekeeping of all funds and assets of the Partnership, whether or not in its immediate possession or control and shall not employ, or permit another person or entity to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.

     9.04 Tax Returns. The General Partner shall cause income tax returns for the Partnership to be prepared and filed with the appropriate authorities on a timely basis.

     9.05 Brokerage Fees. The General Partner will make an annual review of the commodity brokerage arrangements applicable to the Partnership. The Partnership's commission rates will be effected at competitive rates. Notice shall be sent to each Limited Partner within seven business days from the date of any material change related to the brokerage commissions paid by the Partnership, and such notice shall include a description of any material effect such changes may have on the interests of the Limited Partners, the Limited Partners' voting rights, and their redemption rights pursuant to Section 10.02.

     9.06 Incentive Fees and Other Compensation. The General Partner shall notify each Limited Partner within seven business days from the date of any material change in any contract with a trading advisor, including any change in trading advisors, or any modification in connection with the method of calculating any incentive fee. The General Partner also shall notify each Limited Partner within seven business days from the date of any material change in the compensation of any other party. Such notice shall include a description of any material effect such changes may have on the interests of the Limited Partners, the Limited Partners' voting rights, and their redemption rights pursuant to Section 10.02.



                                   ARTICLE X

                        TRANSFER AND REDEMPTION OF UNITS

     10.01 General Prohibition on Transfer. Units may not be freely transferred. No Partner shall have the right or power to assign, transfer, encumber, or otherwise dispose of all or any of his Units except in accordance with this Article X, and no other purported assignment, transfer, encumbrance or other disposition shall be effective for any purpose.

     Each transfer of a Unit shall require strict compliance with the following requirements:

              (a) prior to the consummation thereof, all assignees and/or transferees with respect thereto shall have delivered to the Partnership a writing making all of the representations set out in the agreement governing subscriptions for Units and shall have executed an appropriate power of attorney;

              (b) the Partnership is provided with an opinion of its counsel, or of other counsel satisfactory to its counsel, whose opinion shall be satisfactory in form and substance to the Partnership's counsel, stating that such assignment, transfer, encumbrance or other disposition is exempt from registration under the Securities Act of 1933 and is permissible under all applicable federal and state securities laws without registration or qualification of any security or any person; however, such opinion of counsel will not be at the expense of the Assigning Limited Partner;

              (c) such assignment, transfer, encumbrance or other disposition would not (in the opinion of the Partnership's legal counsel) result in the termination of the Partnership's status as a partnership for purposes of the then applicable provisions of the Code;

              (d) such assignment, transfer, encumbrance or other disposition is to a person who is not a minor or incompetent, and consists of all Units owned by the transferor; provided, however, except for transfers or assignments by gift, inheritance, intrafamily transfers and assignments, family dissolutions, and transfers and assignments to Affiliates, if fewer than all Units are being transferred or assigned, no transfer or assignment will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor would, by reason of such transfer or assignment, own fewer than the minimum number of Units required in an initial purchase, as described in the Prospectus relating to the offering of the Units;

              (e) the fully executed and acknowledged written instrument of assignment (the terms of which must be consistent with the provisions of this Agreement and satisfactory to the General Partner in form and substance) is filed with the Partnership and sets forth the intention of the Partner making such assignment (the "Assigning Partner") that the assignee become a substituted Limited Partner in his place;

              (f) the Certificate of Limited Partnership (if required under the Act) and this Agreement are amended to reflect such assignment and substitution;

              (g) each Assigning Limited Partner and assignee shall execute and acknowledge such instruments, in form and substance satisfactory to the General Partner, as the General Partner shall reasonably deem necessary or desirable to effectuate such admission and to confirm the agreement of the assignee to be bound by all the terms and provisions of this Agreement with respect to the Unit(s) acquired;

              (h) all expenses, including attorneys' fees, incurred by the Partnership in this connection, are paid by such substituted Limited Partner; and

              (i) the General Partner consents thereto in writing, which consent may be withheld for any reason.

Any transfer of Units which is permitted hereunder shall be effective as of the first day of the month succeeding the month in which the General Partner receives at least 30 days prior written notice of such transfer.

     10.02  Redemption.

              (a) A Limited Partner (or any assignee thereof) may cause the Partnership to redeem any or all of his Units at the end of any calendar quarter on 10 days written notice to the General Partner; provided that a Limited Partner shall not be entitled to redeem any Unit until after 6 full months from the time such Unit was purchased. Units which have been redeemed may not be resold by the Partnership. Except in the case of a redemption of all Units owned by a Limited Partner, or in the discretion of the General Partner, no redemptions may be made of fractions of Units. Redemptions shall be effective as of the calendar end of the quarter (the "Redemption Date") during which the General Partner has received 10 days prior written notice of redemption in the form attached hereto as Exhibit B; provided that no redemption shall be effective unless or until all liabilities, contingent or otherwise, of the Partnership, except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Partnership sufficient to pay them. Upon redemption, a Limited Partner (or any assignee thereof) shall receive, per Unit redeemed, an amount equal the Redemption Net Asset Value per Unit thereof as of the Redemption Date, less any amount owing by such Partner (and his assignee, if any) to the Partnership. Units redeemed on or prior to the end of the 6th, 9th and 12th full calendar month after the purchase of such Units shall be charged a 4%, 3%, and 2% redemption fee, respectively (the "Redemption Fee"), not to exceed 5% of the gross purchase price (e.g., without reduction for the Sales Commission) of such Units. These redemption charges shall be paid to the Managing General Partner. If redemption is requested by an assignee, all amounts owed to the Partnership by the Partner to whom such Unit was sold as well as all amounts owed by all assignees of such Unit shall be deducted from the Redemption Net Asset Value of such Unit upon redemption by any assignee. An assignee shall not be entitled to redemption until the General Partner has received written notice of the assignment, transfer or disposition under which the assignee claims an interest in the Unit to be redeemed and shall have no claim against the Partnership or the General Partner with respect to distributions or amounts paid on redemption of Units prior to the receipt by the General Partner of such notice. Payment will be made within 15 business days after the Redemption Date, except that, under special circumstances, including, but not limited to, the inability of the Partnership to liquidate commodity positions as of such Redemption Date or default or delay in payments due the Partnership from commodity brokers, banks or other persons, the Partnership may delay payment to Partners requesting redemption of Units of the proportionate part of the Redemption Net Asset Value of the Units represented by the sums which are the subject of such default or delay.

              (b) If at the close of business (as determined by the General Partner) on any day, the Average Net Asset Value per Unit has decreased to 50% or less of the highest Average Net Asset Value per Unit at which Units have been purchased, after adjusting downward for all distributions, the Partnership will liquidate all open positions as expeditiously as possible and suspend trading. Within 7 business days after such decline, the General Partner shall declare a Special Redemption Date, and mail notice of such date to each Limited Partner and assignee of Units of whom it has received written notice as described above (of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed), together with instructions as to the procedure such Limited Partner or assignee must follow to have his interest (only entire, not partial interests may be so redeemed unless otherwise determined by the General Partner) in the Partnership redeemed on such date. Such Special Redemption Date, if declared, shall be a business day within 30 business days from the date of such decline. Upon redemption pursuant to a Special Redemption Date, a Partner or any other assignee of whom the General Partner has received written notice as described above, shall receive from the Partnership an amount equal to the Redemption Net Asset Value per Unit of his interest in the Partnership, determined as of the close of business (as determined by the General Partner) on such Special Redemption Date. After such Special Redemption Date, the Partnership may resume trading. If the General Partner declares a Special Redemption Date, and the Partnership thereafter resumes trading, subsequent Special Redemption Dates shall occur if the Average Net Asset Value per Unit has decreased to 50% or less of the highest Average Net Asset Value per Unit at which Units have been purchased since the previous Special Redemption Date (or the Average Net Asset Value Per Unit at such previous Special Redemption Date, if higher), after adjusting downward for all distributions. The General Partner may at any time and in its discretion declare a Special Redemption Date should the General Partner determine that it is in the best interests of the Partnership to do so. The General Partner may also, in its discretion, declare additional regular redemption dates for Units and permit Limited Partners to redeem at other than quarter-ends.

              (c) The General Partner may, in its sole discretion, redeem any Units if it considers doing so to be desirable for the protection of the Partnership or its Partners. Any such redemption may be effected upon ten days notice as to part (from time to time) or all of any Limited Partner's or assignee's interest in the Partnership. If any redemption under this Section 10.02(c) is effected at other than the end of a calendar month or quarter, the Redemption Net Asset Value per Unit shall not be reduced for any Management or Incentive Allocation that would have been allocable to such Units as if the redemption was effected at the end of a month or quarter.

     10.03 Designation of Substituted Limited Partners. Upon compliance with all of the conditions set forth in Section 10.01 hereof, the General Partner will appoint an assignee or transferee (whether such assignee or transferee has acquired his interest by virtue of a voluntary assignment, an involuntary transfer or a transfer by operation of law) of the Unit(s) of an assigning Partner to be and become a substituted Limited Partner in the Partnership entitled to all the rights and benefits of the Assigning Partner under this Agreement.

     10.04  Effect of Assignment.

              (a) In the event a vote of the Limited Partners shall be taken pursuant to this Agreement for any reason, an assignee will not be entitled to vote with respect to any Unit(s) assigned to him in respect of which the assignee has not become a substituted Limited Partner.

              (b) To the extent specified in the assignment, an assignee of any Unit(s), subject to Section 6.01(d), will be entitled to receive and/or be credited with his share, from and after the effective date of such written assignment, of income, gains, expenses, losses and cash distributions allocable or distributable in respect to the Unit(s) assigned.

     10.05 Death, Incapacity or Bankruptcy of Limited Partner. The death, legal incapacity or bankruptcy of a Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to receive and/or be credited with his share of Profits, Losses and cash distributions allocable or distributable in respect of his Unit(s) and his right to assign Units shall, on the happening of such an event, devolve on his authorized representative, or in the event of the death of one whose Units are held in joint tenancy, pass to the surviving joint tenant(s), subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. However, in no event (except upon compliance with Section 10.01) shall such authorized representative thereby become a substituted Limited Partner.


                                   ARTICLE XI

                               POWER OF ATTORNEY

     11.01 Designation. The Limited Partners, jointly and severally, hereby irrevocably constitute and appoint each General Partner, and their respective duly authorized officers and general partners, severally, as their true and lawful attorney-in-fact, in their name, place and stead to make, execute, sign, acknowledge, record and file, on behalf of them and on behalf of the Partnership, the following:

              (a) A Certificate of Limited Partnership, a Certificate of Doing Business Under an Assumed Name, and any other certificates or instruments which may be required to be filed by the Partnership or any of the Partners under the laws of the State of Tennessee and any other jurisdiction the laws of which may be applicable;

              (b) A Certificate of Cancellation of the Partnership and such other instruments as may be deemed necessary or desirable by the General Partner upon the termination of the Partnership;

              (c) Subject to the other provisions of this Agreement, amendments to this Agreement;

              (d) Any and all amendments of the instruments described in subparagraphs (a), (b) and (c) above, provided such amendments are either required by law to be filed, or are consistent with this Agreement (including, without limitation, any amendments admitting or substituting holders of Units as Limited Partners), or have been authorized by the particular Limited Partner or Limited Partners; and

              (e) Customer agreements (including amendments thereto) with any Commodity Broker;

              (f) Selling agreements (including amendments thereto) with Selling Agents;

              (g) Advisory or management contracts (including amendments thereto) with trading advisors and managers for the Partnership; and

              (h) Subject to the other provisions of this Agreement, documents necessary to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Partnership.

     11.02  Special Provisions.  The foregoing grant of authority:

              (a) Shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of his Units for the purpose of enabling the General Partner to execute, acknowledge and file an amended Limited Partnership Certificate;

              (b) Is a special power of attorney coupled with an interest, is irrevocable and shall survive the death or incapacity of the Limited Partner granting the power;

              (c) May be exercised by any General Partner or any successor General Partner on behalf of each Limited Partner by a facsimile signature or by listing all of the Limited Partners executing any instrument with a single signature as attorney-in-fact for all of them; and

              (d) Shall in no way cause a Limited Partner to be liable in any manner for the acts or omissions of the General Partner or any successor General Partner and is granted only to permit any General Partner or his representatives to carry out the provisions of this Agreement.


                                  ARTICLE XII

                          CESSATION OF GENERAL PARTNER

     12.01 Cessation. A person shall cease to be a General Partner upon the transfer of its entire interest in the Partnership pursuant to Section 12.02 hereof, upon its withdrawal in accordance with Section 12.03 hereof, upon its removal pursuant to Section 12.04 hereof, upon its death, incapacity or bankruptcy, or upon the occurrence of any other event specified in the Act. Except as provided in Section 12.03 (relating to withdrawal), Section 12.04 (relating to removal) and Section 12.07 (relating to bankruptcy), upon the occurrence of any of the foregoing events, such person or its transferee shall have the right to receive distributions and allocations with respect to its Partnership interest, shall be treated as the transferee of a Limited Partner, and shall have the right to become a Substituted Limited Partner with the consent of the remaining General Partners (if there is no remaining General Partner, then with the consent of any General Partners elected pursuant to
Section 12.06 hereof).

     12.02 Transfer. The interest of a General Partner, as such, in the Partnership shall not be transferable to any other person except upon consent of a simple majority in interest of all Limited Partners. Such interest may be pledged, hypothecated or otherwise encumbered, subject to the provisions hereof.

     12.03 Withdrawal. Any General Partner may withdraw from the Partnership without thereby incurring any liability to the Partnership or to any Partner, upon giving 120 days prior notice to the Partnership and other Partners, so long as:

              (a) if after such withdrawal there would remain at least one General Partner, and such withdrawal would not in the opinion of the Partnership's legal counsel result in the Partnership's ceasing to be treated as a partnership for purposes of the then applicable provisions of the Code; or

              (b) if after such withdrawal there would be no remaining General Partner, and

                     (i) within 90 days of such notice all of the Limited Partners shall have elected in writing (A) to continue the Partnership, and (B) another person or entity to succeed such withdrawing General Partner (or Partners) pursuant to Section 12.06 (hereinafter "Successor General Partner"), and this Agreement and the Certificate of Limited Partnership are properly amended to reflect this result; and

                      (ii) such withdrawal would not in the opinion of the Partnership's legal counsel result in the Partnership's ceasing to be treated as a partnership for purposes of the then applicable provisions of the Code.

In the event of withdrawal of a General Partner, the withdrawn General Partner shall be entitled to a redemption of its general partnership interest at its Unit-equivalent basis (computed pursuant to Section 6.01(b)), and payment of all amounts due under Section 8.06, as of the end of the calendar quarter following such withdrawal. Any withdrawn General Partner must pay all expenses incurred by the Partnership as a result of its withdrawal.

     12.04  Removal.

              (a) General. A simple majority in interest of all Limited Partners may elect to remove any General Partner if:

                     (i) There is no remaining General Partner, a Successor General Partner is elected within ninety days thereafter pursuant to Section 12.06, and this Agreement and the Certificate of Limited Partnership are properly amended to effect this result; and

                     (ii) The removed General Partner shall be entitled to a redemption of its general partnership interest at its Unit-equivalent basis (computed pursuant to Section 6.01(b)), and payment of all amounts due under
Section 8.06, as of the end of the calendar quarter following such removal; and

                     (iii) Such removal would not (in the opinion of the Partnership's legal counsel) result in the Partnership's ceasing to be treated as a partnership for purposes of the then applicable provision of the Code; and

                     (iv) The Successor General Partner assumes the removed General Partner's obligations to the Partnership for claims arising prior to removal and agrees to indemnify the removed General Partner for such claims in a form satisfactory to the removed General Partner.

              (b) Termination of Interest. If a General Partner is removed on the basis of fraud (as determined by a court of competent jurisdiction) his interest in the Partnership as a General Partner shall terminate and he shall not be entitled to any compensation therefor from the Partnership, any of the Partners, or from any other person or entity.

              (c) Subsequent Events. No removed General Partner shall be liable to the remaining Partners for causes of action or events occurring after the termination of such General Partner's former status.

     12.05 Partnership Continues. In the event any person ceases to be a General Partner pursuant to Section 12.01 hereof (other than the last remaining or sole General Partner), all Limited Partners hereby consent that any remaining General Partners shall have the right and power to continue the Partnership and its business without dissolution, any last remaining or sole General Partner hereby agrees to continue the Partnership and its business without dissolution for a reasonable time.

     12.06 Election of New General Partners. In the event any person ceases to be a General Partner pursuant to Section 12.01 hereof, and as a consequence thereof the Partnership has no General Partner, the Partnership shall dissolve unless within 90 days thereafter the Limited Partners shall elect a Successor General Partner and agree in writing to continue the business of the Partnership. The election of a new General Partner shall require (a) an affirmative vote of a simple majority in interest of the Limited Partners (or such greater percentage as may be required pursuant to the Act, as determined by an opinion of counsel to the Partnership) if the former General Partner ceased to be a General Partner by reason of removal under Section 12.04, or (b) an affirmative vote of all of the Limited Partners, if the former General Partner ceased to be a General Partner for any other reason.

     12.07 Surrender of Interest. The interest of any bankrupt General Partner shall be surrendered to the Partnership.

                                  ARTICLE XIII

                          DISSOLUTION AND TERMINATION

     13.01 Dissolution of Partnership. The Partnership shall be dissolved upon the happening of any of the following events:

              (a)  Expiration of its term;

              (b) By vote of the Limited Partners holding Units representing a simple majority in interest of the Units;

              (c) The failure of any person or corporation to qualify as a Successor General Partner within 90 days after the last remaining General Partner ceases, for any reason, to be a General Partner;

              (d) By any event which makes it unlawful for the business, as conducted by the Partnership, to be continued;

              (e) Upon disposition of all or substantially all of the Partnership's assets and distribution of the proceeds; or

              (f) Any other event which, under the laws of the State of Tennessee, would cause its dissolution.

     13.02 Termination. A reasonable time as determined by the General
Partner, not to exceed eighteen months, shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of all liabilities to the creditors so as to enable the General Partner to minimize any losses attendant upon liquidation. Each of the Partners shall be furnished with a statement prepared by the Partnership's certified public accountant, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation and the manner in which the assets of the Partnership are to be distributed. Upon the General Partner' complying with the foregoing distribution plan, the Limited Partners shall cease to be such and the General Partner shall execute, acknowledge, and cause to be filed, a Certificate of Cancellation of the Partnership, provided, however, the Limited Partners hereby agree to join in executing such document, if such joinder is required or is requested by the General Partner.

     13.03 Distribution Upon Dissolution. Upon dissolution and termination of the Partnership, the General Partner (or in the event the dissolution is caused by the cessation of the last remaining General Partner, such person as a majority in interest of the Limited Partners shall designate as a liquidating trustee) shall make or cause to be made a full accounting of the Partnership assets and liabilities, and shall liquidate all open positions as expeditiously as possible and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

              (a) To the payment of creditors (including the General Partner to the extent provided in Section 8.06 hereof), in the order of priority as provided by law, except any claims of creditors whose obligations will be assumed or otherwise transferred on the liquidation of the Partnership assets;

              (b) To the setting up of any reserves which the General Partner deem reasonably necessary for any contingencies or unforeseen liabilities or obligations of the Partnership. Such reserves shall be paid over by the General Partner to a bank or an attorney-at-law as escrow agent to be held for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies. At the expiration of such period as the General Partner shall deem advisable, the escrow agent shall distribute the balance thereof in the manner and order as provided in this Section; and

              (c) To the Partners in accordance with the positive balances of their respective Capital Accounts, as adjusted pursuant to Section 5.04 hereof. In the event the proceeds are less than the total of the Capital Accounts of the Partners, said proceeds shall be distributed among the Partners based on the ratio that each Partner's individual Capital Account (as adjusted) bears to the total Capital Accounts of all Partners.

     13.04 Possibility of Economic Loss. The Partners acknowledge and agree that if the Partnership should be dissolved and wound up without the Partnership realizing sufficient gain on the sale of its assets for the Partners to recoup the prior losses allocated to them, the amount of such losses will reduce the amount of distributions to which the Partners will be entitled on the liquidation of the Partnership.

                                  ARTICLE XIV

                                   AMENDMENTS

     14.01 Permitted Amendments. This Agreement may be amended by the General Partner, without any approval of the Limited Partners being required, in order to:

              (a) change the name or the principal place of business of the Partnership;

              (b) subject to Articles X and XII, substitute and admit a Partner;

              (c)    change the name or residence of any Partner;

              (d) add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners;

              (e) cure any ambiguity, or correct or supplement any provision herein which may be inconsistent with any other provision herein;

              (f) delete or add any provision of this Agreement required to be so deleted or added by any state, federal, or national official in the United States or in any other Country, which addition or deletion is deemed by such official to be for the benefit or protection of the Limited Partners;

              (g) delete or add any provision of or to this Agreement required to be deleted or added by the Staff of the Securities Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor to the Act, or to comply with applicable law;

              (h) comply with the provisions of the Act, as amended, and any successor statute, as well as the laws of any other state or country;

              (i) subject to the provisions of Section 5.06 hereof, increase the number of Units to a maximum of 500,000; and

              (j) amend, upon notice to all Limited Partners, the provisions of Article VI and any other applicable provision of this Agreement to the minimum extent necessary to take account any amendment to Sections 704 or 7704 of the Code or the Regulations thereunder or any judicial or administrative interpretation thereof.

Except as otherwise provided herein, and except for amendments affecting the liabilities, obligations, rights, powers, interests or compensation of General Partner (which, except as provided in Section 14.01(d), shall be made only with the consent of all Limited Partners), Limited Partners holding Units representing a simple majority in interest may act to amend this Agreement (including any amendment constituting a material change in the basic investment policies or structure of the Partnership) in the manner set forth in Article XVI to the extent permitted by Tennessee law.

     14.02 Prohibited Amendments. Notwithstanding any provision herein to the contrary, no amendment shall without the consent of all Partners:

              (a)     change the Partnership to a general partnership;

              (b)     change the term of the Partnership;

              (c) change the liabilities, obligations, rights, powers, interests or compensation of the General Partner (except as set forth in Section 14.01(d) hereof) or the limited liability of the Limited Partners;

              (d)    change the interest of any class of Partners;

              (e) permit Limited Partners, as such, to share in the control or management of the Partnership's business;

              (f)    change the provisions of Article X or Article XII hereof;
or

              (g) change the provisions hereof in any manner which would result in the Partnership ceasing to be treated as a partnership, or the Partnership being taxable as a corporation, for purposes of the then applicable provisions of the Code.


                                   ARTICLE XV

                       CONTRACTS WITH AFFILIATED PERSONS

     15.01 General. The Partnership may acquire property or services from, and have other transactions with, persons or entities who are Partners or Affiliated Persons, subject to the following conditions:

              (a) Any transaction, other than routine clerical, administrative, accounting, legal and miscellaneous services which are on the whole not material in amount between the Partnership and Affiliated Persons is prohibited. Any such routine clerical, administrative, accounting, legal and miscellaneous services shall be provided at cost, limited to the extent of ss.8.06(b), and fully disclosed in writing in advance to all Partners and shall be on terms comparable and competitive with those which may be obtained from unaffiliated persons. The Affiliated Persons must be engaged in the business of rendering such services, independently of the Partnership as an ordinary and ongoing business. Any such transaction must be pursuant to a written contract which precisely describes the transaction, which does not cover a period in excess of one year, and which may be canceled without penalty by a majority in interest of the Limited Partners on 60 days' written notice, except for the compensation and reimbursements payable to the General Partner pursuant to
Section 8.06 hereof. The General Partner and its Affiliated Persons shall be prohibited from providing unspecified services to the Partnership without first specifying such services in writing in advance in the manner set forth in this
Section 15.01(a).

              (b) The Partnership shall make no loans to any Partner or Affiliated Persons.

              (c) No property shall be purchased, directly or indirectly, from any General Partner or Affiliated Person.

              (d) On any loans made to the Partnership by a General Partner, the General Partner will not receive any interest or other financing charges or fees in excess its interest costs or of the amounts which would be charged at and during the time of the loan by unrelated lending institutions on comparable loans for the same purpose in the same locality as such General Partner, and no prepayment charges or penalties shall be imposed on the Partnership. No General Partner will charge a finder's or placement fee for loans or other financing secured for the Partnership from other sources.

     15.02 Limitation on Affiliated Person. An Affiliated Person shall have no right or authority to represent or bind the Partnership in connection with the terms, interpretation, enforcement or any other matter related to any agreement between the Partnership and such Affiliated Person. All rights and powers of the Partnership with respect to such agreement shall be exercised on its behalf solely by the General Partner.

                                  ARTICLE XVI

                   MEETINGS OF AND ACTION BY LIMITED PARTNERS

     16.01 Notice of Meetings. Meetings of the Limited Partners to vote upon such matters as Limited Partners are authorized to act herein may be called at any time by the General Partner or by Limited Partners having more than 10 per cent of the voting power of the Limited Partners by delivering written notice of such call to the General Partner. Within 10 days after the call of a meeting, the General Partner shall cause notice to be given to the Limited Partners entitled to vote on such matters that a meeting will be held at a time and place fixed by the General Partner which is not less than 30 nor more than 60 days after the call of the meeting. If the General Partner fails to give such notice, then the Limited Partners calling the meeting may give notice of the meeting and fix the time and place thereof. Meetings of Limited Partners shall be held in Memphis, Tennessee, at the time and place designated by the persons calling the meeting.

     16.02 Quorum, Adjournment. Any Limited Partners' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of Limited Partners having a majority of the voting power of the Limited Partners attending the meeting, but in the absence of a quorum no other business may be transacted at such meeting.

     16.03 Proxy, Telephone Attendance. There shall be deemed to be a quorum at any meeting of the Limited Partners at which Limited Partners holding Limited Partnership Units representing a majority in interest are present in person, by telephone or by proxy. Any Limited Partner may attend the meeting in person, by telephone or by proxy.

     16.04 Voting. The voting power of a Limited Partner on any matter shall be equal to the number of Units owned by him.

     16.05 Written Consent. Any action which may be taken by vote may be taken on written consent without a meeting of the Partnership being held or called upon written consent of Limited Partners holding the same number of Units in the Partnership as would have been required had such meeting been held. For purposes of obtaining a written consent under this Agreement, the General Partner may require a written response by a Limited Partner within a specified time, but not less than 30 days after the date of such notice. In such event, if the Limited Partner does not respond within the stated time period, the Limited Partner shall be deemed to have abstained from the matter specified in the written consent.


                                  ARTICLE XVII

                               OUTSIDE ACTIVITIES

     Any of the Partners (and any of the officers, directors, shareholders or affiliates of any Partner which is a corporation and any partner of a Partner which is a partnership), General or Limited, may engage in or possess any interest in other business venture of any kind, independently or with others, including but not limited to the ownership, financing, leasing, operating management, syndication, brokerage or development of real property. The fact that a Partner may encounter opportunities to purchase, otherwise acquire, lease, sell or otherwise dispose of real or personal property and may take advantage of such opportunities himself or introduce such opportunities to entities in which he has or has not any interest, shall not subject such Partner to liability to the Partnership or any of the other Partners on account of the lost opportunity. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the Partnership relationship created hereby in or to such ventures, or to the income or profits derived therefrom, and the pursuit of such ventures, even though competitive with the business of the Partnership, shall not be deemed wrongful or improper.

                                 ARTICLE XVIII

                                 MISCELLANEOUS

     18.01 Addresses and Notices. The addresses for each Limited Partner for all purposes shall be the address stated after his name on the subscription agreement executed by him, or such other address of which the General Partner has received written notice. Unless written notice is given to all Limited Partners, the address of the General Partner shall be the same as that of the principal office of the Partnership set forth in
Section 2.03 hereof. Any notice, demand or request required or permitted to be given or made hereunder shall be in writing and shall be deemed given or made when delivered or sent by certified or registered mail, return receipt requested, to each Partner at such address.

     18.02 Captions. Section titles or captions contained in this Agreement are inserted for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provision hereof.

     18.03 Entire Agreement. This Agreement constitutes the entire agreement among the parties; it supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than pursuant to Article XIV hereof.

     18.04 Tax Elections. All elections required or permitted to be made by the Partnership under applicable tax laws shall be made by the General Partner in its sole discretion.

     18.05 Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws (excluding conflict of laws provisions) of the State of Tennessee.

     18.06 Binding Effect. Except as herein otherwise provided, this Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, heirs, administrators, executors, successors and assigns.

     18.07 Identification. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter.

     18.08 Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby and shall continue to be binding and in force.

     18.09 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page, and this Agreement may be executed by the affixing of the signature of each of the Partners to one of such counterpart signature pages; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

     IN WITNESS WHEREOF, the Partners have executed this Agreement as of the day and year first hereinabove set forth.


AS ORIGINAL LIMITED PARTNER:     AS GENERAL PARTNER:

                                        RANDELTA CAPITAL PARTNERS, L.P.,
                                        General Partner

/s/ Marty Morgan                        By: DELTA INTERNATIONAL, INC.,
----------------------                  General Partner
Marty Morgan


                                        By: /s/ John W. McArtor
                                            ---------------------------
                                            John W. McArtor.,
                                                President


                                        RANDELL COMMODITY CORPORATION,
                                                 General Partner


                                        By: /s/ Frank L. Watson, Jr.
                                            ---------------------------
                                            Frank L. Watson, Jr.,
                                                 Chairman

                                   SCHEDULE A
                                       TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                                CERES FUND, L.P.



 NAME AND ADDRESS                       INITIAL CAPITAL           NO. OF
OF LIMITED PARTNERS                       CONTRIBUTION             UNITS
-------------------                       ------------             -----

                                  SCHEDULE "B"
                        TO LIMITED PARTNERSHIP AGREEMENT

                                CERES FUND, L.P.

                             REQUEST FOR REDEMPTION

                                                   _____________, 19__

                                                   -------------------
                                                   Account Number
Ceres Fund, L.P.
c/o RANDELTA CAPITAL PARTNERS, L.P.
889 Ridge Lake Boulevard, Suite 320
Memphis, Tennessee 38120

Dear Sirs:

     I hereby request redemption, as defined in and subject to all of the terms and conditions of the Limited Partnership Agreement of Ceres Fund, L.P. (the "Partnership"), of _________________ (insert number of Units to be redeemed)* of my Units of Limited Partnership Interest in the Partnership. Redemption shall be effective as of the last day of the month ending at least 10 days after receipt of this Request by the General Partner. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of the Units of Limited Partnership Interest of the Partnership to which this Request relates, with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. My signature has been guaranteed by a commercial bank or by a member of the National Association of Securities Dealers, Inc., other than a sole proprietor.


--------------------------------------------
                   Name

--------------------------------------------
                  Street

--------------------------------------------
     City              State       Zip

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

--------------------------------------------

--------------------------------------------
              Signature(s)
PARTNERSHIP, TRUST OR CORPORATE PARTNER

--------------------------------------------
              Name of Entity

By:_________________________________________
   Partner, Trustee or authorized officer

Signature(s) guaranteed by:

--------------------------------------------
THIS REQUEST MUST BE MAILED TO THE PARTNERSHIP'S OFFICE BY REGISTERED MAIL

                                  EXHIBIT "B"

                                CERES FUND, L.P.

                             REQUEST FOR REDEMPTION

                                                     _____________, 19__

                                                     -------------------
                                                     Account Number
Ceres Fund, L.P.
c/o RANDELTA CAPITAL PARTNERS, L.P.
889 Ridge Lake Boulevard, Suite 320
Memphis, Tennessee 38120

Dear Sirs:

     I hereby request redemption, as defined in and subject to all of the terms and conditions of the Limited Partnership Agreement of Ceres Fund, L.P. (the "Partnership"), of _________________ (insert number of Units to be redeemed)* of my Units of Limited Partnership Interest in the Partnership. Redemption shall be effective as of the last day of the month ending at least 10 days after receipt of this Request by the General Partner. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of the Units of Limited Partnership Interest of the Partnership to which this Request relates, with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. My signature has been guaranteed by a commercial bank or by a member of the National Association of Securities Dealers, Inc., other than a sole proprietor.


--------------------------------------------
                   Name

--------------------------------------------
                  Street

--------------------------------------------
     City               State       Zip

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

--------------------------------------------

--------------------------------------------
              Signature(s)
PARTNERSHIP, TRUST OR CORPORATE PARTNER

--------------------------------------------
              Name of Entity

By:_________________________________________
   Partner, Trustee or authorized officer

Signature(s) guaranteed by:

--------------------------------------------

THIS REQUEST MUST BE MAILED TO THE PARTNERSHIP'S OFFICE BY REGISTERED MAIL

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and Financial Statement Schedules.

(a)  Exhibits

(1) Form of Selling Agreement Among the Partnership,Refco, Inc. and Selling Agents is incorporated by reference to Exhibit (1) to the Post-Effective Amendment No. 4 to the Registration Statement of the Partnership dated June 30, 1994 (SEC File No. 33-37802.)

(2)(b) Agreement of Limited Partnership of the Partnership is incorporated by reference to Exhibit (2)(b) to the Post-Effective Amendment No. 1 to the Registration Statement of the Partnership dated April 26, 1991 (SEC File No. 33-37802)

(5) Opinion of Waring Cox is incorporated by reference to Exhibit 5 to the Post-Effective Amendment No. 1 to the Registration Statement of the Partnership dated April 26, 1991 (SEC File No. 33-37802.)

(10)(a) Amendment No. 1 to the Management Agreement among the Partnership, Randell Commodity Corporation and Delta International, Inc. is incorporated by reference to Exhibit 10(a) to the Post-Effective Amendment No. 4 to the Registration Statement of the Partnership dated June 15, 1994 (SEC File No. 33-37802)

(23)(a)  Consent of accountants for the Partnership.

(23)(c)  See Exhibit 5.


(b)      Financial Statement Schedules

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment No. 10 of the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on November 11, 1999.

CERES FUND, L.P.


By:      RANDELL COMMODITY CORPORATION,
         Managing General Partner


By:     /s/ Frank L. Watson, Jr.
   -------------------------------------
         Frank L. Watson, Jr.,
         Chairman and Sole Director